Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-192577,
333-192577-01 and 333-192577-02

The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. This prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated March 3, 2015

Prospectus Supplement to Prospectus dated March [—], 2015

Cabela’s Credit Card Master Note Trust

Issuing Entity

WFB Funding, LLC	World’s Foremost Bank
Depositor	Originator, Sponsor, Bank and Servicer
$375,000,000 Series 2015-I Asset-Backed Notes

	Class A-1 Notes	Class A-2 Notes
Principal amount	$318,750,000(1)
Interest rate	[—]% per year	One-month LIBOR plus [—]% per year
Interest payment dates	monthly on the 15th, beginning May 15, 2015	Monthly on the 15th, beginning May 15, 2015
Expected principal payment date	March 16, 2020	March 16, 2020
Final maturity date	March 15, 2023	March 15, 2023
Price to public	$[—] (or [—]%)	$[—] (or [—]%)
Underwriting discount	$[—] (or [—]%)	$[—] (or [—]%)
Proceeds to issuing entity	$[—] (or [—]%)	$[—] (or [—]%)

(1)	The allocation of the principal amount between the Class A-1 notes and the Class A-2 notes will be determined on the day of pricing.

The issuing entity will also issue $30,000,000 Class B notes, $15,937,000 Class C notes and $10,313,000 Class D notes as part of Series 2015-I. Only the Class A-1 notes and Class A-2 notes are offered hereby.

The issuing entity may offer and sell Series 2015-I notes having an aggregate initial principal amount that is either greater or less than the amount shown above. In that event, the initial principal amount of each Class of notes will be proportionately increased or decreased.

Each class of notes benefits from credit enhancement in the form of subordination of any junior classes of notes and amounts available in the cash collateral account and, primarily for the benefit of the Class C notes and the Class D notes, amounts available in the spread account.

The notes will be paid from the issuing entity’s assets consisting primarily of a Series 2004-1 certificate issued by the Cabela’s Master Credit Card Trust. The primary assets of the Cabela’s Master Credit Card Trust consist of receivables in a portfolio of VISA® (and, potentially if issued in the future, other payment networks) revolving credit card accounts owned by World’s Foremost Bank.

We expect to issue your series of notes in book-entry form on or about March 16, 2015.

You should consider carefully the risk factors beginning on page S-19 in this prospectus supplement and page 2 in the prospectus.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The notes are obligations of Cabela’s Credit Card Master Note Trust only and are not obligations of WFB Funding, LLC, World’s Foremost Bank or any other person.

This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters of the Class A-1 and Class A-2 notes

RBC Capital Markets	BofA Merrill Lynch

Wells Fargo Securities

March [—], 2015

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We (WFB Funding, LLC) provide information to you about the notes in two separate documents: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (b) this prospectus supplement, which describes the specific terms of your series of notes.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

Certain Volcker Rule Considerations

Cabela’s Credit Card Master Note Trust is not now, and immediately following the issuance of the Series 2015-I notes pursuant to the indenture will not be, a “covered fund” for purposes of regulations adopted under Section 13 of the Bank Holding Company Act of 1956 (the “BHCA”), commonly known as the “Volcker Rule.” In reaching this conclusion, although other statutory or regulatory exemptions under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and under the Volcker Rule and its related regulations may be available, we have relied on the determinations that:

•	Cabela’s Credit Card Master Note Trust may rely on the exemption from registration under the Investment Company Act provided by Rule 3a-7 thereunder, and, accordingly

•	Cabela’s Credit Card Master Note Trust may rely on the exemption from the definition of a covered fund under the Volcker Rule made available to entities that do not rely solely on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act for their exemption from registration under the Investment Company Act.

i

ii

Summary of Terms

Issuing Entity:	Cabela’s Credit Card Master Note Trust

Depositor/Securitizer:	WFB Funding, LLC

Originator, Sponsor, Bank and Servicer:	World’s Foremost Bank

Indenture Trustee:	U.S. Bank National Association

Owner Trustee:	Wells Fargo Delaware Trust Company, National Association

Expected Closing Date:	On or about March 16, 2015

Clearance and Settlement:	DTC/Clearstream/Euroclear

Denominations:	$1,000 and in integral multiples of $1,000

Servicing Fee Rate:	2% per annum

Initial Allocation Amount:	$375,000,000

Primary Assets of the Issuing Entity:	An interest in receivables originated in VISA® (and, potentially if issued in the future, other payment networks) revolving credit card accounts owned by World’s Foremost Bank.

Offered Notes:	The Class A-1 and Class A-2 notes are offered by this prospectus supplement and the accompanying prospectus.

Series 2015-I
Class		Amount		% of Series 2015-I Notes
Class A-1 notes Class A-2 notes	}	$318,750,000	[1]	85.00%

Class B notes[2]		$30,000,000		8.00%
Class C notes[2]		$15,937,000		4.25%
Class D notes[2]		$10,313,000		2.75%

Total		$375,000,000		100.00%

[1]	The allocation of the principal amount between the Class A-1 notes and the Class A-2 notes will be determined on the day of pricing.
[2]	The Class B notes, Class C notes and Class D notes are not offered hereby.

Offered Notes

	Class A-1	Class A-2

Initial Note Principal Balance:	$318,750,000(1)

Anticipated Ratings:	We expect each class of the offered notes to receive credit ratings from at least two nationally recognized statistical rating organizations hired by us to rate the offered notes, each a “Hired Agency” and, collectively, the “Hired Agencies.”

Credit Enhancement:	subordination of Class B, Class C and Class D notes, and amounts available in the cash collateral account

Interest Rate:	[—]% per year	one-month LIBOR plus [•]% per year

Interest Accrual Method:	30/360	actual/360

Distribution Dates:	15th day of each month, or if that day is not a business day, the next business day

First Distribution Date:	May 15, 2015	May 15, 2015

Interest Rate Index Reset Date:	N/A	2 London business days before each distribution date

Commencement of Accumulation Period (subject to adjustment):	March 1, 2019	March 1, 2019

Expected Principal Payment Date:	March 16, 2020	March 16, 2020

Final Maturity Date:	March 15, 2023	March 15, 2023

ERISA Eligibility:	Yes, subject to important considerations described under “ERISA Considerations” in the accompanying prospectus.

Debt for United States Federal Income Tax Purposes:	Yes, subject to important considerations described under “United States Federal Income Tax Consequences” in the accompanying prospectus.

(1)	The allocation of the principal amount between the Class A-1 notes and the Class A-2 notes will be determined on the day of pricing.

Structural Summary

This summary is a simplified presentation of the major structural components of Series 2015-I. It does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

Cardholders
World's Foremost Bank
(Originator, Sponsor, Bank and Servicer)
Receivables
WFB Funding, LLC
(Depositor)
Receivables
Cabela's Master Credit
Card Trust
Series 2004-1
certificate
Cabela's Credit Card
Master Note Trust
(Issuing Entity)
Series 2015-I Notes
Other Series of Notes

The Issuing Entity

The notes will be issued by Cabela’s Credit Card Master Note Trust, a Delaware statutory trust, which is referred to in this prospectus supplement as the issuing entity. The notes will be issued under an indenture supplement to an indenture, each between the issuing entity and the indenture trustee.

The indenture trustee is U.S. Bank National Association.

Collateral for the Notes

The Series 2015-I notes will be secured by a pledge of the Series 2004-1 certificate, which represents a beneficial interest in a pool of receivables that arise under World’s Foremost Bank’s VISA® (and, potentially if issued in the future, other payment networks) revolving credit card accounts. The amount of your series’ claim on the receivables, which we refer to as the allocation amount, will initially equal $375,000,000.

The bank has designated a portion of the eligible accounts from its portfolio of credit card accounts and has transferred the receivables in those accounts either directly to Cabela’s Master Credit Card Trust or to us. We have, in turn, transferred the receivables sold to us by the bank to Cabela’s Master Credit Card Trust. We refer to the accounts that have been designated as trust accounts as the trust portfolio. We sometimes refer to Cabela’s Master Credit Card Trust as the “master trust.” The master trust has issued a Series 2004-1 certificate representing an interest in the receivables and the other assets of the master trust to us. We have transferred that Series 2004-1 certificate to the issuing entity and the Series 2004-1 certificate serves as collateral for the notes.

The receivables in the trust portfolio as of December 31, 2014 were as follows:

•	total receivables: $4,468,683,449.97

•	principal receivables: $4,440,520,165.36

•	finance charge receivables: $28,163,284.61

•	total accounts designated to the trust: 2,959,562

As of December 31, 2014,

•	The accounts designated for the trust portfolio had an average principal receivable balance of approximately $1,500.40 and an average credit limit of approximately $11,698.46.

•	The percentage of the aggregate total receivable balance to the aggregate total credit limit was approximately 12.91%.

•	The weighted average age of the accounts was approximately 86 months.

Addition of Assets to the Trust

When an account has been designated as a trust account, World’s Foremost Bank continues to own the account but we buy all receivables existing at the time of designation or created later and transfer them to the trust. The bank has the option to designate additional accounts, which must meet the criteria for eligible accounts described in the definition of “Eligible Account” in the “Glossary of Terms for Prospectus” in the accompanying prospectus, to be included as trust accounts from time to time. If the volume of additional accounts designated exceeds specified periodic limitations, then additional new accounts can only be designated if the Rating Agency Condition is satisfied.

See “Cabela’s Master Credit Card Trust—Addition of Master Trust Assets” in the accompanying prospectus for a more detailed description of these and other limitations on our ability to designate additional accounts. In addition, the bank is required to designate additional accounts as trust accounts if the amount of principal receivables held by the trust falls below a specified minimum or if the average transferor’s interest falls below a specified minimum transferor’s interest for any monthly period, as more fully described in “Cabela’s Master Credit Card Trust—Addition of Master Trust Assets” in the accompanying prospectus.

Removal of Assets from the Trust

Optional Removals

We have the right to remove accounts from the list of designated accounts and to require the reassignment to us or our designee of all receivables in the removed accounts. We may remove accounts and reassign the receivables in the removed accounts to us or our designee provided that, among other things, the removal will not cause a pay out event to occur for any series of investor certificates and the Rating Agency Condition is satisfied. In addition, we must represent and warrant that either: (a) we did not utilize any selection procedures that we believed to be materially adverse to the certificateholders in selecting the removed accounts, or (b) the removed accounts were identified for removal because of third-party cancellation or expiration of an affinity, private-label, agent bank, or other similar arrangement. See “Cabela’s Master Credit Card Trust—Removal of Master Trust Assets” in the accompanying prospectus.

Required Removals

We are required to automatically accept a reassignment of receivables from the trust if either we or the servicer discover that the receivables did not satisfy eligibility requirements in some material respect at the time that we transferred them to the trust, and the ineligibility results in a charge-off or in impairment of the trust’s rights in the receivables or their proceeds. Except under limited circumstances, there will be a 30 day cure period. Similarly, the servicer is required to purchase receivables from the trust if the servicer fails to satisfy any of its obligations in connection with the transferred receivables or trust accounts, and the failure results in a material impairment of the receivables or subjects their proceeds to a conflicting lien. These reassignment and purchase obligations and applicable cure periods are more fully described in “Cabela’s Master Credit Card Trust—Required Removal of Receivables” and “Cabela’s Master Credit Card Trust—Servicer Covenants” in the accompanying prospectus.

Cabela’s Master Credit Card Trust

Cabela’s Master Credit Card Trust is a common law trust formed by the bank in 2001 under a pooling and servicing agreement that has been amended and may in the future be amended from time to time. The February 2003 amendment among other things, designated us as transferor in replacement of the bank. The bank has transferred some of the credit card receivables directly to the master trust under the pooling and servicing agreement prior to its amendment, and we have transferred the receivables sold to us by the bank under a receivables purchase agreement to the master trust under the amended pooling and servicing agreement.

The trustee for the master trust is U.S. Bank National Association.

The Series 2004-1 certificate will be the primary source of funds for the payment of principal and interest on the Series 2015-I notes. On the expected issuance date of the Series 2015-I notes, the Series 2004-1 certificate will be the only outstanding series of investor certificates issued by the master trust. At any time when no series of investor certificates issued by the master trust is outstanding, other than the Series 2004-1 certificate held by the issuing entity, we may cause the master trust to terminate, at which time the receivables will be transferred to the issuing entity and held directly by the issuing entity as collateral for the notes.

We refer to the entity—either the master trust or the issuing entity—that holds the receivables at any given time as the trust.

Other Claims on the Receivables

Other Series of Notes

The issuing entity has issued other series of variable funding notes and term notes and may issue other series of notes from time to time in the future. A summary of the series of notes expected to be outstanding on the closing date is in “Annex I: Other Securities Outstanding” included at the end of this prospectus supplement. Neither you nor any other noteholder will have the right to consent to the issuance of future series of variable funding notes or term notes.

No new series of variable funding notes or term notes may be issued unless we satisfy the conditions described in “Description of the Notes—New Issuances of Notes” in the accompanying prospectus, including:

•	the Rating Agency Condition is satisfied;

•	we certify that (1) the issuing entity reasonably believes that the new issuance will not have an adverse effect or result in an early redemption event for any outstanding series of notes, and (2) all conditions precedent to the execution, authentication and delivery of the new series of notes have been satisfied;

•	delivery of an opinion with respect to certain tax matters;

•	the issuing entity delivers to the indenture trustee the related indenture supplement, any enhancement and any enhancement agreement; and

•	on the new issuance day (1) we would not be required to add additional accounts under the pooling and servicing agreement, and (2) the transferor’s interest would at least be equal to the Minimum Transferor’s Interest.

The Transferor’s Interest

We own the interest, called the transferor’s interest, in the receivables and the other assets of the master trust not supporting your series of notes or any other series of notes or investor certificates. The transferor’s interest does not provide credit enhancement for your series of notes, or any other series of notes. We are required to maintain a Minimum Transferor’s Interest, which is calculated as described in “Glossary of Terms for Prospectus.” See, “Cabela’s Master Credit Card Trust—Addition of Master Trust Assets” in the accompanying prospectus for a description of the circumstances on which we will be required to designate additional accounts as trust accounts if the transferor’s interest falls below the Minimum Transferor’s Interest.

Allocations of Collections and Losses

Your notes represent the right to principal and interest payments from a portion of the collections on the receivables. See the diagram on page S-15, which summarizes the application of finance charge collections and principal collections by the servicer. The servicer will also allocate to your series a portion of defaulted receivables and will also allocate a portion of the dilution on the receivables to your series if the dilution is not offset by the amount of the transferor’s interest and we fail to comply with our obligation to reimburse the trust for the dilution. Dilution means any reduction to the principal balances of receivables made by the servicer because of merchandise returns or any other reason except losses or payments. Dilution also includes reductions due to a debt cancellation or reduction program that cannot be recovered from insurance or the program’s reserves.

The portion of collections, defaulted receivables and uncovered dilution allocated to your series will be based mainly upon the ratio of the allocation amount for your series (minus funds then on deposit in the principal funding account) to the sum of the allocation amounts for all outstanding series of notes (minus funds then on deposit in the principal funding account of all outstanding series of notes). The way this ratio is calculated will vary during each of three periods that may apply to your notes:

•	The revolving period, which will begin on the closing date and end when either of the other two periods begins.

•	The accumulation period, which is scheduled to begin on March 1, 2019 and end on February 29, 2020. However, if an early redemption event occurs before the accumulation period begins, there will be no accumulation period and an early redemption period will begin. Unless an early redemption event occurs during the accumulation period, the accumulation period will end upon the Series Termination Date. If an early redemption event occurs during the accumulation period, the accumulation period will end, and an early redemption period will begin. Under some circumstances, the beginning of the accumulation period may be delayed, or if it has already begun, may be suspended. During this delay or upon the suspension of the accumulation period, the revolving period will continue or resume, as appropriate. Throughout the accumulation period we will accumulate collections of principal receivables for later distribution to you.

•	The early redemption period, which will only occur if one or more adverse events, known as early redemption events, occurs and will continue until the Series Termination Date.

For most purposes, the allocation amount (minus funds then on deposit in the principal funding account) used in determining these ratios will be measured as of and will be reset no less frequently than at the end of each month. However, for allocations of principal collections during the accumulation period or the early redemption period, the allocation amount as of the end of the revolving period will be used.

The allocation amount for your series is:

•	the original principal amount of the Series 2015-I notes, minus

•	principal payments on the Series 2015-I notes, minus

•	the amount of any principal collections reallocated to cover interest and servicing payments for your series to the extent not reimbursed from finance charge collections and investment earnings allocated to your series, minus

•	your series’ share of defaults and uncovered dilution to the extent not reimbursed from finance charge collections and investment earnings allocated to your series.

A reduction to the allocation amount because of reallocated principal collections, defaults or uncovered dilution will be reversed to the extent that your series has available finance charge collections and investment earnings available for this purpose in future periods. If a reduction to the allocation amount because of reallocated principal collections or defaults or uncovered dilution is not reversed, not all of the principal for your series of notes may be paid.

Discount Option

Subject to some limitations, we may elect to treat a percentage of the principal receivables in the trust as finance charge receivables for purposes of the allocations described in this prospectus supplement. We may from time to time, and subject to some limitations, increase or reduce or eliminate the percentage used for this purpose. This percentage will initially be zero.

Application of Available Funds

Each month, the issuing entity will apply available funds for the preceding month, together with amounts withdrawn from the spread account and cash collateral account (subject to certain limitations), in the following order of priority:

•	to pay interest on the Class A notes, except that if the amount available is not sufficient to pay all amounts due to the Class A-1 noteholders and the Class A-2 noteholders, then Class A-1 and Class A-2 will each receive their pro rata share (based on the amounts owed) of the amount available;

•	to pay interest on the Class B notes;

•	to pay servicing fees for your series;

•	to pay interest on the Class C notes;

•	to pay interest on the Class D notes;

•	to cover your series’ share of defaulted receivables and uncovered dilution for the prior calendar month;

•	to reinstate any prior reductions in your series allocation amount on account of defaulted receivables, uncovered dilution or reallocated principal collections, in each case that have not been reimbursed;

•	if an event of default has occurred and the maturity of your series of notes has been accelerated, to pay principal on your series of notes;

•	in limited circumstances, to make deposits into a reserve account;

•	to make deposits, if required, into the spread account;

•	to make deposits, if required, into the cash collateral account;

•	to other series that share excess finance charge collections with Series 2015-I; and

•	any remaining balance to us or our assigns.

For a description of how available funds are calculated, see “Description of Series Provisions—Application of Available Funds” in this prospectus supplement. No other series of variable funding notes or term notes currently outstanding or to be issued in the future will be entitled to receive distributions from available funds allocated to Series 2015-I. However, each outstanding series of variable funding notes and term notes indicated on “Annex I—Other Securities Outstanding” will share excess finance charge collections with Series 2015-I, and any other series of variable funding notes or term notes issued in the future may also share excess finance charge collections with Series 2015-I if such other series is included in group I. The above application of available funds is summarized in the diagram on page S-16.

Application of Available Principal Collections

Each month, the issuing entity will apply available principal collections as follows:

Revolving Period

During the revolving period, no principal will be paid or accumulated in a trust account for you.

Accumulation Period

During the accumulation period, available principal collections will be deposited in a trust account, up to a specified controlled deposit amount on each distribution date. Amounts on deposit in that account will be paid, first, to the Class A noteholders until the Class A notes are paid in full, except that if the amount available is not sufficient to pay all amounts due to the Class A-1 noteholders and the Class A-2 noteholders, then Class A-1 and Class A-2 will each receive their pro rata share (based on the amounts owed) of the amount available, then to the Class B noteholders until the Class B notes are paid in full, then to the Class C noteholders until the Class C notes are paid in full, and then to the Class D noteholders until the Class D notes are paid in full, on the expected principal payment date for the notes, unless an early redemption event occurs. If an early redemption event does not occur, the accumulation period will end on the Series Termination Date.

Early Redemption Period

An early redemption period for your series will start if an early redemption event occurs. The early redemption events for your series are described below in this summary under “Description of Series Provisions—Early Redemption Events” in this prospectus supplement and under “Description of the Notes—Early Redemption Events” in the accompanying prospectus. During the early redemption period, available principal collections will be paid monthly—without any limitation based on the controlled deposit amount—first to the Class A noteholders, except that if the amount available is not sufficient to pay all amounts due to the Class A-1 noteholders and the Class A-2 noteholders, then Class A-1 and Class A-2 will each receive their pro rata share (based on the amounts owed) of the amount available, then to the Class B noteholders, then to the Class C noteholders and then to the Class D noteholders, in each case until the Series Termination Date.

Reallocation of Principal Collections

During any of the above periods, available principal collections may be reallocated, if necessary, to make required payments of interest on the Class A notes and the Class B notes, monthly servicing fee payments, and required payments of interest on the Class C notes that are not made from available funds. This reallocation is one of the ways that the more senior classes of notes obtain the benefit of subordination, as described in the next section of this summary. The amount of reallocated principal collections is limited by the amount of available subordination.

Shared Principal Collections

No other series of variable funding notes or term notes currently outstanding or to be issued in the future will be entitled to receive distributions from available principal collections allocated to Series 2015-I. At all times, however, available principal collections that are not needed for payments on your series will first be made available to each outstanding series of variable funding notes and term notes indicated on “Annex I—Other Securities Outstanding” and any other series of variable funding notes or term notes issued in the future that is included in group I, and second, paid to us or our assigns. See “Description of the Notes—Shared Principal Collections” in the accompanying prospectus.

For a description of how available principal collections are calculated, see “Description of Series Provisions—Principal Payments and Deposits” in this prospectus supplement. The above applications of available principal collections are summarized in the diagram on page S-18.

Credit Enhancement

Credit enhancement for your series includes subordination, amounts available in the cash collateral account and, primarily for the Class C noteholders and the Class D noteholders, amounts available in the spread account, each as described below. Credit enhancement for your series is for the benefit of your series only, and you are not entitled to the benefits of credit enhancement available to other series.

Subordination

The Class A-1 notes and Class A-2 notes are pari passu. We refer to the Class A-1 notes and the Class A-2 notes together as the “Class A notes.” Credit enhancement for the Class A notes includes the subordination of the Class B notes, the Class C notes and the Class D notes.

Credit enhancement for the Class B notes includes the subordination of the Class C notes and the Class D notes.

Credit enhancement for the Class C notes includes the subordination of the Class D notes.

Subordination serves as credit enhancement in the following way. The more subordinated, or junior, classes of notes will not receive payment of interest or principal until required payments have been made to the more senior classes. As a result, subordinated classes will absorb any shortfalls in collections or deterioration in the collateral for the notes prior to senior classes.

Spread Account

Credit enhancement is also available to the Class C noteholders and the Class D noteholders in the form of amounts available in the spread account. The spread account initially will not be funded. The issuing entity will make monthly deposits into the spread account from available funds to the extent the spread account is not funded to the required level. The required level will be adjusted based on the performance of the receivables.

If available funds and available principal collections available to the Class C notes and the Class D notes are insufficient to pay the interest and principal due on the Class C notes and the Class D notes, the indenture trustee will use the funds on deposit in the spread account, if any, to make up the shortfall, first to the Class C noteholders and then to the Class D noteholders. Under certain conditions, after the payment of the principal of the Class C notes and the Class D notes in full, the remaining funds on deposit in the spread account, if any, may be used to make up a principal shortfall to the Class A notes, except that if the amount available is not sufficient to pay all amounts due to the Class A-1 noteholders and the Class A-2 noteholders, then Class A-1 and Class A-2 will each receive their pro rata share (based on the amounts owed) of the amount available, and then to the Class B notes, in that order of priority. See “Description of Series Provisions—Spread Account; Required Spread Account Amount” in this prospectus supplement.

Cash Collateral Account

Credit enhancement is available to your series of notes in the form of amounts available in the cash collateral account. If available funds, amounts withdrawn from the spread account and reallocated principal collections are insufficient to pay interest on the Class A notes, Class B notes, Class C notes and Class D notes, as applicable, the indenture trustee will use the funds on deposit in the cash collateral account up to the available cash collateral account amount, if any, to make up the shortfall. See “Description of Series Provisions—Cash Collateral Account” in this prospectus supplement.

In certain circumstances funds on deposit in the cash collateral account will be used to make principal payments on your series of notes. See “Description of Series Provisions—Cash Collateral Account” in this prospectus supplement.

The cash collateral account initially will not be funded. After your series of notes are issued, deposits into the cash collateral account, if required, will be made each month to the extent of available funds up to the required levels as described under “Description of Series Provisions—Cash Collateral Account” in this prospectus supplement.

Early Redemption Events

The issuing entity will begin to repay the principal of the notes before the expected principal payment date if an early redemption event occurs. An early redemption event will occur if the Three-Month Average Excess Spread Percentage for any monthly period is less than zero, which may happen if the finance charge collections on the receivables are too low or if defaults are too high. An early redemption event will also occur if the average of the Monthly Principal Payment Rate for any three consecutive calendar months is less than 15%, which may happen if the principal collections on the receivables are too low.

The other early redemption events are:

•	Our failure, or the failure of the servicer or the issuing entity, to make required payments or deposits or material failure to perform other obligations, subject to applicable grace periods;

•	Material inaccuracies in representations and warranties of the servicer or the issuing entity, subject to applicable grace periods;

•	The indenture trustee fails to have a valid and perfected first priority security interest in any of the assets of the issuing entity that secure the notes;

•	An event of default occurs for the Series 2015-I notes and their final maturity date is accelerated;

•	Any Series 2015-I notes are not paid in full on the expected principal payment date;

•	During any period of 20 consecutive days, the transferor’s interest average over that period is less than 5.0% of the average principal receivables, and we (i) fail to designate sufficient additional accounts, and (ii) fail to transfer receivables from such additional accounts to the trust on or before the tenth business day following such 20-day period;

•	The issuing entity or the master trust is subject to registration as an investment company under the 1940 Act; or

•	The occurrence of a pay out event described under “Cabela’s Master Credit Card Trust—Pay Out Events” in the accompanying prospectus.

See “Description of Series Provisions—Early Redemption Events” in this prospectus supplement for a more detailed description of the early redemption events.

Events of Default

The Series 2015-I notes are subject to events of default described under “The Indenture—Events of Default; Rights upon Event of Default” in the accompanying prospectus. These include, among other things:

•	the failure to pay interest for five days after it is due or to pay principal when it is due on the final maturity date;

•	the default in the performance or observance of any covenant or agreement of the issuing entity under the indenture, or any representation or warranty of the issuing entity in the indenture is incorrect in any material respect as of the time it is made, if such default has a material adverse effect on the noteholders and continues unremedied for a period of 60 days after notice to the issuing entity and us by the indenture trustee or any series enhancer, or to the issuing entity, the indenture trustee and us by noteholders of any outstanding series holding at least fifty percent of the outstanding principal amount of such series; or

•	an event of bankruptcy, insolvency or similar events relating to the issuing entity or the owner of the trust accounts.

In the case of an event of default involving bankruptcy, insolvency or similar events relating to the issuing entity or the owner of the trust accounts, the principal amount of the Series 2015-I notes automatically will become immediately due and payable. If any other event of default occurs and continues with respect to the Series 2015-I notes, the indenture trustee or holders of more than 50% of the then-outstanding principal balance of the Series 2015-I notes may declare the principal amount of the Series 2015-I notes to be immediately due and payable. These declarations may be rescinded by holders of more than 50% of the then-outstanding principal balance of the Series 2015-I notes if the related event of default has been cured, subject to the conditions described under “The Indenture—Events of Default; Rights upon Event of Default” in the accompanying prospectus.

After an event of default and the acceleration of the Series 2015-I notes, collections allocated to Series 2015-I and the series’ share of funds on deposit in the collection account and the excess funding account will be applied to pay principal of and interest on the Series 2015-I notes to the extent permitted by law. If the indenture trustee sells a portion of the Series 2004-1 certificate (subject to certain conditions) or otherwise collects money or property on behalf of the holders of the Series 2015-I notes, that money or property will be applied first to pay any amounts owed to the indenture trustee pursuant to the indenture and then, to make payments on the Series 2015-I notes.

To the extent the indenture trustee sells a portion of the Series 2004-1 certificate, the portion that may be sold by the indenture trustee is limited to an amount equal to the allocation amount of the Series 2015-I notes. Following such sale and the application of the sale proceeds, amounts then held in the collection account, the excess funding account and any series accounts for the Series 2015-I notes and amounts available under any credit enhancement relating to the Series 2015-I notes pursuant to the indenture, the Series 2015-I notes will no longer be entitled to any allocation of collections or other property constituting the collateral of the issuing entity under the indenture.

Amounts in the spread account will be available to pay interest payments on the Class C notes and the Class D notes, and upon the earlier to occur of the final maturity date, the date the outstanding principal balances of Class A notes and Class B notes are reduced to zero or an event of default and acceleration of the Series 2015-I notes, these amounts will be used to fund any shortfall in principal payments on the Class C notes and Class D notes.

If the Series 2015-I notes are accelerated or the issuing entity fails to pay the principal of the Series 2015-I notes on the final maturity date, subject to the conditions described in the accompanying prospectus under “The Indenture—Events of Default; Rights upon Event of Default”, the indenture trustee may, if legally permitted, cause the issuing entity to sell a portion of the Series 2004-1 certificate in an amount equal to the allocation amount for Series 2015-I.

Optional Redemption

At the option of the servicer, we will purchase your notes when the outstanding principal amount for your series has been reduced to 10% or less of the initial principal amount. See “Description of the Notes—Final Payment of Principal” in the accompanying prospectus. The servicer will give the indenture trustee at least thirty days’ prior written notice of the date on which the servicer intends to direct us to make an optional redemption.

The Bank’s Securitization Program

The bank’s securitization program is the primary vehicle through which the bank finances its credit card receivables. As of December 31, 2014, the bank had sponsored 17 series of term notes issued by the issuing entity totaling approximately $5,785,000,000, two series of term notes issued by the master trust totaling approximately $550,000,000, five series of variable funding notes issued by the issuing entity totaling approximately $1,934,000,000 and two series of variable funding notes issued by the master trust totaling $703,700,000.

The table below sets forth the average total receivables balance for the bank’s securitization program, the bank’s non-securitized portfolio and the bank’s total portfolio (including both securitized and non-securitized receivables) during each of the periods shown. Average total receivables outstanding is the average of the total receivables balances (including principal receivables and finance charge receivables) at the end of each day during the period indicated. For purposes of the table below, the percentage of the trust portfolio to total portfolio is based on the average total receivables balance in each of the trust portfolio and the bank’s total portfolio (including both securitized and non-securitized receivables) for each of the periods shown.

Average Total Receivables

(Dollars in Thousands)

	Year Ended December 31,
	2014	2013	2012
Trust Portfolio	$3,902,191	$3,464,007	$3,066,857
Non-Securitized	$35,001	$36,529	$28,924
Total Portfolio	$3,937,192	$3,500,536	$3,095,781
Percentage of trust portfolio to total portfolio	99.11%	98.96%	99.07%

Since the receivables outstanding in the trust portfolio make up a large percentage of the bank’s overall portfolio, the information about the composition of the trust’s receivables in this prospectus supplement provides a good indication of the composition of the bank’s total portfolio.

Servicing and Servicer’s Fee

The servicer for the master trust is World’s Foremost Bank. World’s Foremost Bank, as servicer, receives a fee for its servicing activities. The issuing entity as the holder of the Series 2004-1 certificate pays the certificateholder servicing fee to the servicer for each transfer date in an amount equal to one-twelfth of the product of (a) 2% and (b) the investor interest for Series 2004-1 on the last day of the prior monthly period. The share of the certificateholder servicing fee allocable to Series 2015-I for each transfer date will be equal to the ratio of the average allocation amount for Series 2015-I during the related month to the average allocation amount for all outstanding series of notes for the related month. The servicing fee allocable to Series 2015-I for each transfer date will be paid from your series’ available funds as described in “—Application of Available Funds” above and in “Description of Series Provisions—Application of Available Funds” below.

Tax Status

Subject to important considerations described under “United States Federal Income Tax Consequences” in the accompanying prospectus, Kutak Rock LLP, as special federal tax counsel to the issuing entity, is of the opinion that under existing law the Series 2015-I notes (other than the Class D notes and notes retained by the bank or by a person treated as an entity disregarded as separate from the bank for United States federal income tax purposes) will be characterized as debt for federal income tax purposes and that neither the master trust nor the issuing entity will be classified as an association or constitute a publicly traded partnership taxable as a corporation for United States federal income tax purposes. By your acceptance of a Series 2015-I note, you will agree to treat your Series 2015-I notes as debt for United States federal, state and local income and franchise tax purposes. See “United States Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of United States federal income tax laws.

ERISA Considerations

Subject to important considerations described under “ERISA Considerations” in the accompanying prospectus, the Class A notes are eligible for purchase by persons investing assets of employee benefit plans and retirement accounts, including individual retirement accounts. If you are contemplating purchasing the Series 2015-I notes offered hereunder on behalf of or with plan assets of any plan or retirement account, we suggest that you consult with counsel regarding whether the purchase or holding of such Series 2015-I notes could give rise to a transaction prohibited or not otherwise permissible under Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended, referred to as the

“Code” or other applicable state law. Each purchaser that purchases a note offered hereunder will be deemed to represent and warrant that either (i) it is not acquiring the note with assets of (or on behalf of) a benefit plan or any other plan that is subject to the fiduciary responsibility provisions of Title I of ERISA or Section 4975 of the Code, any entity deemed to hold “plan assets” of either of the foregoing or any plan that is subject to any law that is substantially similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, or (ii) its acquisition, holding and disposition of the note will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a non-exempt violation of any substantially similar applicable law. See “ERISA Considerations” in the accompanying prospectus.

Risk Factors

There are material risks associated with an investment in the Series 2015-I notes, and you should consider the matters set forth under “Risk Factors” beginning on page S-19 below and on page 2 of the accompanying prospectus.

Ratings

Any rating assigned to the notes by a credit rating agency will reflect the rating agency’s assessment solely of the likelihood that noteholders will receive payments of interest when due and the ultimate payment of principal on the final maturity date. A rating does not address the likelihood of payment of principal of a note on its expected principal payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a note, which would be caused by an early redemption event or an event of default. A rating is based primarily on the rating agency’s evaluation of receivables in the trust and the credit enhancement provided. The rating is not a recommendation to purchase, hold or sell any notes. The rating does not constitute a comment as to the marketability of any notes, any market price or suitability for a particular investor. Ratings on the notes are expected to be monitored by the Hired Agencies while the notes are outstanding. Any rating can be changed or withdrawn by a rating agency at any time. In addition, a rating agency not hired by the depositor to rate the notes may provide an unsolicited rating that differs from (or is lower than) the rating on the notes provided by a Hired Agency.

CUSIP/ISIN Numbers of Offered Notes

The Committee on Uniform Securities Identification Procedures (“CUSIP”) numbers and the International Securities Identification Numbers (“ISIN”) assigned to the offered notes will be as follows:

Class	CUSIP	ISIN
Class A-1	126802 DC8	US126802DC89
Class A-2	126802 DD6	US126802DD62

WFB Funding, LLC

Our address is One Cabela Drive, Sidney, Nebraska 69160. Our phone number is (402) 323-5958.

Application of Finance Charge Collections

and Principal Collections Received by World’s Foremost Bank as

Servicer of Cabela’s Master Credit Card Trust

*	As of the date of this prospectus supplement, there are nine outstanding series of term notes and three outstanding series of variable funding notes.

Application of Series 2015-I

Available Funds

*	If the amount available is not sufficient to pay all amounts due to the Class A-1 noteholders and the Class A-2 noteholders, then Class A-1 and Class A-2 will each receive their pro rata share (based on the amount owed) of the amount available.
**	Each outstanding series of variable funding notes and term notes indicated on “Annex I – Other Securities Outstanding” will share excess finance charge collections with Series 2015-I, and any other series of variable funding notes or term notes issued in the future may also share excess finance charge collections with Series 2015-I if such other series is included in group I.

Application of Series 2015-I

Available Principal Collections

*	For release on the earlier of the expected principal payment date or the first distribution date of the early redemption period.

**	If the amount available is not sufficient to pay all amounts due to the Class A-1 noteholders and the Class A-2 noteholders, then Class A-1 and Class A-2 will each receive their pro rata share (based on the amount owed) of the amount available.
***	Each outstanding series of variable funding notes and term notes indicated on “Annex I – Other Securities Outstanding” is a principal sharing series with Series 2015-I, and any other series of variable funding notes or term notes issued in the future may also be a principal sharing series with Series 2015-I if such other series is included in group I.

This prospectus supplement uses defined terms. You can find a glossary of terms under the caption “Glossary of Terms for Prospectus Supplement” beginning on page S-49 in this prospectus supplement and under the caption “Glossary of Terms for Prospectus” beginning on page 88 in the accompanying prospectus.

Risk Factors

In addition to the risk factors described in the accompanying prospectus, you should consider the following risk factors before deciding whether to purchase the Series 2015-I notes.

Adverse events in high concentration states may cause increased defaults and delinquencies that may result in payments on the offered notes being reduced or delayed.

As of December 31, 2014, the largest numbers of cardholders (based on billing addresses) whose accounts were included in the trust portfolio were in Pennsylvania, Minnesota, Texas, Wisconsin and Michigan. Adverse events or economic conditions in those states could adversely affect the collection rate of receivables in the trust, which may result in payments on the offered notes being reduced or delayed.

The ratings for the notes are limited in scope, may not continue to be issued, do not consider the suitability of an investment in notes for you and the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market value of the notes.

A note rating is not a recommendation to buy, sell or hold the notes. A note rating considers only the likelihood that the issuing entity will pay interest on time and will ultimately pay principal in full upon the final maturity date. Ratings on the notes do not address the likelihood of payment of principal of a note on its expected principal payment date or the possibility of an early repayment or acceleration of a note, which would be caused by an early redemption event or an event of default. The ratings do not consider the prices of the notes or their suitability for a particular investor. There is no assurance that a rating will remain for any given period of time. Ratings on the notes may be lowered, qualified or withdrawn at any time after the notes are issued without notice from the issuing entity or us, including as a result of a failure by the sponsor to comply with its obligation to post information provided to the Hired Agencies on a website that is accessible by other rating agencies not hired by us to provide ratings on the notes. None of the sponsor, the issuing entity or us has an obligation to provide additional credit enhancement or to restore the original rating of any notes with respect to which a rating agency changes its rating or withdraws a rating in the future. A rating agency downgrade may reduce the price that a subsequent purchaser will be willing to pay for your notes.

The Hired Agencies have been hired by us to provide ratings on the notes. We note that a rating agency hired by us to rate the notes may have a conflict of interest where, as is the case with the ratings on the notes by the Hired Agencies, we have paid a fee to each Hired Agency for its rating services.

It is possible that other rating agencies not hired by us may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. As of the date of this prospectus supplement, we are not aware of the existence of any unsolicited ratings provided (or to be provided at a future time) by any rating agency not hired to rate this series of notes. However, we cannot assure you that an unsolicited rating will not be issued prior to or after the closing date, and none of the sponsor, us or any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued after the date of this prospectus supplement. Consequently, if you intend to purchase offered notes, you should monitor whether an unsolicited rating of the notes has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies, the liquidity or the market value of your note may be adversely affected.

The SEC adopted credit rating agency reform regulations on August 27, 2014 that, when effective, will impose significant new regulatory requirements on nationally recognized statistical rating organizations, and will change many aspects of the ways nationally recognized statistical rating organizations review and disseminate credit ratings. Market participants are still reviewing the new rules to assess possible impacts on rated obligations such as the notes, including the possibility that rating agency confirmations may be more expensive and more difficult to obtain; or that ratings may be subject to more frequent reviews and revisions that may increase their volatility.

An increase in the initial principal amount of the notes may dilute your voting rights.

The issuing entity may offer and sell notes of your series having an initial principal amount that is greater than the aggregate amount shown on the cover page of this prospectus supplement depending on market conditions and demand for the notes of your series. In that event, although the principal amount of each class of notes of your series will be proportionally increased, the voting rights of your notes will be diluted. Dilution of voting rights decreases your ability to influence actions under the indenture and other transaction documents to the extent such actions are subject to a vote.

If a qualified maturity agreement for the notes terminates prior to the expected principal payment date for the Series 2015-I notes, delays in payment of your notes could occur.

The accumulation period may be suspended if the issuing entity obtains a qualified maturity agreement. The provider of that agreement will agree to deposit in the principal funding account for the related series or class on or before its expected principal payment date an amount equal to the outstanding principal amount of the Series 2015-I notes. The issuing entity may be required to terminate a qualified maturity agreement prior to the expected principal payment date if the institution providing the qualified maturity agreement ceases to be an eligible institution. If a qualified maturity agreement is terminated prior to the expected principal payment date of the Series 2015-I notes and the issuing entity is unable to obtain a substitute qualified maturity agreement, the issuing entity may not be able to accumulate a sufficient amount of principal collections to pay notes in full on the Series 2015-I expected principal payment date.

Receivables Performance

The tables below contain performance information for each of the dates or periods shown for the receivables in the trust portfolio. The actual performance of the receivables in the current trust portfolio may be different from that set forth below.

Delinquency and Loss Experience

The following tables set forth the delinquency and loss experience for cardholder payments on the credit card accounts in the trust portfolio for each of the dates or periods shown. We cannot assure you that actual historical delinquency and loss experience with respect to the receivables in the trust portfolio will be similar to the historical experience set forth below.

For purposes of the following tables:

•	Average Receivables for any period is the average of the total receivables balance (including principal receivables and finance charge receivables) as of the close of business on each day during the period indicated;

•	Average Principal Receivables for any period is the average of the total principal receivables balance as of the close of business on each day during the period indicated;

•	Gross Losses for any period are the total principal charge-offs before recoveries and do not include the amount of any reductions in principal receivables outstanding due to fraud, returned goods, customer disputes, the debt deferral or debt cancellation programs of the bank or other miscellaneous credit adjustments;

•	Recoveries includes recoveries of principal and finance charge receivables and fees, net of out-of-pocket costs of collection;

•	Net Losses equals Gross Losses minus Recoveries; and

•	Annualized figures are not necessarily indicative of results for the entire year.

The following tables include information with respect to each account from the date such account was designated to the trust and do not reflect the delinquency and loss information as if all accounts and the related receivables had been designated throughout each of the periods shown.

Receivables Delinquency Experience

Trust Portfolio

(Dollars in Thousands)

	As of December 31,
	2014		2013		2012
	Receivables	Percentage of Receivables	Receivables	Percentage of Receivables	Receivables	Percentage of Receivables
Receivables	$4,468,683	100.00%	$3,980,274	100.00%	$3,544,349	100.00%
Receivables Delinquent
1 to 29 Days	$63,028	1.41%	$52,259	1.31%	$44,953	1.27%
30 to 59 Days	$11,873	0.27%	$10,531	0.26%	$9,398	0.27%
60 to 89 Days	$8,416	0.19%	$7,820	0.20%	$7,559	0.21%
90 to 119 Days	$7,229	0.16%	$6,651	0.17%	$7,018	0.20%
120 to 149 Days	$2,415	0.05%	$2,160	0.05%	$1,492	0.04%
150 or More Days	$—	0.00%	$—	0.00%	$—	0.00%

TOTAL[1]	$92,961	2.08%	$79,421	2.00%	$70,420	1.99%

[1]	Amounts and percentages may not add up to the total due to rounding.

Account Delinquency Experience

Trust Portfolio

	As of December 31,
	2014		2013		2012
	Active Accounts	Percentage of Active Accounts	Active Accounts	Percentage of Active Accounts	Active Accounts	Percentage of Active Accounts
Total Active Accounts*	1,933,012	100.00%	1,805,358	100.00%	1,646,922	100.00%
Accounts Delinquent
1 to 29 Days	28,409	1.47%	22,964	1.27%	19,262	1.17%
30 to 59 Days	5,573	0.29%	4,083	0.23%	3,386	0.21%
60 to 89 Days	2,751	0.14%	2,417	0.13%	2,263	0.14%
90 to 119 Days	2,260	0.12%	2,021	0.11%	1,902	0.12%
120 to 149 Days	735	0.04%	623	0.03%	458	0.03%
150 or More Days	—	0.00%	—	0.00%	—	0.00%

TOTAL[1]	39,728	2.06%	32,108	1.78%	27,271	1.66%

*	Active Accounts represent those accounts with a non-zero balance.
[1]	Percentages may not add up to the total due to rounding.

Net Loss Experience

Trust Portfolio

(Dollars in Thousands)

	As of December 31,
	2014	2013	2012
Average Receivables	$3,902,191	$3,464,007	$3,066,857
Average Principal Receivables	$3,878,413	$3,443,321	$3,047,405
Gross Losses	$75,512	$71,194	$67,680
Gross Losses as a Percentage of Average Receivables (annualized)	1.94%	2.06%	2.21%
Gross Losses as a Percentage of Average Principal Receivables (annualized)	1.95%	2.07%	2.22%
Recoveries	$15,729	$14,286	$15,275
Net Losses	$59,783	$56,908	$52,405
Net Losses as a Percentage of Average Receivables (annualized)	1.53%	1.64%	1.71%
Net Losses as a Percentage of Average Principal Receivables (annualized)	1.54%	1.65%	1.72%

Interchange

Creditors participating in the VISA and MasterCard associations receive interchange, which are funds paid as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period of time prior to initial billing. Under the VISA and MasterCard systems, a portion of the interchange in connection with cardholder charges for merchandise and services is passed from banks that clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by VISA and MasterCard and are based on the number of credit card transactions and the amount charged per transaction. The bank will be required, pursuant to the terms of the receivables purchase agreement, to transfer to us a percentage of the interchange attributed to cardholder charges for merchandise and services in the trust portfolio. Under the pooling and servicing agreement, we will be required to transfer these amounts to the master trust. VISA and MasterCard may from time to time change the amount of interchange reimbursed to banks issuing their credit cards.

Revenue Experience

The following table sets forth the gross revenues from finance charges and fees on a collected basis and yield from interchange collections allocated to the trust portfolio for each of the periods shown. For purposes of the following table:

•	Average Receivables for any period is the average total receivables balance (including principal receivables and finance charge receivables) as of the close of business on each day during the period indicated;

•	Finance Charges and Fees collected for any period includes monthly periodic finance charge collections, cash advance fees, annual membership fees, late fees and other fees collected during such period;

•	Yield from Finance Charges and Fees collected for any period is calculated by dividing Finance Charges and Fees collected for such period by the Average Receivables for such period; and

•	Yield from Interchange for any period is calculated by dividing interchange received from VISA and MasterCard that has been allocated to the trust portfolio for such period by the Average Receivables for such period.

Revenue Experience

Trust Portfolio

(Dollars in Thousands)

	Year Ended December 31,
	2014	2013	2012
Average Receivables	$3,902,191	$3,464,007	$3,066,857
Finance Charges and Fees	$393,536	$338,276	$306,017
Yield from Finance Charges and Fees (annualized)	10.08%	9.77%	9.98%
Interchange	$356,206	$330,805	$299,778
Yield from Interchange (annualized)	9.13%	9.55%	9.77%
Total Yield (annualized)	19.21%	19.32%	19.75%

The yield on the receivables in the trust portfolio will be affected by numerous factors, including:

•	the monthly periodic finance charges on the receivables and prevailing interchange rates;

•	the amount of the annual cardholder fees (if any) and other fees;

•	changes in the delinquency rate, purchase rate and payment rate on the receivables; and

•	the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges.

Dilution Experience

The following table includes information with respect to reductions in the aggregate amount of principal receivables in the trust portfolio due to dilution. For purposes of the following table:

•	Average Principal Receivables for any period is the average of the principal receivables balance as of the close of business on each day during the period indicated; and

•	Dilution for any period is the amount of any reductions in principal receivables balance due to fraud, returned goods, customer disputes, and the debt deferral or debt cancellation programs of the bank and not recovered from collections from insurance proceeds or reserves funded by fees generated through such programs.

Dilution Experience

(Dollars in Thousands)

	Year Ended December 31,
	2014	2013	2012
Average Principal Receivables	$3,878,413	$3,443,321	$3,047,405
Dilution	$393,282	$353,795	$319,044
Dilution as a Percentage of Average Principal Receivables	10.14%	10.27%	10.47%

The Trust Portfolio

The receivables conveyed to the trust arise in accounts originally selected from the VISA® revolving credit card accounts owned by the bank on the basis of criteria set forth in the pooling and servicing agreement and additional accounts (which may include other payment networks credit card accounts) subsequently designated, in each case, as of the related date of their designation. We have the right (subject to certain limitations and conditions), and in some circumstances are obligated, to designate additional accounts and to transfer to the trust all receivables of such additional accounts, whether such receivables are then existing or thereafter created. Any additional accounts designated to the trust must be eligible accounts as of the date that we designate such accounts as additional accounts. We also have the right, subject to certain limitations and conditions, to cause certain accounts to be designated as removed accounts and to require the trust to reconvey all receivables in those removed accounts to us. Throughout the term of the trust, the accounts from which the receivables arise will be the original designated accounts plus any additional accounts minus any removed accounts.

All accounts will at all times be owned by the bank. We will only be able to designate accounts to the trust and sell the receivables therein to the trust to the extent the bank designates accounts under the receivables purchase agreement and sells the receivables therein to us.

At the close of business on December 31, 2014:

•	the trust portfolio included $4,440,520,165.36 of principal receivables and $28,163,284.61 of finance charge receivables;

•	the accounts included in the trust portfolio had an average principal receivable balance of approximately $1,500.40 and an average credit limit of approximately $11,698.46;

•	the weighted average age of the accounts included in the trust portfolio was approximately 86 months;

•	with respect to the accounts in the trust portfolio that made a payment during December 2014, 7.59% of such accounts made minimum payments as of their respective latest statement date, in each case based on the minimum payment reflected in the prior month’s statement;

•	with respect to the accounts in the trust portfolio that made a payment during December 2014, 37.03% of such accounts made full payments as of their respective latest statement date, in each case based on the outstanding balance reflected in the prior month’s statement;

•	with respect to the trust portfolio, the percentage of the aggregate total receivable balance to the aggregate total credit limit was 12.91%; and

•	cardholders whose accounts were included in the trust portfolio had billing addresses in all 50 states, the District of Columbia and certain U.S. territories.

The following tables describe the trust portfolio by various criteria at the end of the day on December 31, 2014. Please note that percentages in the tables in this section may not add up to 100% due to rounding. References to “Receivables” include both finance charge receivables and principal receivables. Because the future composition of the trust portfolio will change over time, these tables are not necessarily indicative of the composition of the trust portfolio at any subsequent time.

Composition by Account Balance Range

Trust Portfolio as of December 31, 2014

Account Balance Range	Number of Accounts	Percentage of Number of Accounts	Receivables	Percentage of Receivables
No Balance/Credit Balance	1,073,276	36.26%	$(8,738,651.78)	-0.20%
$0.01 – $500.00	568,581	19.21%	$121,883,085.00	2.73%
$500.01 – $1,000.00	292,403	9.88%	$216,052,252.87	4.83%
$1,000.01 – $1,500.00	183,888	6.21%	$228,055,752.08	5.10%
$1,500.01 – $5,000.00	586,530	19.82%	$1,683,500,229.05	37.67%
$5,000.01 – $10,000.00	193,389	6.53%	$1,339,437,301.00	29.97%
Greater than $10,000.00	61,495	2.08%	$888,493,418.75	19.88%

TOTAL	2,959,562	100.00%	$4,468,683,449.97	100.00%

Composition by Credit Limit Range

Trust Portfolio as of December 31, 2014

Credit Limit Range	Number of Accounts	Percentage of Number of Accounts	Receivables	Percentage of Receivables
$0.01 – $500.00	79,756	2.69%	$15,734,719.71	0.35%
$500.01 – $1,000.00	110,517	3.73%	$49,322,934.90	1.10%
$1,000.01 – $1,500.00	52,687	1.78%	$34,803,408.61	0.78%
$1,500.01 – $5,000.00	506,700	17.12%	$686,278,489.99	15.36%
$5,000.01 – $10,000.00	764,188	25.82%	$1,091,950,970.98	24.44%
Greater than $10,000.00	1,445,714	48.85%	$2,590,592,925.78	57.97%

TOTAL	2,959,562	100.00%	$4,468,683,449.97	100.00%

Composition by Account Age Range

Trust Portfolio as of December 31, 2014

Account Age Range	Number of Accounts	Percentage of Number of Accounts	Receivables	Percentage of Receivables
6 months or less	240,944	8.14%	$171,392,610.81	3.84%
7 through 12 months	204,684	6.92%	$169,034,776.90	3.78%
13 through 24 months	444,129	15.01%	$414,290,116.15	9.27%
25 through 36 months	307,418	10.39%	$364,774,813.84	8.16%
37 through 48 months	247,244	8.35%	$344,823,090.67	7.72%
49 through 60 months	189,763	6.41%	$284,888,223.80	6.38%
Greater than 60 months	1,325,380	44.78%	$2,719,479,817.80	60.86%

TOTAL	2,959,562	100.00%	$4,468,683,449.97	100.00%

Composition by Billing Address

Trust Portfolio as of December 31, 2014

Billing Address	Number of Accounts	Percentage of Number of Accounts	Receivables	Percentage of Receivables
Pennsylvania	242,691	8.20%	$382,359,830.63	8.56%
Minnesota	174,816	5.91%	$275,610,941.20	6.17%
Texas	168,147	5.68%	$261,136,205.36	5.84%
Wisconsin	158,413	5.35%	$231,858,933.48	5.19%
Michigan	154,044	5.20%	$240,197,397.72	5.38%
Washington	114,168	3.86%	$149,900,562.30	3.35%
Illinois	113,787	3.84%	$149,032,167.26	3.34%
Ohio	106,497	3.60%	$155,831,196.08	3.49%
California	103,433	3.49%	$161,085,316.07	3.60%
Nebraska	97,489	3.29%	$161,117,499.63	3.61%
Missouri	93,769	3.17%	$129,840,470.57	2.91%
Colorado	90,805	3.07%	$145,511,570.98	3.26%
New York	86,506	2.92%	$127,993,650.36	2.86%
Kansas	81,373	2.75%	$126,645,353.58	2.83%
Iowa	74,165	2.51%	$109,678,415.24	2.45%
Idaho	64,972	2.20%	$92,342,141.69	2.07%
Oregon	60,765	2.05%	$79,569,479.57	1.78%
South Dakota	60,341	2.04%	$95,985,912.99	2.15%
Arizona	59,818	2.02%	$77,222,440.11	1.73%
Indiana	54,306	1.83%	$81,811,098.51	1.83%
Utah	50,222	1.70%	$85,672,594.59	1.92%
West Virginia	49,343	1.67%	$75,146,968.40	1.68%
Montana	47,669	1.61%	$72,053,630.99	1.61%
Connecticut	46,496	1.57%	$64,076,324.75	1.43%
Other	605,527	20.46%	$937,003,347.91	20.97%

Total	2,959,562	100.00%	$4,468,683,449.97	100.00%

No other location individually accounts for more than 1.55% of the number of accounts or 1.66% of the receivables. Because the largest number of cardholders (based on billing address) whose accounts were included in the trust portfolio as of December 31, 2014 were in Pennsylvania, Minnesota, Texas, Wisconsin and Michigan, adverse changes in the economic conditions in these areas could have a more significant impact on the timing and amount of payments on the offered notes.

As of December 31, 2014 approximately 99.98% of the credit card receivables in the trust portfolio represented obligations of cardholders with billing addresses in the United States.

FICO® Scores

The bank also uses the FICO® score of the applicant as a factor in its initial underwriting decisions. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. However, the applicant’s FICO® score is only one of many factors used by the bank at the time of account origination to determine the credit risk of the applicant. Therefore, when originating accounts, the bank supplements FICO® scores with additional underwriting criteria. See “The Bank’s Credit Card Activities—Marketing and Underwriting” in the accompanying prospectus.

Beginning three months after the date that a new account is originated, the bank refreshes the FICO® scores of each accountholder approximately every other month during the year. The bank refreshes the FICO® scores of its riskier account holders on a monthly basis. FICO® scores may change over time, depending on the conduct of the accountholder and changes in credit score technology. In addition, FICO® scores are based on independent third-party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables in the trust portfolio. For information regarding the historical performance of the receivables in the total portfolio, see “Receivables Performance” above.

In the following table, Receivables are determined as of December 31, 2014 and a majority of the FICO® scores are determined during the month of December 2014. The remaining FICO® scores in the following table were determined during the month of origination for accounts originated during the preceding three months. References to “Receivables” include both finance charge receivables and principal receivables. Because the future composition of the trust portfolio may change over time, this table is not necessarily indicative of the composition of the trust portfolio at any specific time in the future.

Composition by Current FICO® Score Range

Trust Portfolio as of December 31, 2014

Current FICO® Score Range	Receivables	Percentage of Receivables
No Score	$8,585,302.68	0.19%
Less than or equal to 599	$58,057,444.57	1.30%
600-659	$244,267,650.13	5.47%
660-719	$942,840,950.92	21.10%
720 and over	$3,214,932,101.67	71.94%

Total	$4,468,683,449.97	100.00%

Review of Pool Asset Disclosure

In connection with the offering of the notes, the depositor has performed a review of the receivables in the trust portfolio and the disclosure required to be included in this prospectus supplement and the accompanying prospectus relating to the receivables by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects. The depositor determined the nature, extent and timing of the review and any level of assistance provided by any third party service providers. The nature, extent and timing of the review does not change if any series of notes is in a funding period. The depositor has ultimate authority and control over, and assumes all responsibility for the review and any related findings and conclusions. The depositor attributes all findings and conclusions of this review to itself.

Review of Qualitative Disclosure

The Rule 193 Information consisting of factual information relating to all of the receivables in the trust portfolio, not a sample, was reviewed and approved by those officers and employees of the bank, the depositor and their affiliates who are knowledgeable about such factual information. Counsel to the depositor and its affiliates reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents. The depositor, officers of the bank and its affiliates also consulted with internal regulatory personnel and counsel with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

Review of Information Relating to the Historical Performance and Current Composition of the Receivables

With respect to the statistical information relating to historical performance and current composition of the receivables in the trust portfolio in this prospectus supplement, employees of the bank populated the statistical information using information obtained from a third-party credit card loan processing system and the bank’s data warehouse. The bank, on behalf of the depositor, engaged an independent service provider to compare the statistical information against the information obtained from the third-party credit card loan processing system and the bank’s data warehouse. The independent service provider conducted these comparisons using information and procedures that were provided by the bank. As a result of such population and comparison, the depositor determined that the statistical information relating to the receivables in this prospectus supplement is consistent with the information obtained from the third-party credit card loan processing system and the bank’s data warehouse.

The depositor’s review of and conclusions regarding the receivables in the trust portfolio are further supported by the control processes routinely used by the bank in the operation of its business. The bank performs and achieves necessary internal and external assurance of the internal controls over its financial reporting in order to comply with applicable regulatory reporting requirements, including Section 112 of the Federal Deposit Insurance Corporation Improvement Act (the “FDICIA”). The assurance work required under FDICIA is designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with accounting principles generally accepted in the United States of America and the Federal Financial Institutions Examination Council Instructions for Consolidated Reports of Condition and Income. The nature, timing and extent of such assurance work is reliant upon a risk-based assessment of the consolidated operations of the bank.

With respect to the disclosure under “—Compliance with Underwriting Criteria” below, the bank periodically engages in activities that are designed to monitor and measure compliance with its credit policies, including testing of automated approval systems and periodic monitoring and compliance checks with respect to credit line decisions, as more specifically described below.

Compliance with Underwriting Criteria

As described under “The Bank’s Credit Card Activities—Marketing and Underwriting” and “The Bank’s Credit Card Activities—Credit Limit Management and Authorization” in the accompanying prospectus, the bank makes all underwriting decisions using an automated credit evaluation system that uses credit bureau scores, a proprietary score card and a proprietary decisioning system that is operated by a third party to determine an applicant’s risk. This automated system determines whether to approve or decline a customer’s request for credit based on this risk and also sets an initial credit line on each approved customer’s account, in each case without any underwriter discretion. The automated system identifies applications for further review based on reasons such as a mismatch of customer information and information obtained from the credit bureau, missing information or the customer already has an account with the bank. In such cases the bank may verify the relevant customer data, make any necessary corrections to the customer data and the applications will continue through the automated system without underwriter discretion.

The bank’s risk department performs monthly testing on applications to ensure that the automated system is processing applications as intended and reports the results of this testing to the bank’s risk committee monthly. The bank’s risk department also performs periodic evaluations and testing of compliance with the bank’s credit card underwriting policy and process guidelines. The bank’s risk committee reviews and inspects these risk management controls on a periodic basis. Such evaluations, testing, inspections and reviews are designed to provide reasonable assurance that the application process produces credit accounts that comply with the bank’s underwriting policies. These reviews and inspections produced no significant deviations relating to the bank’s credit underwriting or credit line management processes in 2014.

Findings of Rule 193 Review

After undertaking the review described above, the depositor has concluded, with reasonable assurance, that the Rule 193 Information in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

Repurchase of Receivables

The transaction documents contain covenants requiring the repurchase of receivables from the trust for the breach of a related representation or warranty as described under “Cabela’s Master Credit Card Trust—Required Removal of Receivables” in the accompanying prospectus. None of the receivables securitized by the sponsor were the subject of a demand to repurchase or replace for a breach of the representations and warranties during the three-year period ending December 31, 2014. We, as securitizer, disclose all fulfilled and unfulfilled repurchase requests for receivables that were the subject of a demand to repurchase on SEC Form ABS-15G. We filed our most recent Form ABS-15G with the SEC on February 6, 2015. Our CIK number is 0001540723.

Static Pool Information

Static pool information regarding the performance of the receivables in the trust portfolio is provided in Annex II to this prospectus supplement, which forms an integral part of this prospectus supplement.

Maturity Considerations

Series 2015-I will always be in one of three periods—the revolving period, the accumulation period or the early redemption period. Unless an early redemption event occurs, the Series 2015-I notes will not receive payments of principal until the expected principal payment date. The expected principal payment date for the Series 2015-I notes will be March 16, 2020. We expect the issuing entity to have sufficient funds to pay the full principal amount of each class of Series 2015-I notes on the expected principal payment date. However, if an early redemption event occurs, principal payments for any class may begin prior to the expected principal payment date.

Accumulation Period

During the accumulation period, principal allocated to the Series 2015-I noteholders will accumulate in the principal funding account in an amount calculated to pay the Series 2015-I notes in full on the expected principal payment date. We expect, but cannot assure you, that the amounts available in the principal funding account on the expected principal payment date for the Series 2015-I notes will be sufficient to pay in full the outstanding principal amount of the Series 2015-I notes. If there are not sufficient funds on deposit in the principal funding account to pay your notes on the expected principal payment date, an early redemption event will occur and the early redemption period will begin. If an early redemption event does not occur, the accumulation period will end on the Series Termination Date.

Early Redemption Period

If an early redemption event occurs during either the revolving period or the accumulation period, the early redemption period will begin. If an early redemption event occurs during the accumulation period, on the next distribution date any amount on deposit in the principal funding account will be paid:

•	first to Class A noteholders, up to the outstanding principal balance of the Class A notes, except that if the amount available is not sufficient to pay all amounts due to the Class A-1 noteholders and the Class A-2 noteholders, then Class A-1 and Class A-2 will each receive their pro rata share (based on the amount owed) of the amount available;

•	then to Class B noteholders, up to the outstanding principal balance of the Class B notes;

•	then to Class C noteholders, up to the outstanding principal balance of the Class C notes; and

•	then to the Class D noteholders, up to the outstanding principal balance of the Class D notes.

In addition, if the outstanding principal balance of the notes has not been paid in full, the issuing entity will continue to pay principal in the priority noted above to the noteholders on each distribution date during the early redemption period until the Series Termination Date. No principal will be paid on the Class D notes until the Class A notes, Class B notes and Class C notes have been paid in full, no principal will be paid on the Class C notes until the Class A and Class B notes have been paid in full, and no principal will be paid on the Class B notes until the Class A notes have been paid in full. However, Class C noteholders and Class D noteholders may receive principal payments as of the Series 2015-I final maturity date or upon the occurrence of an event of default and acceleration of the Series 2015-I notes even if the Class A or Class B notes have not been paid in full, but only from amounts on deposit in the spread account as described under “Description of Series Provisions—Spread Account; Required Spread Account Amount” below.

Principal Payment Rates

The principal payment rate on the receivables is a factor that will determine the size of principal payments during an early redemption period and whether the issuing entity has funds available to repay your notes on their expected principal payment date. The following Cardholder Monthly Principal Payment Rates table sets forth the highest and lowest cardholder monthly principal payment rates on the credit card accounts in the trust portfolio during any month in the periods shown and the average cardholder monthly principal payment rates for all months in the periods shown.

Although we have provided historical data concerning the principal payment rates on the receivables with respect to the accounts in the trust portfolio, because of the factors described in the accompanying prospectus under “Risk Factors” we cannot provide you with any assurance that the levels and timing of principal payments on receivables in the trust portfolio from time to time will be similar to the historical experience described in the following table or that deposits into the principal funding account will be in accordance with the applicable controlled accumulation amount. The accumulation period may be automatically shortened and the servicer may elect to suspend the accumulation period and, in either event, we cannot provide any assurance that there will be sufficient time to accumulate all amounts necessary to pay the outstanding principal amount of the Series 2015-I notes on the expected principal payment date. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

Cardholder Monthly Principal Payment Rates

Trust Portfolio1

	Year Ended December 31,
	2014	2013	2012
Lowest[2]	36.24%	38.87%	39.68%
Highest[2]	40.89%	42.43%	43.30%
Monthly Average	39.55%	41.13%	41.65%

[1]	The monthly principal payment rates include amounts which are payments of principal receivables with respect to the accounts.
[2]	The monthly principal payment rate for any month is calculated for the trust portfolio as the total amount of principal payments received during such month divided by the amount of principal receivables as of the beginning of such month. For each period presented, the principal payment rate is calculated as the average of the monthly principal payment rates during such period.

Use of Proceeds

We will receive the net proceeds from the sale of each series of notes offered by this prospectus and will use those proceeds (a) to reduce amounts outstanding under one or more series of variable funding notes, (b) to purchase credit card receivables from the bank or (c) for general corporate purposes.

Description of Series Provisions

We have summarized the material terms of the Series 2015-I notes below and under “Description of the Notes” in the accompanying prospectus.

The Class A notes, the Class B notes, the Class C notes and the Class D notes comprise the Series 2015-I notes and will be issued under the indenture, as supplemented by the Series 2015-I indenture supplement, in each case between the issuing entity and the indenture trustee. The Class A notes (the “offered notes”) are the only notes offered by this prospectus supplement. The trust will also issue Class B notes, Class C notes and Class D notes. Initially, the Class B notes, Class C notes and Class D notes will be retained by the bank, but the bank reserves the right to transfer such notes at any time.

The offered notes will be issued in denominations of $1,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. The Class B notes, Class C notes and the Class D notes will be issued in denominations of $1,000 and integral multiples of $1,000. See “Description of the Notes—Book-Entry Registration” and “—Definitive Notes” in the accompanying prospectus. Payments of interest and principal will be made on each distribution date on which those amounts are due to the noteholders in whose names the offered notes were registered on the related record date, which will be the last day of the calendar month preceding that distribution date.

Allocation Amount

Your notes are secured by the Series 2004-1 certificate, which is an undivided investor interest in the receivables. At any time, the amount of the collateral for your notes, which we call the allocation amount, is calculated as follows:

•	the original principal amount of your series of notes, less

•	all previous principal payments made on your series, less

•	all unreimbursed reductions to the allocation amount as a result of defaulted receivables or uncovered dilution allocated to your series or reallocations of principal collections to cover interest or the servicing fees for your series.

The allocation amount cannot be less than zero.

The allocation amount for each outstanding series of variable funding notes and term notes indicated in “Annex I – Other Securities Outstanding” is also calculated this way, except that in the case of variable funding notes, the allocation amount may also increase to the extent that the outstanding note principal balance of such series of variable funding notes increases.

Allocation Percentages

The servicer will allocate among your series and other series of notes issued and outstanding Series 2004-1 Finance Charge Collections and Series 2004-1 Principal Collections. The servicer will allocate between Series 2004-1 and the transferor’s interest in the trust all collections of finance charge receivables, collections of principal receivables and defaulted receivables. Your series will also be allocated its share of any dilution amounts that are not offset by our transferor’s interest or by our deposits into the excess funding account as described under “—Investor Charge-Offs; Reduction Amounts” below.

The amount to be allocated to your series will be calculated based on the applicable allocation percentage. On any day, the allocation percentage for your series with respect to Series 2004-1 Finance Charge Collections and defaulted amounts at all times and Series 2004-1 Principal Collections during the revolving period will be the floating allocation percentage, which is calculated as the percentage equivalent of a fraction:

•	the numerator of which is the allocation amount for your series as of the close of business on the last day of the preceding monthly period, minus any funds then on deposit in the principal funding account; and

•	the denominator of which is the sum of the numerators used to calculate the applicable allocation percentages with respect to available finance charge collections for all series of notes outstanding as of the date of determination.

On any day, the allocation percentage for your series with respect to Series 2004-1 Principal Collections during the accumulation period or the early redemption period will be the fixed allocation percentage, which is calculated as the percentage equivalent of a fraction:

•	the numerator of which is the allocation amount for your series as of the close of business on the date on which the revolving period terminated; and

•	the denominator of which is the sum of the numerators used to calculate the applicable allocation percentages with respect to available principal collections for all series of notes outstanding as of the date of determination.

For purposes of calculating the floating allocation percentage, the numerator and the denominator referred to above will initially be set as of the closing date, but will be reset if a reset date occurs. For purposes of calculating the fixed allocation percentage, the denominator referred to above will initially be set as of the closing date, but will be reset if a reset date occurs. A “reset date” means:

•	each date on which additional accounts are added to the trust;

•	the date of any increase or decrease (other than regularly scheduled redemptions or early redemptions, if any) in the note principal balance or allocation amount for a series of variable funding notes;

•	any date on which a new series of notes is issued; and

•	each date on which accounts are removed from the trust in an aggregate amount approximately equal to the allocation amount of any series of notes that has been removed.

The floating allocation percentage and the fixed allocation percentage for each outstanding series of variable funding notes and term notes indicated in “Annex I – Other Securities Outstanding” are also calculated this way.

Interest Payments

The Class A-1 notes will accrue interest from and including the closing date through but excluding May 15, 2015 and for each following interest period, at a rate of [•]% per year.

The Class A-2 notes will accrue interest from and including the closing date through but excluding May 15, 2015 and for each following interest period, at a rate of [•]% per year above LIBOR for the related interest period.

The Class B notes will accrue interest from and including the closing date through but excluding May 15, 2015, and for each following interest period, at a rate of 0.00% per year.

The Class C notes will accrue interest from and including the closing date through but excluding May 15, 2015, and for each following interest period, at a rate of 0.00% per year.

The Class D notes will accrue interest from and including the closing date through but excluding May 15, 2015, and for each following interest period, at a rate of 0.00% per year.

Each interest period will begin on and include a distribution date and end on but exclude the next distribution date. However, the first interest period will begin on and include the closing date and end on but exclude the first distribution date.

LIBOR will be determined two London business days before each interest period begins; accordingly, LIBOR with respect to the first interest period will be determined two London business days prior to the closing date. For each date of determination, LIBOR will equal the rate per annum for deposits in United States dollars for a period equal to the relevant interest period (commencing the first day of such interest period) that appears on Reuters Screen LIBOR 01 Page as of 11:00 a.m., London time, on such date. If that rate does not appear on Reuters Screen LIBOR 01 Page, the rate for that LIBOR determination date will be determined based on the rates at which deposits in United States dollars are offered by Royal Bank of Canada (or any successor thereto) and two other major banks in the London interbank market, at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant interest period (commencing the first day of such interest period). The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, LIBOR for that LIBOR determination date will be LIBOR in effect for the immediately preceding interest period.

LIBOR for the first interest period will be determined by straight-line interpolation, based on the actual number of days in the period from the closing date through but excluding the first distribution date, between two rates determined in accordance with the preceding paragraph, one of which will be determined for a maturity of two months and one of which will be determined for a maturity of three months.

Interest on the Class A-1 notes will be calculated on the basis of 30 days in the related interest period and a 360-day year. Interest on the Class A-2 notes will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.

If the issuing entity does not pay interest as calculated above to any class when due on a distribution date, the amount not paid will be due on the next distribution date, together with interest on the overdue amount of regular monthly interest at the interest rate payable on the notes for the applicable class.

Principal Payments and Deposits

During the revolving period, no principal payments will be made on your notes. During the accumulation period and the early redemption period, deposits to the principal funding account and principal payments, respectively, on the Series 2015-I notes will be made on each transfer date and distribution date, respectively, from available principal collections, which consist of:

(a)	Series 2004-1 Principal Collections received during the prior calendar month and allocated to your series based on your allocation percentage, less any amounts required to be reallocated to cover interest payments on the Class A and Class B notes or servicing fee payments or interest payments on the Class C notes; plus

(b)	any available funds required to be treated as principal collections in order to cover the share of defaulted receivables and uncovered dilution amounts allocated to your series or to reinstate prior reductions to the allocation amount for your series; plus

(c)	any principal collections from other series that are shared with your series.

Deposits into the principal funding account and principal payments on the Series 2015-I notes will begin on the transfer date and distribution date, respectively, in the month following the month in which the accumulation period or early redemption period commences. We refer to the business day before a distribution date as the transfer date.

Accumulation Period

The accumulation period is scheduled to commence on March 1, 2019 and to last twelve months. However, the revolving period will be extended and the commencement of the accumulation period will be postponed, subject to the conditions described under “—Suspension and Postponement of Accumulation Period” below. The accumulation period will be postponed only if the number of months needed to fully fund the principal funding account to pay the Series 2015-I notes on their expected principal payment date is less than twelve months. In no event will the beginning of the accumulation period be postponed to later than February 1, 2020.

The servicer may also elect to suspend the accumulation period, subject to the conditions described under “—Suspension and Postponement of Accumulation Period” below.

On each transfer date relating to the accumulation period prior to the Series Termination Date, the indenture trustee will, at the direction of the servicer, deposit in the principal funding account an amount equal to the least of:

(1)	available principal collections with respect to that distribution date;

(2)	an amount equal to one-twelfth of the Series 2015-I initial note principal balance or, if the commencement of the accumulation period is postponed, any higher accumulation amount as the servicer’s calculations shall require, as set forth in “—Suspension and Postponement of Accumulation Period” below, to fully fund the principal funding account by the expected principal payment date, plus any amounts required to be deposited to the principal funding account on prior transfer dates that have not yet been deposited; and

(3)	an amount equal to the outstanding principal amount of the Series 2015-I notes, minus the amount on deposit in the principal funding account prior to any deposits on that date.

If the early redemption period has not commenced, amounts in the principal funding account will be paid on the expected principal payment date first to the Class A noteholders, except that if the amount available is not sufficient to pay all amounts due to the Class A-1 noteholders and the Class A-2 noteholders, then Class A-1 and Class A-2 will each receive their pro rata share (based on the amounts owed) of the amount available, then to the Class B noteholders, then to the Class C noteholders, and then to the Class D noteholders, in each case until the specified class of notes is paid in full.

On each distribution date during the accumulation period, the portion of funds available but not required to be deposited in the principal funding account:

•	first, will be made available to investors in other series as shared principal collections,

•	second, will be deposited in the excess funding account if necessary to maintain the Minimum Transferor’s Interest, and

•	third, will be paid to us.

Suspension and Postponement of Accumulation Period

The revolving period may be automatically extended and, upon notice to the indenture trustee, the servicer may elect to suspend the accumulation period, subject to the conditions described below.

On or before the determination date immediately preceding the February 2019 distribution date, and on each determination date until the accumulation period begins, the servicer will determine the number of months expected to be required to fully fund the principal funding account up to the note principal balance by no later than the expected principal payment date.

In making that determination, the servicer will consider:

(a)	the monthly collections of principal receivables expected to be distributable to the noteholders of all series assuming a principal payment rate no greater than the lowest monthly principal payment rate on the receivables for the last twelve months, and

(b)	the amount of collections of principal receivables expected to be distributable to noteholders of all series which are not expected to be in their revolving periods during the accumulation period.

If the number of months needed to fully fund the principal funding account is less than the number of months in the scheduled accumulation period, the servicer may, at its option, postpone the commencement of the accumulation period. In no case will the accumulation period for your series be reduced to less than one month.

The issuing entity may elect to suspend the start of the controlled accumulation period if it obtains, at its option, a qualified maturity agreement in which an eligible institution agrees to deposit into the principal funding account on the business day preceding the expected principal payment date an amount up to the note principal balance, but not to exceed the allocation amount (minus funds then on deposit in the principal funding account), as of the close of business on such date. To be an eligible institution, the counterparty must have short-term ratings of no less than P-1/A-1 by Moody’s and S&P, respectively, or be a depository institution acceptable to Moody’s and S&P.

The qualified maturity agreement will terminate after the expected principal payment date. However:

(a)	the issuing entity may terminate the qualified maturity agreement earlier if it obtains a substitute qualified maturity agreement,

(b)	the issuing entity may terminate the qualified maturity agreement earlier if the counterparty ceases to be a Qualified Institution and the issuing entity is unable to obtain a substitute qualified maturity agreement, or

(c)	the issuing entity may terminate the qualified maturity agreement upon the occurrence of an early redemption event.

If a qualified maturity agreement is terminated early and a substitute qualified maturity agreement is not obtained, the accumulation period will then begin on the latest of:

(a)	the last day of the February 2019 monthly period,

(b)	the date to which the commencement of the accumulation period may be postponed as determined on the date of such termination, or

(c)	the first day of the monthly period following the termination of the qualified maturity agreement.

Early Redemption Period

The early redemption period for your series of notes will begin at the close of business on the business day immediately before the day on which an early redemption event with respect to your series of notes occurs and will end on the Series Termination Date.

On each distribution date relating to the early redemption period, the Class A noteholders will be entitled to receive payment of available principal collections for the related monthly period in an amount up to the outstanding Class A note principal balance, except that if the amount available is not sufficient to pay all amounts owed to the Class A-1 noteholders and the Class A-2 noteholders, then Class A-1 and Class A-2 will each receive their pro rata share (based on the amounts owed) of the amount available.

After payment in full of the outstanding Class A note principal balance, the Class B noteholders will be entitled to receive, on each distribution date relating to the early redemption period, the remaining available principal collections for the related monthly period in an amount up to the outstanding Class B note principal balance.

After payment in full of the outstanding Class A note principal balance and Class B note principal balance, the Class C noteholders will be entitled to receive, on each distribution date relating to the early redemption period, the remaining available principal collections for the related monthly period in an amount up to the outstanding Class C note principal balance.

After payment in full of the outstanding Class A note principal balance, Class B note principal balance and Class C note principal balance, the Class D noteholders will be entitled to receive, on each distribution date relating to the early redemption period, the remaining available principal collections for the related monthly period in an amount up to the outstanding Class D note principal balance.

See “—Early Redemption Events” for a discussion of events that might lead to the commencement of the early redemption period.

Subordination

The Class A-1 notes and the Class A-2 notes are pari passu. The Class B notes are subordinated to the Class A notes. The Class C notes are subordinated to the Class A notes and Class B notes. The Class D notes are subordinated to the Class A notes, Class B notes and Class C notes. Interest payments will be made on the Class A notes prior to interest payments being made on the Class B notes, the Class C notes and the Class D notes. Interest payments will be made on the Class B notes and the servicing fee will be paid to the servicer prior to interest payments being made on the Class C notes and the Class D notes. Interest payments will be made on the Class C notes prior to being made on the Class D notes.

Except as described below, principal payments on the Class B notes will not begin until the Class A notes have been paid in full; principal payments on the Class C notes will not begin until the Class A notes and Class B notes have been paid in full; and principal payments on the Class D notes will not begin until the Class A notes, Class B notes and Class C notes have been paid in full. However, Class C noteholders and Class D noteholders may receive principal payments on the final maturity date even if the Class A notes and Class B notes have not been paid in full, but only from amounts on deposit in the spread account as described under “—Spread Account; Required Spread Account Amount.”

The allocation amount for Series 2015-I will be reduced by reallocating principal collections on each distribution date to make interest payments on the Class A notes and the Class B notes, to pay the servicing fee and to make interest payments on the Class C notes when available funds are not sufficient to make these payments. In addition, the allocation amount will be reduced to absorb your series’ share of defaulted receivables, when available funds are not sufficient to cover these amounts. If the total amount of these reductions exceeds the principal amount of the Class D notes, then the Class C notes may not be repaid in full. If the total exceeds the sum of the principal amounts of the Class D notes and Class C notes, then the Class B notes may not be repaid in full. If the total exceeds the sum of the principal amounts of the Class D notes, Class C notes and Class B notes, then the Class A notes may not be repaid in full.

If a portion of the Series 2004-1 certificate is sold after an event of default and acceleration, the net proceeds of that sale allocable to Series 2015-I would be paid first to the holders of the Class A notes, until the Class A noteholders have been paid in full, except that if the amount available is not sufficient to pay all amounts owed to the Class A-1 noteholders and the Class A-2 noteholders, then Class A-1 and Class A-2 will each receive their pro rata share (based on the amounts owed) of the amount available, then to the holders of the Class B notes, until the Class B noteholders have been paid in full, then to the holders of the Class C notes, until the Class C noteholders have been paid in full, and finally to the holders of the Class D notes, until the Class D noteholders have been paid in full.

Application of Available Funds

We refer to your series’ share of Series 2004-1 Finance Charge Collections, investment proceeds from the principal funding account, the spread account, the reserve account and the cash collateral account, amounts required to be withdrawn from the reserve account and any available excess finance charge collections from other series, as available funds. On each transfer date, the servicer will direct the indenture trustee to apply available funds for the prior month, together with any amounts required to be withdrawn from the spread account and the cash collateral account (subject to limitations described under “—Spread Account; Required Spread Account Amount” and “—Cash Collateral Account”) in the following order:

(1)	to pay interest on the Class A notes, including any overdue interest and additional interest on the overdue interest, except that if the amount available is not sufficient to pay all amounts owed to the Class A-1 noteholders and the Class A-2 noteholders, then Class A-1 and Class A-2 will each receive their pro rata share (based on the amounts owed) of the amount available;

(2)	to pay interest on the Class B notes, including any overdue interest and additional interest on the overdue interest;

(3)	to pay the servicing fee for your series for the prior calendar month and any overdue servicing fee;

(4)	to pay interest on the Class C notes, including any overdue interest and additional interest on the overdue interest;

(5)	to pay interest on the Class D notes, including any overdue interest and additional interest on the overdue interest;

(6)	an amount equal to your series’ share of the defaulted receivables and uncovered dilution, if any, for the prior calendar month, will be treated as principal collections for the calendar month;

(7)	an amount equal to any unreimbursed reductions to the allocation amount on account of defaulted receivables, uncovered dilution or reallocations of principal collections will be treated as principal collections for the calendar month;

(8)	if an event of default has occurred and the maturity of the Series 2015-I notes has been accelerated, an amount equal to the note principal balance of the Series 2015-I notes (minus amounts on deposit in the principal funding account) will be treated as principal collections for the calendar month;

(9)	on and after the reserve account funding date (but prior to termination of the reserve account), an amount equal to the excess, if any, of the required reserve account amount over the amount then on deposit in the reserve account will be deposited into the reserve account;

(10)	an amount equal to the excess, if any, of the required spread account amount over the amount then on deposit in the spread account will be deposited into the spread account;

(11)	an amount equal to the excess, if any, of the required cash collateral account amount over the amount then on deposit in the cash collateral account will be deposited into the cash collateral account;

(12)	all remaining amounts will constitute excess finance charge collections and will be available to cover any shortfalls in finance charge collections for other outstanding series in group I; and

(13)	any remaining amount will be paid to us or our assigns.

If available funds for any month are insufficient to pay interest on the Class C notes or Class D notes—including any overdue interest and additional interest on the overdue interest—when due, a draw will be made from the amounts available in the spread account and will be paid first to the Class C noteholders and next to the Class D noteholders on the related distribution date. If available funds for any month are insufficient (after giving effect to any amounts withdrawn from the spread account) to pay interest on the Class A Notes, Class B notes, Class C notes or Class D notes—including any overdue interest and additional interest on the overdue interest—when due, a draw will be made from amounts available in the cash collateral account and will be paid to the Class A noteholders, the Class B noteholders, the Class C noteholders and the Class D noteholders, in that priority, on the related distribution date.

Reallocation of Principal Collections

If available funds are not sufficient to pay the aggregate amount of interest on the Class A notes and the Class B notes, any servicing fee for your series, and the aggregate amount of interest on the Class C notes (after giving effect to any amounts withdrawn from the spread account) then your series’ share of principal collections will be reallocated to cover these amounts, except as described below.

Any reallocation of principal collections is a use of the collateral for your series of notes. Consequently, these uses will reduce the allocation amount by a corresponding amount. The amount of principal collections that will be reallocated on any distribution date may not exceed:

•	the lower of:

•	the excess of the amounts needed to pay current, overdue and additional interest on the Class A notes over the amount of finance charge collections allocated to your series that are available to cover these amounts; and

•	the greater of (1)(a) 15.00% of the Series 2015-I initial note principal balance minus (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related monthly period and (ii) the amount of unreimbursed reallocated principal collections as of the previous distribution date and (2) zero; plus

•	the lower of:

•	the excess of the sum of the amounts needed to pay current, overdue and additional interest on the Class B notes and the current and past due servicing fee for your series over the amount of finance charge collections allocated to your series that are available to cover these amounts; and

•	the greater of (1)(a) 7.00% of the Series 2015-I initial note principal balance minus (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related monthly period and (ii) the amount of unreimbursed reallocated principal collections as of the previous distribution date and after giving effect to the reallocation of principal collections to make required interest payments for the Class A notes on the then-current distribution date and (2) zero, plus

•	the lower of:

•	the excess of the amount needed to pay current, overdue and additional interest on the Class C notes over the amount of finance charge collections allocated to your series that are available to cover these amounts; and

•	the greater of (1)(a)2.75% of the Series 2015-I initial note principal balance minus (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related monthly period and (ii) the amount of unreimbursed reallocated principal collections as of the previous distribution date and after giving effect to the reallocation of principal collections to make required interest payments for the Class A notes and the Class B notes and current and past-due servicing fees for your series on the then current distribution date and (2) zero.

To the extent available, reductions to the allocation amount for your notes due to reallocation of principal receivables may be reinstated as described under “—Application of Available Funds” above.

Investor Charge-Offs; Reduction Amounts

The Series 2004-1 certificate will be allocated a portion of the defaulted receivables for each month, which we refer to as the defaulted amount. The notes will be allocated a portion of the defaulted amount for each calendar month. For this purpose, defaulted receivables for any monthly period are principal receivables that were charged-off as uncollectible in that monthly period, except that defaulted receivables that we are required to purchase as a result of any breach of representation, warranty or covenant will be excluded. Defaulted receivables will be allocated to your series based upon the floating allocation percentage for your series. The floating allocation percentage is described under “—Allocation Percentages” above.

Dilution will also be allocated to your series in the circumstances described in “Description of the Notes—Defaulted Receivables; Dilution; Investor Charge-Offs; Reduction Amounts” in the accompanying prospectus. If dilution is allocated among series, your series’ share of dilution will equal:

(1)	dilution to be allocated to all series of notes for that calendar month, times

(2)	the floating allocation percentage.

On each distribution date, if the sum of the defaulted receivables and any remaining uncovered dilution allocated to your series is greater than the amount of available funds available to cover those amounts, then the allocation amount will be reduced by the amount of the excess.

Any such reductions in the allocation amount, called reduction amounts, will be reinstated to the extent that available funds are available for that purpose on any subsequent distribution date. If such reductions in the allocation amount are not reinstated, not all of the principal for your series of notes may be paid.

Sharing Provisions

Your series is in group I for purposes of sharing excess finance charge collections. Your series will share excess finance charge collections with other series of notes in group I for the issuing entity. See “Description of the Notes—Shared Excess Finance Charge Collections” in the accompanying prospectus.

Your series is also a principal sharing series. See “Description of the Notes—Shared Principal Collections” in the accompanying prospectus.

Principal Funding Account

The servicer will establish and maintain in the name of the indenture trustee an eligible deposit account held for the benefit of the noteholders to serve as the principal funding account. During the accumulation period, the indenture trustee at the direction of the servicer will make deposits to the principal funding account as described under “—Principal Payments and Deposits” above in this prospectus supplement.

Funds on deposit in the principal funding account will be invested to the following distribution date by the indenture trustee, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture supplement. On each transfer date, investment earnings, net of investment losses and expenses, on funds on deposit in the principal funding account will be deposited in a segregated trust account established for your series and treated as available funds available to your series for the related distribution date.

If, for any transfer date, these net investment earnings are less than the sum of:

(a)	one-twelfth of the product of (i) the Class A-1 note rate multiplied by (ii) the lesser of (A) the product of: (x) a fraction, the numerator of which is the Class A-1 note principal balance as of the record date preceding such distribution date, and the denominator of which is the sum of the Class A-1 note principal balance and the Class A-2 note principal balance, each as of the record date preceding such distribution date, multiplied by (y) the aggregate amount on deposit in the principal funding account and (B) the Class A-1 note principal balance as of the record date preceding such distribution date; plus

(b)	the product of (i) a fraction, the numerator of which is the actual number of days in the immediately preceding interest period and the denominator of which is 360, multiplied by (ii) the Class A-2 note rate with respect to such interest period multiplied by (iii) the lesser of (A) the product of: (x) a fraction, the numerator of which is the Class A-2 note principal balance as of the record date preceding such distribution date, and the denominator of which is the sum of the Class A-1 note principal balance and the Class A-2 note principal balance, each as of the record date preceding such distribution date, multiplied by (y) the aggregate amount on deposit in the principal funding account and (B) the Class A-2 note principal balance as of the record date preceding such distribution date; plus

(c)	one-twelfth of the product of (i) the Class B note rate multiplied by (ii) the aggregate amount on deposit in the principal funding account in excess of the Class A note principal balance as of the record date preceding such distribution date up to the Class B note principal balance as of the record date preceding such distribution date; plus

(d)	one-twelfth of the product of (i) the Class C note rate multiplied by (ii) the aggregate amount on deposit in the principal funding account in excess of the sum of the Class A note principal balance and the Class B note principal balance as of the record date preceding such distribution date up to the Class C note principal balance as of the record date preceding such distribution date; plus

(e)	one-twelfth of the product of (i) the Class D note rate multiplied by (ii) the aggregate amount on deposit in the principal funding account in excess of the aggregate sum of the Class A note principal balance, the Class B note principal balance and the Class C note principal balance as of the record date preceding such distribution date up to the Class D note principal balance as of the record date preceding such distribution date.

then the indenture trustee at the direction of the servicer will withdraw the shortfall, to the extent available, from the reserve account and deposit it in a segregated trust account established for your series for use as available finance charge collections for your series.

Spread Account; Required Spread Account Amount

The indenture trustee will establish and maintain an eligible deposit account held for the benefit of the Class C noteholders and the Class D noteholders to serve as the spread account. The spread account will not be funded on the closing date. After the closing date, amounts will be deposited in the spread account on each distribution date thereafter to the extent that available funds are required to be deposited in the spread account so that the amount on deposit in the spread account equals the required spread account amount.

All amounts on deposit in the spread account will be invested by the indenture trustee, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture supplement and mature on or before the next transfer date. So long as the required spread account amount is on deposit in the spread account, the interest and other investment income, net of losses and investment expenses, earned on these investments will be withdrawn on each transfer date and included in available funds.

Withdrawals will be made from the spread account (including interest and investment income, if needed) to pay the following amounts in the following order of priority:

•	an amount equal to the Class C monthly interest for such distribution date, including overdue interest and interest thereon, if there are insufficient funds available to pay these amounts through the application of available funds; and

•	an amount equal to the Class D monthly interest for such distribution date, including overdue interest and interest thereon, if there are insufficient funds available to pay these amounts through the application of available funds.

On the earlier of the Series 2015-I final maturity date and the Series Termination Date, available funds in the spread account (including interest and investment income, if needed), after giving effect to the withdrawals above, will be used to fund any shortfall in the payment of, first, the Class C outstanding principal balance and, second, the Class D outstanding principal balance.

The required spread account amount applicable on any date of determination will be determined as follows:

(a)	prior to an early redemption event, the required spread account amount will equal the product of (1) the Required Spread Account Percentage and (2) the Series 2015-I initial note principal balance, except that the required spread account amount will not exceed the sum of the Class C outstanding principal balance and the Class D outstanding principal balance reduced by the excess of the principal funding account balance over the sum of the Class A outstanding principal balance and the Class B outstanding principal balance;

(b)	after an early redemption event, the required spread account amount will equal the sum of the Class C outstanding principal balance and the Class D outstanding principal balance.

If, after giving effect to all withdrawals from and deposits into the spread account with respect to any transfer date, the amount on deposit would exceed the required spread account amount then in effect, the indenture trustee will, at the written direction of the servicer, pay these excess amounts to us.

Following the occurrence of an event of default with respect to Series 2015-I and acceleration of the Series 2015-I notes pursuant to the indenture, the servicer will withdraw available amounts from the spread account, direct the indenture trustee to distribute such amount to the Class C noteholders until the outstanding Class C note principal balance is paid in full, then to the Class D noteholders until the outstanding Class D note principal balance is paid in full, then to the Class A noteholders until the outstanding Class A note principal balance is paid in full, except that if the amount available is not sufficient to pay all amounts owed to the Class A-1 noteholders and the Class A-2 noteholders, then Class A-1 and Class A-2 will each receive their pro rata share (based on the amounts owed) of the amount available, and then to the Class B noteholders until the outstanding Class B note principal balance is paid in full in that order of priority, in accordance with the Series 2015-I indenture supplement, to fund any shortfalls in amounts owed to such Series 2015-I noteholders.

Cash Collateral Account

The indenture trustee will establish and maintain an eligible deposit account held for the benefit of the holders of the Series 2015-I notes to serve as the cash collateral account. The cash collateral account will not be funded on the closing date. After the closing date, amounts will be deposited in the cash collateral account on each distribution date thereafter to the extent that available funds are required to be deposited in the cash collateral account so that the amount on deposit in the cash collateral account equals the required cash collateral account amount.

All amounts on deposit in the cash collateral account will be invested by the indenture trustee, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture supplement and mature on or before the next transfer date. So long as the required cash collateral account amount is on deposit in the cash collateral account, the interest and other investment income, net of losses and investment expenses, earned on these investments will be withdrawn on each transfer date and included in available funds.

Withdrawals will be made from the cash collateral account (including interest and investment income, if needed) to pay the following amounts in the following order of priority:

•	Class A monthly interest for such distribution date, including overdue interest and interest thereon, if there are insufficient funds available to pay these amounts through the application of available funds or reallocated principal collections;

•	Class B monthly interest for such distribution date, including overdue interest and interest thereon, if there are insufficient funds available to pay these amounts through the application of available funds or reallocated principal collections;

•	Class C monthly interest for such distribution date, including overdue interest and interest thereon, if there are insufficient funds available to pay these amounts through the application of available funds, reallocated principal collections and amounts withdrawn from the spread account; and

•	Class D monthly interest for such distribution date, including overdue interest and interest thereon, if there are insufficient funds available to pay these amounts through the application of available funds and amounts withdrawn from the spread account.

On the Series 2015-I final maturity date or, if sooner, the distribution date on which the allocation amount is reduced to zero, available funds in the cash collateral account (including interest and investment income, if needed), after giving effect to the withdrawals above, will be used to fund any shortfall in the payment of, first, any amounts owed to the Class A noteholders until the Class A Noteholders have been paid in full, except that if the amount available is not sufficient to pay the amounts owed to the Class A-1 noteholders and the Class A-2 noteholders, then Class A-1 and Class A-2 will each receive their pro rata share (based on the amounts owed) of the amount available, second, any amounts owed to the Class B noteholders until the Class B noteholders have been paid in full, third, any amounts owed to the Class C noteholders until the Class C noteholders have been paid in full, and fourth, any amounts owed to the Class D noteholders until the Class D noteholders have been paid in full.

The required cash collateral account amount applicable on any date of determination will be determined as follows:

(a)	prior to the occurrence of a Cash Collateral Account Funding Event, the required cash collateral account amount will be zero;

(b)	after the occurrence of a Cash Collateral Account Funding Event, the required cash collateral account amount will equal the product of: (1) 5.00% and (2) the Series 2015-I initial note principal balance.

If, after giving effect to all withdrawals from and deposits into the cash collateral account with respect to any transfer date, the amount on deposit would exceed the required cash collateral account amount then in effect, the indenture trustee will, at the written direction of the servicer, pay these excess amounts to us.

Following the occurrence of an event of default with respect to Series 2015-I and acceleration of the Series 2015-I notes pursuant to the indenture, the servicer will withdraw available amounts from the cash collateral account, and the servicer or indenture trustee will pay the following amounts in the following order of priority:

•	An amount equal to the sum of: (1) Class A monthly interest for such distribution date, including overdue interest and interest thereon, and (2) the Class A note principal balance, except that if the amount available is not sufficient to pay all amounts owed to the Class A-1 noteholders and the Class A-2 noteholders, then Class A-1 and Class A-2 will each receive their pro rata share (based on the amounts owed) of the amount available;

•	An amount equal to the sum of: (1) Class B monthly interest for such distribution date, including overdue interest and interest thereon, and (2) the Class B note principal balance;

•	An amount equal to the sum of: (1) Class C monthly interest for such distribution date, including overdue interest and interest thereon, and (2) the Class C note principal balance; and

•	An amount equal to the sum of: (1) Class D monthly interest for such distribution date, including overdue interest and interest thereon, and (2) the Class D note principal balance.

Reserve Account

The indenture trustee will establish and maintain a segregated trust account held in the name of the indenture trustee for the benefit of the noteholders to serve as the reserve account. The reserve account is established to assist with the distribution of interest on the notes during the accumulation period. On each transfer date from and after the reserve account funding date, but prior to the termination of the reserve account, the indenture trustee will apply available funds to increase the amount on deposit in the reserve account to the extent the amount on deposit in the reserve account is less than the required reserve account amount.

The reserve account funding date is the distribution date designated by the servicer and which occurs no later than the earliest of the following:

(a)	the distribution date with respect to the monthly period which commences four months prior to the distribution date with respect to the first monthly period in the accumulation period,

(b)	beginning with the distribution date that begins 12 months before the start of the accumulation period, the first distribution date, if any, for which the Three-Month Average Excess Spread Percentage is less than 5.00%,

(c)	beginning with the distribution date that begins seven months before the start of the accumulation period, the first distribution date, if any, for which the Three-Month Average Excess Spread Percentage is less than 6.00% and greater than or equal to 5.00%,

(d)	beginning with the distribution date that begins six months before the start of the accumulation period, the first distribution date, if any for which the Three-Month Average Excess Spread Percentage is less than 7.00% and greater than or equal to 6.00%,

(e)	beginning with the distribution date that begins five months before the start of the accumulation period, the first distribution date, if any, for which the Three-Month Average Excess Spread Percentage is less than 8.00% and greater than or equal to 7.00%,

(f)	the first date on which a qualified maturity agreement is terminated and the transferor does not obtain a substitute qualified maturity agreement, or

(g)	such earlier date as the issuing entity may determine by written notice to the indenture trustee and the servicer.

The required reserve account amount for any distribution date on or after the reserve account funding date will be equal to (a) 0.50% of the outstanding principal balance of the Series 2015-I notes or (b) any other amount designated by us. We may only designate a lesser amount if the Rating Agency Condition is satisfied.

On or before each transfer date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that transfer date, the indenture trustee, at the direction of the servicer, will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the required reserve account amount, and the amount withdrawn will be applied, first, to fund any shortfall in the spread account, and then distributed to us or our assigns. Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders.

All amounts on deposit in the reserve account on any distribution date—after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that distribution date—will be invested to the following transfer date by the indenture trustee, as required under the indenture, in highly rated liquid investments that meet the criteria described in the indenture supplement. The interest and other investment income, net of losses and investment expenses, earned on these investments will be retained in the reserve account to the extent the amount on deposit is less than the required reserve account amount, and any excess will be treated as available funds.

On or before each transfer date with respect to the accumulation period and on or before the first transfer date with respect to the early redemption period, the indenture trustee will withdraw from the reserve account and deposit in the collection account to be treated as available finance charge collections for your series an amount equal to the least of:

(1)	the amount then on deposit in the reserve account with respect to that transfer date; and

(2)	the amount of the shortfall described under “—Principal Funding Account” above.

Early Redemption Events

An early redemption event will occur for the Series 2015-I notes upon the occurrence of any of the following events:

(a)	(i) our failure or the failure of the servicer or the issuing entity to make any payment or deposit required by the terms of the indenture or the Series 2015-I indenture supplement on or before the date occurring five business days after the date such payment or deposit is required to be made therein or herein, or

(ii) our failure or the failure of the servicer or the issuing entity duly to observe or perform any other covenants set forth in the indenture or the Series 2015-I indenture supplement, which failure has a material adverse effect on the holders of the Series 2015-I notes and which, with respect to certain covenants, continues unremedied for a period of thirty-five days after the date on which written notice of such failure, requiring the same to be remedied, will have been given to us, the servicer and the issuing entity by the indenture trustee, or to us, the servicer, the issuing entity and the indenture trustee by holders of the Series 2015-I notes evidencing more than 50% of the note principal balance;

(b)	any representation or warranty made by the issuing entity or the servicer in the indenture or the Series 2015-I indenture supplement proves to have been incorrect when made or when delivered, which continues to be incorrect for a period of thirty-five days after the date on which written notice of such failure, requiring the same to be remedied, will have been given to the servicer or the issuing entity by the indenture trustee, or to the issuing entity, the servicer and the indenture trustee by the holders of the Series 2015-I notes evidencing more than 50% of the note principal balance, and as a result of which there is a material adverse effect on the holders of the Series 2015-I notes;

(c)	(i) any servicer default occurs which has a material adverse effect on the holders of the Series 2015-I notes, or (ii) we consolidate or merge into any other corporation or any other business or convey or transfer our properties and assets substantially as an entirety to any person if such merger, consolidation, conveyance or transfer would have a material adverse effect on the Series 2015-I notes;

(d)	the Three-Month Average Excess Spread Percentage for any monthly period is less than 0%;

(e)	the indenture trustee fails, for any reason, to have a valid and perfected first priority security interest in any of the assets of the issuing entity that secure the notes;

(f)	without limiting any of the foregoing, the occurrence of an event of default with respect to the Series 2015-I notes and the acceleration of maturity of the Series 2015-I notes in accordance with the indenture;

(g)	the note principal balance is not paid in full by the expected principal payment date;

(h)	during any period of twenty consecutive days, the transferor’s interest average over that period is less than 5.0% of the average principal receivables, and we (i) fail to designate additional accounts to be included as accounts in a sufficient amount such that the average of the transferor’s interest as a percentage of average principal receivables for such twenty-day period is at least equal to 5.0% of the average principal receivables, and (ii) fail to transfer receivables from additional accounts to the trust on or before the tenth business day following the twenty-day period;

(i)	the issuing entity is subject to regulation as an investment company under the 1940 Act;

(j)	the occurrence of a pay out event described under “Cabela’s Master Credit Card Trust— Pay Out Events” in the accompanying prospectus; or

(k)	the average of the Monthly Principal Payment Rate for any three consecutive calendar months is less than 15%.

In the case of any event described in clause (a), (b), (c) or (e) above, an early redemption event will be deemed to have occurred with respect to your series of notes only if, after the applicable grace period, either the indenture trustee, or the holders of the Series 2015-I notes evidencing more than 50% of the Series 2015-I note principal balance, by written notice to us, the issuing entity, the servicer and the indenture trustee, declare that an early redemption event has occurred with respect to Series 2015-I note principal balance as of the date of such notice.

In the case of any event described in clause (d), (f), (g), (h), (i), (j) or (k) above, an early redemption event will occur with respect to Series 2015-I without any notice or other action on the part of the indenture trustee or the holders of the Series 2015-I notes immediately upon the occurrence of such event.

On the day on which an early redemption event is deemed to have occurred, the early redemption period will begin.

See “Description of the Notes—Early Redemption Events” in the accompanying prospectus for an additional discussion of the consequences of insolvency, conservatorship or receivership events related to us and the bank.

Each outstanding series of variable funding notes and term notes indicated in “Annex I – Other Securities Outstanding” is subject to the same early redemption events as described above with respect to such series. An early redemption event with respect to the outstanding series of variable funding notes indicated in “Annex I – Other Securities Outstanding” will also be deemed to occur if:

•	the outstanding principal balance of any subordinated class or classes of notes of such series are less than the specified minimum amounts;

•	the bank is unable to transfer receivables to us or we are unable to transfer receivables to the trust;

•	a change of control occurs directly or indirectly with respect to us or the bank;

•	we or the issuing entity fail to pay any outstanding indebtedness when due, or the servicer or the originator fails to pay any material indebtedness when due or a default occurs under any such material indebtedness or the maturity of any such material indebtedness is accelerated; or

•	the Tier 1 capital ratio of the bank is less than 6%.

Events of Default

The events of default for Series 2015-I, as well as the rights and remedies available to the indenture trustee and the Series 2015-I noteholders when an event of default occurs, are described under “The Indenture—Events of Default; Rights Upon Event of Default” in the accompanying prospectus. Each outstanding series of variable funding notes and term notes indicated in “Annex I — Other Securities Outstanding” is subject to the same events of default with respect to such series as the Series 2015-I notes.

In the case of an event of default involving bankruptcy, insolvency or similar events relating to the issuing entity, the principal amount of the Series 2015-I notes and all other series of notes automatically will be deemed to be immediately due and payable. If any other event of default for Series 2015-I occurs, the indenture trustee or the holders of more than 50% of the then-outstanding principal balance of the Series 2015-I notes may declare the Series 2015-I notes to be immediately due and payable. If the Series 2015-I notes are accelerated, you may receive principal prior to the expected principal payment date for your class of notes.

Servicing Compensation and Payment of Expenses

The servicing fee rate for the Series 2004-1 certificate is 2% per year. The Series 2004-1 servicing fee for each monthly period is one-twelfth of the product of (a) 2% and (b) the investor interest at the end of the preceding monthly period. Your series’ share of the Series 2004-1 servicing fee for each monthly period will be the percentage equivalent of a fraction, (i) the numerator of which is the sum of the allocation amounts for Series 2015-I as of the close of business on each day during such monthly period divided by the actual number of days in such monthly period and (ii) the denominator of which is the sum of the allocation amounts for all outstanding series of notes as of the close of business on each day during such monthly period divided by the actual number of days in such monthly period.

Amendments

The indenture supplement for your series and the indenture may be amended as described under “The Indenture—Modification of the Indenture” in the accompanying prospectus.

Reports to Noteholders

Monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission. These reports will not be sent to noteholders. See “Where You Can Find More Information” in the accompanying prospectus for information as to how these reports may be accessed. On each determination date, the servicer shall forward to the indenture trustee and the paying agent, if any, a monthly report setting forth certain information with respect to the issuing entity and the notes including:

(i)	the aggregate amounts for the preceding monthly period with respect to the aggregate amounts of collections, collections with respect to principal receivables and collections with respect to finance charge receivables;

(ii)	the aggregate defaulted receivables and recoveries for the preceding monthly period;

(iii)	a calculation of the excess spread percentage for each series then outstanding;

(iv)	the aggregate amount of receivables and the balance on deposit in the collection account or any series account applicable to your series with respect to collections processed as of the end of the last day of the preceding monthly period;

(v)	the aggregate amount of dilution from the preceding monthly period;

(vi)	the aggregate amount, if any, of withdrawals, drawings or payments under any enhancement with respect to your series required to be made with respect to the previous monthly period; and

(vii)	the sum of all amounts payable to the noteholders on the succeeding distribution date in respect of interest and principal payable with respect to the notes.

Fees and Expenses

The servicer has agreed in the pooling and servicing agreement to be responsible for the payment (without reimbursement other than its monthly servicing fee) of all expenses incurred in connection with its servicing activities under the pooling and servicing agreement, including reasonable fees and disbursements of the master trust trustee and independent accountants. Except for your series share of the servicing fee as described above under “Description of Series Provisions—Servicing Compensation and Payment of Expenses,” no fees and expenses incurred in connection with the trust will be payable out of collections allocated to your series.

The following table summarizes the fees that may be payable out of collections allocated to your series:

Type of Fees	Amount or Calculation	Purpose	Source of Funds for Payment	Distribution Priority
Servicing Fee	The certificateholder
servicing fee for the
related transfer date
multiplied by the
ratio of the average
allocation amount
for your series
during the related
month to the
average allocation
amount for all
outstanding series of
notes for the related
	month	Compensation and reimbursement of the servicer	The portion of the servicing fee allocated to any series will be payable from available funds for that series	As specified under “Description of Series Provisions—Application of Available Funds”

Legal Proceedings

Settlement of VISA Litigation

In June 2005, a number of entities sued VISA and several member banks, and other credit card associations, alleging, among other things, that VISA and its member banks violated United States antitrust laws by conspiring to fix the level of interchange fees. In July 2012, the parties to this litigation entered into a settlement agreement to resolve the claims brought by the class members. On December 13, 2013, the settlement received final court approval. The settlement agreement requires, among other things, the distribution to class merchants of an amount equal to 10 basis points of default interchange across all credit rate categories for a period of eight consecutive months, which otherwise would have been paid to issuers like the bank. To date, the bank has not been named as a defendant in any credit card industry lawsuits. At December 31, 2014, no liability was outstanding for the settlement.

2013 FDIC Compliance Examination

On August 1, 2013, the FDIC issued a report of examination related to a compliance examination conducted in 2013 with respect to the bank. The FDIC’s findings were that certain practices related to the bank’s marketing, promotion and administration of its credit cards and related add-on products were improper and/or unfair and deceptive practices under applicable law. On March 10, 2014, the bank and the FDIC settled all matters related to the FDIC’s findings associated with its 2013 compliance examination and a Consent Order, Order for Restitution and Order to Pay Civil Money Penalty was issued. Without admitting or denying the FDIC’s allegations, the bank agreed to pay restitution to affected cardholders and a civil money penalty of $1 million. The bank also agreed to evaluate its compliance management system and make appropriate changes designed to ensure the bank’s compliance with applicable laws. On November 4, 2014, the FDIC terminated the Consent Order, Order for Restitution and Order to Pay Civil Money Penalty.

Underwriting

Subject to the terms and conditions set forth in an underwriting agreement between us and RBC Capital Markets, LLC, as representative for the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the Class A notes set forth opposite its name:

Class A Underwriters	Principal Amount of Class A-1 Notes			Principal Amount of Class A-2 Notes
RBC Capital Markets, LLC	$	[	—]	$	[	—]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	[	—]	$	[	—]
Wells Fargo Securities, LLC	$	[	—]	$	[	—]
Total		$318,750,000

The underwriters of the Class A notes have advised us that they propose initially to offer the Class A notes to the public at the prices set forth in this prospectus supplement for that class, and to dealers chosen by the underwriters at the prices set forth in this prospectus supplement less a concession not in excess of the percentages set forth in the following table. The underwriters of the Class A notes and those dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the notes, the public offering prices and the concessions referred to in this paragraph may be changed. Additional offering expenses are estimated to be $[—].

	Class A-1 Notes		Class A-2 Notes
Concessions	[	—]%	[	—]%
Reallowances	[	—]%	[	—]%

The underwriters will be compensated as set forth in the following table:

	Underwriters Discounts and Commissions		Amount Per $1,000 of Principal		Total Amount
Class A-1 Notes	[	—]%	[	—]%	$	[	—]
Class A-2 Notes	[	—]%	[	—]%	$	[	—]

Each underwriter has severally represented, warranted and agreed with the issuing entity that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity; and

•	it has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

We will indemnify the underwriters against the liabilities specified in the underwriting agreement, including liabilities under the Securities Act, or will contribute to payments the underwriters may be required to make in connection with those liabilities.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with us and our affiliates. We may use a portion of the net proceeds of the sale of the Series 2015-I notes to reduce outstandings under various credit facilities provided by some of the underwriters, their affiliates and special purpose entities administered by some of the underwriters and their affiliates.

The Class B notes, Class C notes and Class D notes will be sold by the depositor directly to the bank in one or more negotiated transactions at varying prices to be determined at the time of sale. Proceeds to the depositor from any sale of the Class B notes, Class C notes and Class D notes will equal the respective purchase price paid by the bank, net of any expenses payable by the depositor.

Legal Matters

Certain legal matters relating to the issuance of the Series 2015-I notes will be passed upon for us by Kutak Rock LLP as special counsel for us. Certain legal matters relating to the federal tax consequences of the issuance of the Series 2015-I notes will be passed upon for us by Kutak Rock LLP. Certain legal matters relating to the issuance of the Series 2015-I notes will be passed upon for the underwriters by Dechert LLP.

Glossary of Terms for Prospectus Supplement

“Cash Collateral Account Funding Event” means for any distribution date, the failure to satisfy the minimum net worth covenant set forth from time to time in the primary revolving credit agreement of Cabela’s.

“Excess Spread Percentage” means, with respect to any monthly period, an amount equal to the percentage equivalent of a fraction, (a) the numerator of which is the product of (i) the remainder of (A) the available finance charge collections with respect to the related distribution date, minus (B) the amount of funds, if any, withdrawn from the spread account and treated as available finance charge collections with respect to such distribution date, minus (C) the aggregate amount of the distributions on such distribution date provided for in clauses (1) through (7) under the caption “Description of Series Provisions—Application of Available Funds” in this prospectus supplement minus (D) the amount of funds, if any, withdrawn from the cash collateral account and treated as available funds with respect to such distribution date, and (ii) 12; and (b) the denominator of which is the allocation amount for such monthly period.

“Hired Agency” means, as to each series of notes and as of any date of determination, the rating agency or agencies, if any, selected by the depositor to rate such series of notes as of such date of determination.

“LIBOR” means the London interbank offered rate which is an average rate at which prime banks in London offer to make deposits available to other prime banks for a specified period of time. For the purposes of determining the interest rate applicable to each class of the Series 2015-I notes, see “Description of Series Provisions—Interest Payments” in this prospectus supplement.

“Minimum Transferor’s Interest” means the product of (a) the average principal receivables and (b) the minimum transferor’s percentage, which is 5%.

“Modified Excess Spread Percentage” means, with respect to the initial monthly period, an amount equal to the percentage equivalent of a fraction, (a) the numerator of which is the product of (i) the remainder of (A) the available finance charge collections with respect to the related distribution date, minus (B) the amount of funds, if any, withdrawn from the spread account and treated as available funds with respect to such distribution date, minus (C) the aggregate amount of the distributions that would be made on such distribution date as provided for in clauses (1) through (7) under the caption “Description of Series Provisions—Application of Available Funds” in this prospectus supplement (such amounts to be determined, solely for the purposes of this definition, based on the assumption that the initial interest period includes the same number of days as the initial monthly period), minus (D) the amount of funds, if any, withdrawn from the cash collateral account and treated as available funds with respect to such distribution date, and (ii) 12; and (b) the denominator of which is the allocation amount for such monthly period.

“Monthly Principal Payment Rate” means, with respect to any monthly period, a fraction, expressed as a percentage, the numerator of which is collections of principal receivables for such monthly period and the denominator of which is the aggregate amount of principal receivables as of the first day of such monthly period.

“Rating Agency Condition” means, with respect to any action subject to such condition, that each Hired Agency shall have notified us, the servicer, the issuing entity and the indenture trustee in writing that such action will not result in a reduction or withdrawal of the rating, if any, of any outstanding class or series of notes which such Hired Agency has rated at the depositor’ request.

“Required Spread Account Percentage” means, for any distribution date, the percentage determined as follows:

If the Three-Month Average Excess Spread Percentage is greater than or equal to	and less than:	Then the Required Spread Account Percentage will equal(1):
4.50%	—	0.00%
4.00%	4.50%	1.75%
3.50%	4.00%	2.75%
3.00%	3.50%	3.50%
2.50%	3.00%	5.00%
2.00%	2.50%	6.00%
—	2.00%	7.75%

(1)	The Required Spread Account Percentage will be 0.00% on the closing date and may not be reduced on any distribution date unless the Three-Month Average Excess Spread Percentage for such distribution date and each of the preceding two distribution dates qualifies for the lower percentage, in which case the Required Spread Account Percentage will be decreased to the corresponding percentage specified above.

“Series Termination Date” means the earliest to occur of (a) the date upon which the note principal balance of your series of notes is paid in full; (b) the date upon which the allocation amount of your series of notes is reduced to zero; and (c) the Series 2015-I final maturity date.

“Three-Month Average Excess Spread Percentage” means (a) with respect to the May 2015 determination date, the Modified Excess Spread Percentage; (b) with respect to the June 2015 determination date, the percentage equivalent of a fraction, the numerator of which is the sum of the Modified Excess Spread Percentage and the Excess Spread Percentage for the immediately preceding monthly period, and the denominator of which is two; (c) with respect to the July 2015 determination date, the percentage equivalent of a fraction, the numerator of which is the sum of the Modified Excess Spread Percentage and each of the Excess Spread Percentage for the two immediately preceding monthly periods and the denominator of which is three; and (d) with respect to any other determination date, the percentage equivalent of a fraction the numerator of which is the sum of the Excess Spread Percentages for the three immediately preceding monthly periods and the denominator of which is three.

Annex I

Other Securities Outstanding

The principal characteristics of the other outstanding series of notes issued by Cabela’s Credit Card Master Note Trust as of December 31, 2014 are set forth in the table below. All of the outstanding series of notes are in group I.

Variable Funding Notes

With respect to each outstanding series which is a series of variable funding notes, the aggregate outstanding principal amount of notes in the series may be increased or decreased from time to time subject to a maximum amount. The current maximum aggregate principal amount for each series is listed below. The maximum amount for any series may be increased or decreased from time to time, subject to certain conditions, including the mutual agreement of the depositor and the holders of that series of notes and related parties. Each series of variable funding notes accrues interest at a floating rate.

Each series is in an extendable revolving period (unless an early redemption event occurs prior to that date). The revolving period for a series may be extended by mutual agreement of the depositor, the servicer and the holders of that series.

Table of Outstanding Series of Variable Funding Notes

1.	Series 2008-III
	Maximum Note Principal Balance:	$260,115,000*
	Outstanding Note Principal Balance:	$0.00**
	Interest Rate:	Floating Rate***
	Currently Scheduled Start of Amortization Period:	March 2015
	Series Servicing Fee Percentage:	2%

2.	Series 2011-I
	Maximum Note Principal Balance:	$352,941,000*
	Outstanding Note Principal Balance:	$135,294,119**
	Interest Rate:	Floating Rate***
	Currently Scheduled Start of Amortization Period:	March 2016
	Series Servicing Fee Percentage:	2%

3.	Series 2011-III
	Maximum Note Principal Balance:	$588,235,000*
	Outstanding Note Principal Balance:	$429,411,773**
	Interest Rate:	Floating Rate***
	Currently Scheduled Start of Amortization Period:	March 2017
	Series Servicing Fee Percentage:	2%

*The maximum note principal balance of Series 2008-III includes Class A notes with a maximum note principal balance of approximately $225,000,000, Class B notes with a maximum note principal balance of approximately $27,962,000, and Class C notes with a maximum note principal balance of approximately $7,153,000. The maximum note principal balance of Series 2011-I includes Class A notes with a maximum note principal balance of approximately $300,000,000 and Class B notes with a maximum note principal balance of approximately $52,941,000. The maximum note principal balance of Series 2011-III includes Class A notes with a maximum note principal balance of approximately $500,000,000 and Class B notes with a maximum note principal balance of

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approximately $88,235,000. The Class A notes of each series of variable funding notes have been issued only to accredited investors and are not publicly available. World’s Foremost Bank is the holder of each outstanding class of each series of variable funding notes, except for the Class A notes of each series.

** As of December 31, 2014. The outstanding note principal balance of Series 2011-I includes Class A notes with an outstanding note principal balance of approximately $115,000,000 and Class B notes with an outstanding note principal balance of approximately $20,294,119. The outstanding note principal balance of Series 2011-III includes Class A notes with an outstanding note principal balance of approximately $365,000,000 and Class B notes with an outstanding note principal balance of approximately $64,411,773.

***Applicable interest rates on the Class A notes of Series 2008-III and Series 2011-I are variable interest rates which are tied to one-month LIBOR but which may in certain circumstances be tied to the prime rate of interest of a reference bank. Applicable interest rates on the Class A notes of Series 2011-III are variable interest rates which are tied to commercial paper rates but which may in certain circumstances be tied to one-month LIBOR or the prime rate of interest of a reference bank. The interest rate for the Class A notes of each outstanding series of variable funding notes includes a margin over the applicable reference rate that varies up to a maximum of 2.00%. The applicable interest rate on all other classes of each outstanding series of variable funding notes (which are held by World’s Foremost Bank) is 0.00%.

Term Notes

With respect to each outstanding series of notes that are term notes, the initial principal balance of the notes is established on the date of issuance and it is not subject to increase. Each series is in an extendable revolving period (unless an early redemption event occurs prior to that date). The revolving period of a series may be automatically extended and, upon notice to the indenture trustee, the servicer may elect to postpone the accumulation period, subject to certain conditions. For each series, the revolving period will be followed by an accumulation period, the length of which is determined by the servicer, subject to certain conditions. The accumulation period continues until either an early redemption event occurs and results in early redemption or the Series Termination Date occurs. The currently scheduled start date for the start of the accumulation period for each series is listed below.

Table of Outstanding Series of Term Notes

1. Series 2010-II
Initial Allocation Amount:	$250,000,000
Class A-1 Note Rate:	2.29% per annum
Class A-2 Note Rate:	One-Month LIBOR plus 0.70% per annum
Class B Note Rate:	0.00% per annum
Class C Note Rate:	0.00% per annum
Class D Note Rate:	0.00% per annum
Series Servicing Fee Percentage:	2% per annum
Series Issuance Date:	September 22, 2010
Currently Scheduled Start of Accumulation Period:	August 1, 2015
Class A/B/C/D Expected Principal Payment Date:	September 15, 2015
Series 2010-II Termination Date:	September 17, 2018

2. Series 2011-II
Initial Allocation Amount:	$300,000,000
Class A-1 Note Rate:	2.39% per annum
Class A-2 Note Rate:	One-Month LIBOR plus 0.60% per annum
Class B Note Rate:	0.00% per annum
Class C Note Rate:	0.00% per annum
Class D Note Rate:	0.00% per annum
Series Servicing Fee Percentage:	2% per annum
Series Issuance Date:	June 29, 2011
Currently Scheduled Start of Accumulation Period:	April 1, 2016
Class A/B/C/D Expected Principal Payment Date:	June 15, 2016
Series 2011-II Termination Date:	June 17, 2019

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3. Series 2011-IV
Initial Allocation Amount:	$300,000,000
Class A-1 Note Rate:	1.90% per annum
Class A-2 Note Rate:	One-Month LIBOR plus 0.55% per annum
Class B Note Rate:	0.00% per annum
Class C Note Rate:	0.00% per annum
Class D Note Rate:	0.00% per annum
Series Servicing Fee Percentage:	2% per annum
Series Issuance Date:	October 27, 2011
Currently Scheduled Start of Accumulation Period:	October 1, 2015
Class A/B/C/D Expected Principal Payment Date:	October 15, 2016
Series 2011-IV Termination Date:	October 15, 2019

4. Series 2012-I
Initial Allocation Amount:	$500,000,000
Class A-1 Note Rate:	1.63% per annum
Class A-2 Note Rate:	One-Month LIBOR plus 0.53% per annum
Class B Note Rate:	0.00% per annum
Class C Note Rate:	0.00% per annum
Class D Note Rate:	0.00% per annum
Series Servicing Fee Percentage:	2% per annum
Series Issuance Date:	March 7, 2012
Currently Scheduled Start of Accumulation Period:	February 1, 2016
Class A/B/C/D Expected Principal Payment Date:	February 15, 2017
Series 2012-I Termination Date:	February 18, 2020

5. Series 2012-II
Initial Allocation Amount:	$500,000,000
Class A-1 Note Rate:	1.45% per annum
Class A-2 Note Rate:	One-Month LIBOR plus 0.48% per annum
Class B Note Rate:	0.00% per annum
Class C Note Rate:	0.00% per annum
Class D Note Rate:	0.00% per annum
Series Servicing Fee Percentage:	2% per annum
Series Issuance Date:	June 27, 2012
Currently Scheduled Start of Accumulation Period:	June 1, 2016
Class A/B/C/D Expected Principal Payment Date:	June 15, 2017
Series 2012-I Termination Date:	June 15, 2020

6. Series 2013-I
Initial Allocation Amount:	$385,000,000
Class A Note Rate:	2.71% per annum
Class B Note Rate:	0.00% per annum
Class C Note Rate:	0.00% per annum
Class D Note Rate:	0.00% per annum
Series Servicing Fee Percentage:	2% per annum
Series Issuance Date:	March 7, 2013
Currently Scheduled Start of Accumulation Period:	February 1, 2022
Class A/B/C/D Expected Principal Payment Date:	February 15, 2023
Series 2013-I Termination Date:	February 17, 2026

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7. Series 2013-II
Initial Allocation Amount:	$350,000,000
Class A-1 Note Rate:	2.17% per annum
Class A-2 Note Rate:	One-Month LIBOR plus 0.65% per annum
Class B Note Rate:	0.00% per annum
Class C Note Rate:	0.00% per annum
Class D Note Rate:	0.00% per annum
Series Servicing Fee Percentage:	2% per annum
Series Issuance Date:	August 15, 2013
Currently Scheduled Start of Accumulation Period:	August 1, 2017
Class A/B/C/D Expected Principal Payment Date:	August 15, 2018
Series 2013-II Termination Date:	August 16, 2021

8. Series 2014-I
Initial Allocation Amount:	$300,000,000
Class A Note Rate:	One-Month LIBOR plus 0.35% per annum
Class B Note Rate:	0.00% per annum
Class C Note Rate:	0.00% per annum
Class D Note Rate:	0.00% per annum
Series Servicing Fee Percentage:	2% per annum
Series Issuance Date:	March 25, 2014
Currently Scheduled Start of Accumulation Period:	March 1, 2016
Class A/B/C/D Expected Principal Payment Date:	March 15, 2017
Series 2014-I Termination Date:	March 16, 2020

9. Series 2014-II
Initial Allocation Amount:	$400,000,000
Class A Note Rate:	One-Month LIBOR plus 0.45% per annum
Class B Note Rate:	0.00% per annum
Class C Note Rate:	0.00% per annum
Class D Note Rate:	0.00% per annum
Series Servicing Fee Percentage:	2% per annum
Series Issuance Date:	July 16, 2014
Currently Scheduled Start of Accumulation Period:	July 1, 2018
Class A/B/C/D Expected Principal Payment Date:	July 15, 2019
Series 2014-II Termination Date:	July 15, 2022

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Annex II

Static Pool Data

Certain static pool data consisting of delinquency, charge-off, yield and payment rate performance for credit card receivables included in the trust portfolio is set forth in the tables below. All static pool information contained in this Annex II for periods prior to January 1, 2006 will not form a part of this prospectus supplement, the accompanying prospectus or the registration statement relating to the notes. We cannot assure you that delinquency, charge-off, yield and payment rate performance in the future will be similar to the historical experience shown below. Among other things, varying economic conditions to which the trust portfolio was subject in each period shown below may make it unlikely that the trust portfolio will perform in the same way in future periods that it has performed historically.

The performance data is grouped by year of origination of the accounts. Performance data for years prior to 2011 has been combined under the performance data for origination year 2011 as performance data for origination years prior to 2011 could not be obtained separately without unreasonable effort or expense.

The origination date for each account is the date on which the account is opened and an account number is assigned.

Performance data is based on the account’s performance on and after the date on which such account was added to the trust portfolio.

Delinquency Percentage: 30+ Days

Year of Account Origination	As of December 31,
	2014	2013	2012	2011
2014 Originations	1.10%
2013 Originations	1.20%	0.78%
2012 Originations	1.08%	1.13%	0.86%
2011 Originations	0.52%	0.63%	0.71%	0.86%

The delinquency percentage is calculated by dividing delinquent receivables by total receivables.

The delinquent receivables are the total receivables which are 30 or more days past due.

Principal Charge-Off Percentage

Year of Account Origination	Year Ended December 31,
	2014	2013	2012	2011
2014 Originations	1.95%
2013 Originations	2.99%	1.72%
2012 Originations	3.17%	3.10%	2.00%
2011 Originations	1.68%	1.96%	2.20%	2.74%

Principal charge-off percentage is calculated by dividing the gross principal losses (charge-offs) by the average of the total receivables balance as of the beginning of each month during the period indicated.

Gross principal losses include the total principal charge-offs excluding fraud prior to recoveries.

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Historical data as presented in the prospectus supplement is calculated using the daily average total receivables instead of the average of the total receivables balance as of the beginning of each month during the period indicated as defined above. Therefore, the historical data presented in the prospectus supplement and the static pool data above are not directly comparable.

Yield from Finance Charges, Fees and Interchange

Year of Account Origination	Year Ended December 31,
	2014	2013	2012	2011
2014 Originations	24.20%
2013 Originations	21.43%	25.00%
2012 Originations	20.63%	21.54%	26.28%
2011 Originations	18.61%	18.88%	19.53%	19.71%

Yield from finance charges, fees and interchange is calculated by dividing the total amount of collected finance charges, fees and interchange by the average of the total receivables balance as of the beginning of each month during the period indicated.

Collected finance charges, fees and interchange is the periodic finance charges and other fees collected on each cardholder’s account during each performance year, less amounts that are reversed due to dispute, consolidation, adjustment, or return, plus interchange. For purposes of the static pool data above, interchange allocated to the trust portfolio in a particular performance year is allocated to accounts in each origination year based upon the dollar value of the transactions on such accounts in such performance year as a percentage of the dollar value of the transactions on all of the accounts in the trust portfolio in such performance year. Although this method of allocating interchange assumes a constant interchange rate on all of the accounts in the trust portfolio, actual interchange rates may vary based upon a number of factors, including the type of account and the type of transaction on the account.

Historical data as presented in the prospectus supplement is calculated using the daily average total receivables instead of the average of the total receivables balance as of the beginning of each month during the period indicated. Therefore, the historical data presented in the prospectus supplement and the static pool data above are not directly comparable.

Principal Payment Rate Percentage

Year of Account Origination	Year Ended December 31,
	2014	2013	2012	2011
2014 Originations	39.91%
2013 Originations	32.36%	44.98%
2012 Originations	31.75%	35.10%	49.69%
2011 Originations	40.80%	41.28%	41.21%	41.00%

The principal payment rate is calculated as the total of the monthly principal payments divided by the sum of the total receivables as of the beginning of each month during the period indicated.

Historical data as presented in the prospectus supplement is calculated as the average of the monthly principal payment rates during such period. The historical data monthly principal payment rate for any month is calculated as the total amount of principal payments received during such month divided by the amount of principal receivables as of the beginning of such month. Therefore, the historical data presented in the prospectus supplement and the static pool data above are not directly comparable.

A-II-2

Prospectus

Cabela’s Credit Card Master Note Trust

Issuing Entity

WFB Funding, LLC Depositor	World’s Foremost Bank Originator, Sponsor, Bank and Servicer

Asset-Backed Notes

The Issuing Entity—

•	may periodically issue asset-backed notes in one or more series with one or more classes; and

•	will have a direct or indirect interest in—

•	receivables in a portfolio of VISA® (and potentially, if issued in the future, other payment networks) revolving credit card accounts owned by World’s Foremost Bank;

•	payments due on those receivables; and

•	other property described in this prospectus and in the accompanying prospectus supplement.

The Notes—

•	will be secured by, and paid only from, the assets of the issuing entity;

•	may have one or more forms of credit enhancement; and

•	will be issued as part of a designated series which may include one or more classes of notes.

You should consider carefully the risk factors beginning on page 2 in this prospectus and page S-19 in your prospectus supplement.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes are obligations of Cabela’s Credit Card Master Note Trust only and are not obligations of WFB Funding, LLC, World’s Foremost Bank or any other person.

This prospectus may be used to offer and sell notes of a series only if accompanied by the prospectus supplement for that series.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

March [•], 2015

Important Notice About Information Presented In This

Prospectus And The Accompanying Prospectus Supplement

We (WFB Funding, LLC) provide information to you about the notes in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to your series of notes, and (b) the accompanying prospectus supplement, which describes the specific terms of your series of notes, including:

•	the terms, including interest rates, for each class;

•	the timing of interest and principal payments;

•	information about the receivables;

•	information about credit enhancement, if any, for each class;

•	the ratings for each class being offered; and

•	the method for selling the notes.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus supplement provide the pages on which these captions are located.

This prospectus uses defined terms. You can find a glossary of those terms under the caption “Glossary of Terms for Prospectus” beginning on page 88 of this prospectus.

i

Summary: Overview of Transactions

Each series of notes will be issued by Cabela’s Credit Card Master Note Trust and will include one or more classes of notes, representing debt of the issuing entity. Each series and class may differ as to timing and priority of distributions, allocations of losses, interest rates, and amount of distributions in respect of principal or interest, early redemption events, and credit enhancement. We, WFB Funding, LLC, will disclose the details of these timing, priority and other matters in a prospectus supplement.

Initially, the primary asset of the issuing entity will be the Series 2004-1 certificate issued by Cabela’s Master Credit Card Trust to us and transferred by us to the issuing entity under a transfer and administration agreement. It represents a beneficial interest in the assets of Cabela’s Master Credit Card Trust. Cabela’s Master Credit Card Trust owns primarily credit card receivables arising in selected VISA® (and potentially, if issued in the future, other payment networks) revolving credit card accounts. We sometimes refer to Cabela’s Master Credit Card Trust in this prospectus as the “master trust.”

World’s Foremost Bank is the originator of the credit card receivables. The receivables comprising the trust have been transferred either directly by the bank to the master trust or by the bank to us, and in turn, by us to the master trust. Under the pooling and servicing agreement entered into by the bank in 2001, the bank, in its capacity as transferor, designated certain eligible accounts from its portfolio of VISA® credit card accounts and transferred the receivables in those accounts to the master trust. The bank continued to transfer additional receivables generated in those accounts and additional accounts to the master trust until February 2003, when the pooling and servicing agreement was amended. The amendment, among other things, designated us as the transferor replacing the bank. At the same time, we entered into a receivables purchase agreement with the bank under which the bank designated eligible accounts to us and transferred the receivables created after the date of the agreement to us. Under the receivables purchase agreement, the bank will, from time to time, designate additional accounts to us and transfer additional receivables to us. Under the amended pooling and servicing agreement, in our capacity as transferor, we transfer all receivables sold to us by the bank under the receivables purchase agreement to the master trust. The bank will continue to own the accounts that are designated to the master trust.

At any time when no series of investor certificates issued by the master trust are outstanding, other than the Series 2004-1 certificate held by the issuing entity, we may cause the master trust to terminate, at which time the receivables remaining in the master trust will be transferred to the issuing entity and held directly by the issuing entity. We refer to the entity—either the master trust or the issuing entity—that holds the receivables at any given time as the “trust.”

The notes will represent the right to payments from a portion of collections on the credit card receivables and certain fees held by the trust. All new receivables generated in the accounts will be automatically transferred to the trust. The total amount of receivables held by the trust will fluctuate daily as new receivables are generated and payments are received on existing receivables.

The bank services the receivables that are transferred to the trust and acts as the issuing entity’s administrator.

U.S. Bank National Association is the trustee for the master trust and the indenture trustee for the issuing entity. The issuing entity will grant a security interest in its assets—including the Series 2004-1 certificate or, if the master trust has terminated, the receivables—to the indenture trustee for the benefit of the noteholders and any credit enhancement provider.

Risk Factors

The following is a summary of the principal risk factors that apply to an investment in the notes. You should consider the following risk factors and any risk factors in the accompanying prospectus supplement before deciding whether to purchase the notes.

It may not be possible to find an investor to purchase your notes.

The underwriters may assist in resales of the notes but they are not required to do so. The notes may not be listed on any exchange or automated quotation system. The secondary market for asset-backed securities can experience periods of reduced liquidity and these periods of reduced liquidity could continue and adversely affect the value of your notes. You may not be able to resell your notes at all, or may be able to do so only at a substantial loss. In addition, there can be no assurance that a secondary market for your notes will continue to exist. You should not purchase the notes unless you understand and know you can bear the investment risk.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Concerns regarding sovereign debt may spread to other countries at any time. In addition, one nationally recognized statistical rating organization downgraded the debt rating of the United States government on August 5, 2011 and two others have since announced that they have placed the bond rating of the United States government and the ratings of certain financial institutions directly linked to the United States government and certain securities guaranteed by, backed by collateral securities issued by, or otherwise directly linked to the United States government or the affected financial institutions, on watch for possible downgrade. There can be no assurance that this uncertainty relating to the sovereign debt of various countries will not lead to further disruptions of the credit markets in the United States. If the United States bond rating or government guaranteed debt instruments are further downgraded, the market price or the marketability of your notes could be adversely affected, as could the general economic conditions in the United States. Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you may suffer a loss on your investment.

Some liens would be given priority over your notes which could cause delayed or reduced payments.

We and the bank intend for the transfer of the receivables to be a sale. However, a court could conclude that we or the bank own the receivables and the trust only holds a security interest. Even if the court would reach this conclusion, however, steps will be taken to give the trust a first-priority, perfected security interest in the receivables.

If a court were to conclude that the trust has only a security interest, a tax or governmental lien or other lien imposed under applicable state or federal law without consent upon our property or the bank’s property arising before receivables are transferred to the trust may be senior to the trust’s interest in the receivables. In addition, the relevant documents permit the bank to transfer the receivables to us subject to liens for taxes that are not yet due or are being contested. Regardless of whether the transfer of the receivables is a sale or a secured borrowing, if any such liens exist, the claims of the creditors holding such liens would be superior to our rights and the rights of the trust, thereby possibly delaying or reducing payments on the notes. Additionally, if a receiver or conservator were appointed for the bank, the fees and expenses of the receiver or conservator might be paid from the receivables before the trust receives any payments on the receivables. In addition, the trust may not have a first-priority perfected security interest in collections that have been commingled with other funds and collections will generally be commingled with other funds of the servicer for two days prior to deposit in a trust account. If any of these events were to occur, payments to you could be delayed or reduced. See “Material Legal Aspects of the Receivables—Matters Relating to Transfer of Receivables” and “Cabela’s Master Credit Card Trust—Required Removal of Receivables” in this prospectus.

In addition, a tax or governmental lien imposed under applicable state or federal law without our consent on our property may be senior to the issuing entity’s interest in the Series 2004-1 certificate.

If a conservator or receiver were appointed for World’s Foremost Bank, or if we become a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur.

If the bank were to become insolvent, or if the bank were to violate laws or regulations applicable to it, the Federal Deposit Insurance Corporation (the “FDIC”) could act as conservator or receiver for the bank. In that role, the FDIC would have broad powers to repudiate contracts to which the bank was party if the FDIC determined that the contracts were burdensome and that repudiation would promote the orderly administration of the bank’s affairs. Among the contracts that might be repudiated are the receivables purchase agreement under which the bank transfers receivables to us and the pooling and servicing agreement under which the bank has agreed to service the receivables. Also, if the FDIC were acting as the bank’s conservator or receiver, the FDIC might have the power to extend its repudiation and avoidance powers to us because we are a wholly-owned subsidiary of the bank.

We have structured the transfer of receivables under the receivables purchase agreement between the bank and us with the intent that they be characterized as legal true sales. If the transfers are so characterized, then the FDIC should not be able to recover or reclaim the transferred receivables using its repudiation powers. However, if those transfers are not respected as legal true sales, then we would be treated as having made a loan to the bank secured by the transferred receivables. The FDIC ordinarily has the power to repudiate secured loans and then recover the collateral after paying damages (as described below) to the lenders.

The FDIC has, however, made statements suggesting that it has the power to recover any asset that is shown on the bank’s balance sheet, and stated that determination of whether or not there has been a legal true sale would take time, possibly causing delays in payment. The transfers of the receivables by the bank to us will not be treated as sales for accounting purposes and the receivables will be shown on the bank’s balance sheet. If the FDIC were to successfully assert the transfer of receivables under the receivables purchase agreement between the bank and us was not a legal true sale, then we would be treated as having made a loan to the bank, secured by the transferred receivables. If the FDIC repudiated that loan, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages,” as determined as of the date of the FDIC’s appointment as conservator or receiver of the bank. There is no statutory definition of “actual direct compensatory damages,” but the term does not include damages for lost profit or opportunity.

The staff of the FDIC takes the position that upon repudiation, these damages would not include interest accrued through the date of actual repudiation, so the issuing entity would receive interest only through the date of appointment of the FDIC as conservator or receiver. The FDIC may repudiate a contract with a “reasonable time” of its appointment and the issuing entity may not have a claim for interest accrued during that period. In addition, in one case involving a repudiation by the Resolution Trust Corporation, a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a market security meant the market value of the repudiated bonds as of the date of repudiation. If the court’s view were applied to determine the “actual compensatory damages” in the circumstances described above, the amount of damages could, depending on the circumstances existing on the date of repudiation, be less than principal amount of the related securities and the interest accrued thereon to the date of payment.

We believe that some of the powers of the FDIC described above have been limited as a result of “safe harbors” adopted by the FDIC in a regulation entitled “Treatment of financial assets in connection with securitization or participation,” which is referred to as the FDIC rule in this prospectus. The FDIC has adopted four different “safe harbors,” each of which limits the powers that the FDIC can exercise in the insolvency of an insured depository institution when it is appointed as receiver or conservator. The relevant safe harbor for the master trust will be the safe harbor for obligations of revolving trusts or master trusts, for which one or more obligations were issued prior to September 27, 2010, and the discussion of the FDIC rule in this prospectus is limited to that safe harbor. Although the FDIC has the power to repeal or amend its own rules, the FDIC rule states that any repeal or amendment of that rule will not apply to transfers of financial assets made before the repeal or modification.

Under the applicable safe harbor, the FDIC has stated that, if certain conditions are met, the FDIC will not use its repudiation power to reclaim, recover or recharacterize as property of an FDIC-insured bank any financial assets transferred by that bank in connection with a securitization transaction. The applicability of the safe harbor to the master trust and the securitizations contemplated by this prospectus requires, among other things, that the transfers of receivables meet the conditions for sale accounting treatment under generally accepted accounting principles in effect for the reporting periods prior to November 15, 2009.

We have structured the issuance of the notes with the intention that the transfers of the receivables by the bank would have the benefit of the safe harbor. The bank believes that the transfers meet these conditions; however, no independent audit or review has been made regarding the bank’s determination that the transfers of receivables made on and after December 31, 2009 meet the conditions for sale accounting treatment under generally accepted accounting principles in effect for the reporting periods prior to November 15, 2009.

If the FDIC (a) were to assert that (i) the FDIC rule does not apply to these transfers of receivables, (ii) these transfers fail to comply with any other condition specified in the FDIC rule or (iii) these transactions do not comply with certain banking laws or, (b) were to (i) require the indenture trustee or other transaction parties to go through an administrative claims procedure established by the FDIC in order to obtain payment on the notes or (ii) request a stay of any actions by any of those parties to enforce the applicable agreement, then payments of principal and interest on your notes could be delayed and, if the FDIC were successful, possibly reduced.

Regardless of whether the FDIC rule applies or the transfers under the receivables purchase agreement between the bank and us are respected as true sales, the FDIC, as receiver or conservator of the bank, could—

•	require the indenture trustee or any of the other transaction parties to go through the administrative claims procedure established by the FDIC to establish its rights to payments collected on the receivables;

•	obtain a stay of any actions by any of those parties to enforce the transaction documents against the bank;

•	repudiate the bank’s on-going obligations under the transaction documents, such as the bank’s on-going obligations to service the receivables and its duty to collect and remit payments on the receivables; or

•	prior to any repudiation of a servicing agreement, prevent the indenture trustee and other transaction parties from appointing a successor servicer.

In addition, for 90 days after the FDIC is appointed as receiver or 45 days after the FDIC is appointed as conservator, as applicable, the Federal Deposit Insurance Act (FDIA), in certain circumstances, requires the consent of the FDIC before any party could exercise any right or power to terminate, accelerate or declare a default under any contract to which an insolvent bank is a party. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of the bank or affect any contractual rights of the bank.

We are a wholly-owned bankruptcy remote subsidiary of the bank and our limited liability company agreement limits the nature of our business. If, however, we became a debtor in a bankruptcy case, and either our transfer of the receivables to the master trust or our transfer of the Series 2004-1 certificate to the issuing entity were construed as a grant of a security interest to secure a borrowing, your payments of outstanding principal and interest could be delayed and possibly reduced.

Because we are a wholly-owned subsidiary of the bank, certain banking laws and regulations may apply to us, and if we were found to have violated any of these laws or regulations, payments to you could be delayed or reduced. In addition, if the bank entered conservatorship or receivership, the FDIC could seek to exercise control over the receivables, the Series 2004-1 certificate or our other assets on an interim or a permanent basis. Although steps have been taken to minimize this risk, the FDIC could argue that—

•	our assets (including the receivables and the Series 2004-1 certificate) constitute assets of the bank available for liquidation and distribution by a conservator or receiver for the bank;

•	we and our assets (including the receivables and the Series 2004-1 certificate) should be substantively consolidated with the bank and its assets; or

•	the FDIC’s control over the receivables or the Series 2004-1 certificate is necessary for the bank to reorganize or to protect the public interest.

If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced. Furthermore, regardless of any decision made by the FDIC or ruling made by a court, the fact that the bank has entered conservatorship or receivership could have an adverse effect on the liquidity and value of the notes.

In the receivership of an unrelated national bank, the FDIC successfully argued that certain of its rights and powers extended to a statutory trust formed and owned by that national bank in connection with a securitization of credit card receivables. If the bank were to enter conservatorship or receivership, the FDIC could argue that its rights and powers extend to us, the master trust or the issuing entity. If the FDIC were to take this position and seek to repudiate or otherwise affect the rights of the indenture trustee, the master trust, the issuing entity or other parties to the transaction under the transaction documents, losses to noteholders could result.

If a conservator or receiver were appointed for the bank, or if we were to become a debtor in a bankruptcy case, an early payment of principal on all outstanding series could result. Under the terms of the agreement that governs the transfer of the receivables from us to the master trust, new principal receivables would not be transferred to the master trust. However, the conservator or the receiver may have the power, regardless of the terms of that agreement, to prevent the early payment of principal or to require new principal receivables to continue being transferred. The conservator or receiver may also have the power to alter the terms of payment on the Series 2004-1 certificate or your notes. In addition, the conservator or receiver would have the power to prevent either the indenture trustee or the noteholders from appointing a new servicer or to direct the servicer to stop servicing the receivables or providing administrative services, or to increase the amount or the priority of the servicing fee or administrative fee due to the bank or otherwise alter the terms under which the bank services the receivables or provides administrative services to us or the issuing entity. See “Material Legal Aspects of the Receivables—Matters Relating to Insolvency and Bankruptcy” in this prospectus.

There may be other provisions in the transaction documents that purport to deal with the bankruptcy or insolvency of the bank, us, the master trust, the issuing entity, or other parties to the transactions, but such provisions may not be enforceable.

The bank may change the terms and conditions of the accounts in a way that reduces collections.

As owner of the accounts, the bank retains the right to change various account terms, including finance charges, other fees and the required monthly minimum payment. These changes may be voluntary on the part of the bank or may be required by law or dictated by market conditions. Changes in account terms are subject to various legal restrictions. Changes in finance charges could decrease the effective yield on the accounts and this could result in an early payment of principal of your notes. Changes could also cause a reduction in the credit ratings on your notes. See “The Receivables Purchase Agreement—Covenants” in this prospectus.

Allocations of charged-off receivables or uncovered dilution could reduce payments to you.

The primary risk associated with extending credit under the credit card accounts is the risk of default or bankruptcy of the customer, resulting in the customer’s account balance being charged-off as uncollectible. We rely principally on the customer’s creditworthiness for repayment of the account. The bank may not be able to successfully identify and evaluate the creditworthiness of cardholders to minimize delinquencies and losses.

The rate of charge-offs in the credit card accounts designated to the trust portfolio are subject to a variety of factors which may cause the future rate of charge-offs to differ from current and historical results. These factors include overall conditions in the economy and financial markets, the rate of inflation, unemployment levels, real estate values, mortgage foreclosure rates and interest rates. An increase to the unemployment rate or a decline in housing prices, among other things, could adversely impact the performance of the trust portfolio. An increase in defaults or net charge-offs beyond historical levels will reduce the excess spread available from the trust and could result in a reduction in finance charge collections and the amount of outstanding balances in the trust portfolio. These reductions could result in an early redemption event for your notes or could result in an acceleration of payment or reduced payments on your notes.

Unlike charged-off receivables, reductions in the receivables due to returns of merchandise, unauthorized charges or disputes between a cardholder and a merchant and, if applicable, reductions in the receivables due to debt cancellation or debt deferral programs of the bank which are not covered by insurance or reserves, called dilution, are typically absorbed by reductions in our interest in the master trust, which is referred to as the transferor’s interest, or reimbursed by us through cash deposits to the excess funding account and are not intended to be allocated to investors. However, to the extent our transferor’s interest is insufficient to cover dilution for any calendar month and we then default in our obligation to compensate the master trust for these reductions, your series will be allocated a portion of the uncovered dilution.

If the amount of charged-off receivables and any uncovered dilution allocated to your series of notes exceeds the amount of funds available to reimburse those amounts, you may not receive the full amount of principal and interest due to you. See “Description of Series Provisions—Investor Charge-Offs; Reduction Amounts” in the accompanying prospectus supplement and “Cabela’s Master Credit Card Trust—Investor Charge-Offs” and “Cabela’s Master Credit Card Trust—Dilution” and “Description of the Notes—Defaulted Receivables; Dilution; Investor Charge-Off; Reduction Amounts” in this prospectus.

Regulatory risk could result in losses.

The bank is regulated and supervised by the Nebraska Department of Banking and Finance and the FDIC. These regulatory authorities, and possibly others, have broad powers of enforcement with respect to the bank and its affiliates.

If regulatory authorities were to conclude that an obligation of the bank under any of the transaction agreements was an unsafe or unsound practice or violated any law, regulation, written condition or agreement applicable to the bank or its affiliates, one or more of these authorities may have the power to order the bank or its affiliate to rescind the transaction agreement giving rise to such obligation or refuse to perform the obligation, or amend the terms of the transaction document in order to change the nature of the obligation, or take any other action determined by that authority to be appropriate. In addition, the bank or its affiliate probably would not be liable to you for contractual damages for complying with such order, and you would be unlikely to have any recourse against the regulatory authority. Therefore, if such an order were issued, payment to you could be delayed or reduced.

Current and proposed regulation and legislation may impede collection efforts or reduce collections or restrict the manner in which the bank may conduct its activities.

Various federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Such laws and regulations, among other things, limit the fees and other charges that the bank can impose on customers, limit or prescribe certain other terms of the bank’s products and services, regulate how credit card accounts are processed, prohibit unfair, deceptive and abusive acts and practices, and require specified disclosures to consumers. In some cases, the precise application of these laws and regulations is not clear. The failure to comply with, or adverse changes in, these laws or regulations or adverse changes in their interpretation, could make it more difficult for the servicer of the receivables to collect payments on the receivables or could reduce the finance charges and other fees that can be charged, resulting in reduced collections. This could result in a corresponding decrease in the effective yield of the credit card accounts designated to the trust, which could cause an early redemption event to occur and could result in an acceleration of payment or reduced payments on your notes.

In addition, the failure to comply with federal and state consumer protection laws and regulations could result in financial, structural and operational penalties being imposed on the bank. For example, the FDIC conducted compliance examinations in 2009, 2011 and 2013 and found that certain practices of the bank were improper. As a result of these compliance examinations, the bank was required to enter into two consent orders and pay restitution and civil money penalties.

Numerous legislative and regulatory proposals are advanced each year which, if adopted, could have a material adverse effect on the amount of collections available to the trust or further restrict the manner in which the bank may conduct its activities, including its securitizations of credit card receivables.

Congress may continue to consider legislation introduced in 2009 to regulate the assessment of interchange fees. It is not clear at this time whether new limitations on credit card practices, new required disclosures or restrictions on interchange fees will be adopted by Congress or at the state level and, if adopted, what impact any new limitations would have on the bank.

In May 2009, the Credit Card Accountability, Responsibility and Disclosure Act (CARD Act) was enacted. Among other things, the CARD Act imposed new requirements and restrictions on changes in terms on credit card accounts, regulated payment processing and how payments are allocated, restricted a card issuer’s ability to reprice credit card accounts, restricted penalty and overlimit fees and imposed new disclosure requirements in connection with credit card accounts.

Following the enactment of the CARD Act, the Federal Reserve Board adopted certain amendments to Regulation Z to implement the provisions of the CARD Act. The rules included limitations on credit card issuers’ ability to charge certain penalty and other fees and required issuers that increased interest rates since January 1, 2009 to reevaluate the reasons for the increase and, if appropriate, to reduce the rate.

Certain of the CARD Act and Regulation Z provisions required the bank to make fundamental changes to its business practices and systems. See “The Bank’s Credit Card Activities.” For example, among other things, the bank has discontinued assessing overlimit, annual membership and returned check fees, discontinued penalty rates on accounts, removed the fixed rate floor previously applicable to certain accounts, implemented a tiered pricing structure when assessing late fees and changed application of payment amounts in excess of the minimum payment due.

Receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors on those receivables. If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder’s obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. See “Material Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

Any failure by the bank to remain “well-capitalized” could have an adverse impact on the bank, the issuing entity and us.

If the bank ceases to qualify as “well-capitalized” under the regulatory framework for prompt corrective action, the bank’s ability to issue certificates of deposit could be adversely affected and the bank would become subject to restrictions that could materially and adversely affect its ability to conduct normal operations, its liquidity and its cost of funds. The bank relies on its ability to issue certificates of deposit as a significant funding source. If the bank were unable to issue certificates of deposit in the future, its ability to generate new receivables and to service the receivables may be materially impaired.

On July 3, 2013, the FDIC adopted an interim final rule which revises its risk-based and leverage capital requirements for FDIC-supervised institutions. This interim final rule is substantially identical to a joint final rule issued by the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System on July 2, 2013. The interim final rules and the joint final rules implement the regulatory capital reforms recommended by the Basel Committee on Banking Supervision in December 2010, commonly referred to as “Basel III,” and capital reforms required by the Dodd-Frank Act. Among other things, the interim final rules revise the agencies’ equity tier 1 capital requirement and a higher minimum tier 1 capital requirement. In addition, the interim final rules and the joint final rules include a supplementary leverage ratio for depository institutions subject to the advanced approaches capital rules. The phase-in period for the interim final rule began for the bank in January 2015.

We cannot assure you that the bank will continue to satisfy these requirements in future periods.

The bank depends on access to funding under variable funding notes to fund new receivables.

The bank’s ability to originate and service receivables depends on its continued access to funding sources. The bank relies on access to funding under variable funding notes issued by the issuing entity as a significant source for funding increases in the trust portfolio and intends to continue to do so in the future. We are permitted to request an advance of additional funds from the holders of variable funding notes only to the extent that we are able to satisfy the conditions specified in the documents governing the terms of the series of variable funding notes. Series of variable funding notes also may be subject to additional or different early redemption events than your series of notes. See “Description of Series Provisions—Early Redemption Events” in the accompanying prospectus supplement. If we are not able to satisfy the conditions to obtain additional funding under one or more series of variable funding notes, an early redemption event occurs under one or more series of variable funding notes, or we are otherwise unable to rely on variable funding notes to fund increases in the trust portfolio, the bank’s ability to generate new receivables and to service receivables could be adversely affected.

In response to certain liquidity requirements under Basel III, the noteholders under one of the variable funding facilities have requested and obtained amendments to their respective transaction documents permitting them to delay funding an advance requested under the facility for up to 35 days. It is not currently known what, if any, changes to their respective transaction documents the noteholders under the other variable funding facilities will request in response to the Basel III liquidity requirements. These changes could delay or disrupt access to funding under the variable funding facilities. Moreover, the liquidity requirements under Basel III could result in an increase in the borrowing costs under the variable funding facilities.

In addition, one or more series of variable funding notes may enter into early redemption periods prior to the payment of principal on your series of notes. This could reduce the amount of principal collections available to your series at the time principal collections begin to be accumulated or paid for the benefit of your series and could cause a possible delay or reduction in payments on your notes. The issuance of one or more series of variable funding notes or the increase in the outstanding principal amount of one or more series of variable funding notes could also adversely affect the timing and amount of payments on your notes. For example, if the series of variable funding notes is in the same group as your series for purposes of sharing excess finance charge collections and those notes have a higher interest rate than your notes, the amount of excess funds from other series available to pay interest on your notes could be reduced. Also, when the outstanding principal amount of a series of variable funding notes increases, the voting rights of your series will be diluted.

For additional information regarding variable funding notes, please see “Description of the Notes—Variable Funding Notes” in this prospectus and “Annex I—Other Securities Outstanding” in the accompanying prospectus supplement.

The bank depends on its ability to sell and securitize its credit card receivables to fund new receivables.

The bank’s ability to originate and service receivables depends on its continued access to funding sources. The bank uses securitization of its credit card receivables as a significant funding source and intends to continue to do so in the future. If the bank were unable to regularly securitize its receivables, its ability to generate new receivables and to service receivables could be materially impaired. A number of factors affect the continued availability of this funding source, some of which are beyond the bank’s control, including:

•	conditions in the securities markets in general, and in the asset-backed securities markets in particular;

•	interpretation and application of complex regulations and accounting rules and any changes thereto;

•	conformity in the quality of credit card receivables to rating agency requirements and changes in these requirements; and

•	availability of credit enhancement.

Several rules and regulations have recently been proposed or adopted that may substantially affect issuers of asset-backed securities. On October 22, 2014, pursuant to the provisions of the Dodd-Frank Act, the SEC, the Federal Reserve, the FDIC and certain other federal agencies adopted regulations that impose a five percent risk retention requirement for credit card securitizations that are issued after December 2016. The bank has not yet determined whether its existing forms of risk retention will satisfy the regulatory requirements, whether structural changes will be necessary or whether the risk retention requirement will impact the bank’s ability or desire to continue to rely on the securitization market for funding.

On September 19, 2011, the SEC proposed a new rule under the Securities Act to implement certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Under the

proposed rule, an underwriter, placement agent, initial purchaser, or sponsor of an asset-backed security, or any affiliate of any such person, shall not at any time within one year after the first closing of the sale of the asset-backed security, engage in any transaction that would involve or result in any material conflict of interest with respect to any investor in a transaction arising out of such activity. The proposed rule exempts certain risk-mitigating hedging activities, liquidity commitments and bona fide market-making activity. It is not clear how the final rule will differ from the proposed rule, if at all, or the impact of the final rule on the securitization market.

On August 27, 2014, the SEC adopted certain rules (“SEC Regulation AB II”) that will change the disclosure, reporting and offering process for public offerings of asset-backed securities, including those issued under the bank’s securitization program. SEC Regulation AB II had been originally proposed by the SEC on April 7, 2010, and was re-proposed by the SEC on July 26, 2011. Among other things, SEC Regulation AB II imposes as a condition for the shelf registration of asset-backed securities the filing of a certification concerning the disclosure contained in the prospectus and the design of the securitization at the time of each offering off the shelf and the appointment of a credit risk manager to review assets when credit enhancement requirements are not met or at the direction of investors. As originally proposed and re-proposed, SEC Regulation AB II would have required the disclosure of group-level data regarding the receivables in a credit card securitization, but this requirement was not included in the final rule as adopted. There can be no assurance that the SEC will not require group-level data in credit card securitizations in the future. The bank is continuing to assess the impact of SEC Regulation AB II on its securitization program.

Financial regulatory reform legislation could have a significant impact on us, the issuing entity and the bank.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted into law. The Dodd-Frank Act constitutes a sweeping reform of the regulation and supervision of financial institutions, as well as the regulation of derivatives and capital market activities. The Dodd-Frank Act creates new federal government entities responsible for overseeing different aspects of the U.S. financial services industry, including identifying emerging systemic risks. It also shifts certain authorities and responsibilities among federal financial institution regulators, including regarding the supervision of insured depository institutions and their holding companies, and the regulation of consumer financial services and products.

Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies. Many of these regulations still need to be finalized. As such, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants are not known at this time. In particular, no assurance can be given that the new standards will not have a significant impact on the issuing entity, the master trust, us, the bank, the credit card receivables held in the trust, the servicing of those receivables, or the notes issued or to be issued by the issuing entity.

The Dodd-Frank Act also requires the SEC to review any references to or requirements regarding credit ratings in its regulations, remove those references or requirements and substitute other appropriate standards of creditworthiness in place of the credit ratings, and undertake a number of rulemakings related to the asset-backed securities market. One aspect of these rulemaking efforts will involve a review by the SEC of certain exclusions and exemptions that allow asset-backed issuers to avoid being regulated as investment companies under the Investment Company Act of 1940 (the “Investment Company Act”). The SEC has issued an advance notice of proposed rulemaking indicating that it is considering proposed amendments to these exclusions and exemptions under the Investment Company Act. If the SEC were to narrow or eliminate the exclusions and exemptions under the Investment Company Act that are currently available to the issuing entity, or were to impose additional conditions for relying on such exclusions or exemptions, the issuing entity could be required to stop issuing asset-backed securities or could be required to comply with additional conditions that could affect the notes issued by the issuing entity. If any future amendment adopted by the SEC were to cause the issuing entity to be subject to regulation as an investment company, an early redemption event would occur for the notes. The effects of the SEC’s review of the Investment Company Act and other rulemaking efforts relating to asset-backed securities will not be known for an extended period of time, and no assurance can be given that future rulemakings will not have a significant impact on the issuing entity, including the amount of notes issued in the future.

The Dodd-Frank Act also created a new consumer protection regulator that regulates consumer financial services and products, the Consumer Financial Protection Bureau (the “CFPB”). The CFPB has extensive rulemaking authority and enforcement authority over providers of consumer credit, savings and payment services and products, and the bank is subject to the CFPB’s regulation. The CFPB has enforcement authority over certain non-depository institutions and depository institutions with total assets greater than $10 billion. While the CFPB does not currently examine the bank, it will receive information from the FDIC, the bank’s primary regulator. The CFPB also has rulemaking and interpretative authority under existing and future consumer financial services laws. The CFPB is specifically authorized to issue rules identifying as unlawful acts or practices it defines as “unfair, deceptive, or abusive acts or practices” in connection with the offer or provision of a consumer financial product or services to a customer. Compliance with applicable law is costly and can affect operating results. Compliance requires forms, processes, procedures, controls and the infrastructure to support these requirements. Compliance may create operational constraints and place limits on pricing. Laws in the financial services industry are designed primarily for the protection of consumers. The failure to comply could result in specific statutory civil and criminal penalties, monetary damages and attorneys’ fees and costs.

The CFPB, the FDIC, and other agencies, have recently announced several high-profile enforcement actions against credit card issuers for deceptive marketing and other illegal practices related to the advertising of ancillary products, collection practices, and other matters. By these public enforcement actions, the CFPB and the FDIC have signaled a heightened ongoing scrutiny of credit card issuers. We anticipate this enforcement activity by regulators in pursuing consumer protection claims to continue.

The Dodd-Frank Act also limits the ability of federal laws to preempt state and local consumer protection laws. This legislation could have a material adverse effect on the bank, for example, if a new consumer protection agency, or state officials were to impose new restrictions on risk management, pricing, disclosure or other aspects of the credit card business or if the Dodd-Frank Act permits state regulation of interest rates. The Dodd-Frank Act also requires the U.S. Government Accountability Office to carry out a study to determine whether it is necessary, in order to strengthen the safety and soundness of institutions or the stability of the financial system, to eliminate the exceptions under the Bank Holding Company Act of 1956 (the “BHC Act”) for certain institutions, including limited purpose credit card banks. This study was completed in January 2012. It is not clear whether Congress will propose or introduce legislation, in response to the study, to eliminate, modify or condition the exception under the BHC Act for limited purpose credit card banks. If such legislation was enacted, Cabela’s could be required to sell the bank. If Cabela’s were required to divest its ownership of the bank, the Cabela’s CLUB point program could be adversely affected, which could have a negative impact on the creation of additional receivables or on the delinquency and payment performance of the accounts.

The Dodd-Frank Act also requires fees charged for debit card transactions to be both “reasonable and proportional” to the cost incurred by the card issuer. Although the Dodd-Frank Act applies this restriction only to debit cards, Congress has expressed its desire to regulate interchange fees for credit cards. From time to time, Congress or state legislatures may consider legislation to regulate interchange fees for credit cards. If any such limitations on credit card interchange fees were adopted, it could have a material adverse effect on the yield earned on the trust portfolio.

Limited remedies for breaches of representations could reduce or delay payments.

When we transfer the receivables to the master trust, we make representations and warranties relating to the validity and enforceability of the receivables arising under the accounts designated to the master trust, and as to the perfection and priority of the master trust’s interest in the receivables. However, none of the master trust trustee, the owner trustee or the indenture trustee will make any examination of the receivables or the related assets to determine the presence of defects or compliance with the representations and warranties or for any other purpose. A representation or warranty relating to the receivables may be violated if the related obligors have defenses to payment or offset rights, or our creditors or creditors of the bank claim rights to the trust assets. If a representation or warranty is violated, we may have an opportunity to cure the violation. If we are unable to cure the violation within the specified time period or if there is no right to cure the violation, we must accept reassignment of the receivables affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See “Cabela’s Master Credit Card Trust—Required Removal of Receivables” in this prospectus.

Payment and origination patterns of receivables finance charge rates and credit card usage could reduce collections and may affect the timing and amount of payments to you.

The accounts designated to the trust have been originated in substantial part to retail customers of Cabela’s. Transactions on the accounts produce credits which the cardholder may apply to future purchases at Cabela’s. Any adverse changes in Cabela’s retail market or the termination or modification of the Cabela’s CLUB point program could have a material and adverse impact on the creation of new receivables or reduce the incentive of the cardholders to pay their outstanding balances.

The amount of principal collections and finance charge collections available to pay your notes on any distribution date will depend on many factors, including:

•	the rate of repayment of credit card balances held by cardholders, which may be earlier or later than expected;

•	the periodic finance charge rates applicable to the accounts designated to the trust;

•	the extent of credit card usage by cardholders, and the creation of additional receivables in the accounts designated to the trust; and

•	the rate of default by cardholders, which means the receivables may not be paid at all.

The receivables transferred to the trust may be paid at any time. Prepayments represent principal reductions in excess of the contractually scheduled reductions.

The rate of cardholder prepayments or defaults on credit card balances may be affected by a variety of economic, social and legal factors. Economic factors include the rate of inflation, unemployment levels, relative interest rates, the availability and cost of credit (including mortgage loans) and alternative financing, and real estate values, most of which are not within the bank’s control. A decrease in interest rates could cause cardholder prepayments to increase. Social factors include consumer and business confidence levels and the public’s attitude about the use of credit cards and incurring debt and the stigma and consequences of personal bankruptcy. In addition, adverse changes in economic conditions in states where cardholders are located, acts of terrorism or natural disasters in the United States and other nations and the political and/or military response to any such events or the commencement of hostilities between the United States and a foreign nation or nations may have an adverse effect on general economic conditions, consumer and business confidence and general market liquidity. During periods of economic recession, high unemployment, increased mortgage foreclosure rates and low consumer and business confidence levels, card usage generally declines and delinquency and loss rates generally increase, resulting in a decrease in the amount of finance charge and principal collections, and these changes in card usage, delinquency and loss rates and the amount of finance charge and principal collections may be material.

We cannot assure the creation of additional receivables in the accounts designated to the trust or that any particular pattern of cardholder payments will occur. A significant decline in either monthly payment rates or the amount of new receivables generated could result in the occurrence of an early redemption event for one or more series and the commencement of the early redemption period for each of those series. If an early redemption event occurs, you could receive payment of principal sooner than expected. In addition, changes in periodic finance charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization period or accumulation period or result in the occurrence of an early redemption event. See “Maturity Considerations” in the accompanying prospectus supplement.

The credit card industry is highly competitive. There is increased competitive use of advertising, target marketing and pricing competition. Both traditional and new credit card issuers seek to expand or to enter the market and compete for customers. Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card industry or to reduce periodic finance charges or other fees or charges applicable to credit card accounts. In addition, certain credit card issuers assess periodic finance charges or other fees or charges at rates lower than the rate currently being assessed on most of the accounts designated to the trust.

If cardholders choose to utilize other competing sources of credit, the rate at which new receivables are generated in the accounts may be reduced and purchase and payment patterns may be affected. The trust will depend upon the bank’s continued ability to generate new receivables. If the rate at which new receivables are generated declines significantly and the bank does not add additional accounts to the trust, an early redemption event could occur.

Addition of assets to the trust may affect credit quality and lessen the issuing entity’s ability to make payments to you.

The assets of the trust change every day. We may choose, or may be required, to add receivables to the trust. The credit card accounts from which these receivables arise may have different terms and conditions from the accounts already designated to the trust portfolio. For example, new credit card accounts may have higher or lower fees or interest rates, or different payment terms. In addition, the composition of the new credit card accounts in terms of FICO score ranges, channels of origination and other account metrics may also vary significantly from the accounts already designated to the trust. If the credit quality of the assets in the trust were to deteriorate, the issuing entity’s ability to make payments on the notes could be adversely affected. See “Cabela’s Master Credit Card Trust—Addition of Master Trust Assets” in this prospectus.

The trust’s ability to make payments on the notes will be impaired if sufficient new credit card receivables are not generated by the bank. We do not guarantee that new credit card receivables will be created, that any credit card receivables will be added to the trust or that credit card receivables will be repaid at a particular time or with a particular pattern.

Subordinated classes bear losses before senior classes.

One or more classes of notes in a series may be subordinated to one or more senior classes of notes in the same series. Allocations of principal collections to the subordinated class or classes may not begin until each of the more senior classes has been paid in full. Additionally, if collections of finance charge receivables allocated to a series are insufficient to cover amounts due for that series’ senior notes or to pay servicer fees related to that series or to reimburse for that series’ share of charged-off receivables or uncovered dilution, the allocation amount for the series might be reduced. This would reduce the amount of finance charge collections available to the series in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated notes.

Other series of notes may have different terms that may affect the timing and amount of payments to you.

The issuing entity has issued other series of notes and expects to issue additional series of notes from time to time. Other series of notes may have terms that are different than the terms of your series, including different early redemption events or events of default. In addition, the early redemption events and events of default for other series of notes may be subject to grace periods or rights to cure that are different than the grace periods or rights to cure applicable to the same or similar early redemption events or events of default for your series. As a result, other series of notes may enter into early redemption periods prior to the payment of principal on your series of notes. This could reduce the amount of principal collections available to your series at the time principal collections begin to be accumulated or paid for the benefit of your series and could cause a possible delay or reduction in payments on your notes. Additional series of notes may be issued without any requirement for notice to, or consent from, existing noteholders. For a description of the conditions that must be met before the issuing entity can issue new notes, see “Description of the Notes—New Issuances of Notes” in this prospectus.

The issuance of new notes could adversely affect the timing and amount of payments on outstanding notes. For example, if additional notes in the same group as your series for purposes of sharing excess finance charge collections are issued after your notes and those notes have a higher interest rate than your notes, this could result in a reduction in the amount of excess funds from other series available to pay interest on your notes. Also, when new notes are issued, the voting rights of your notes will be diluted.

The bank may commingle collections on the receivables with its own funds, which could cause delayed or reduced payments.

While World’s Foremost Bank is the servicer, collections held by the bank may, subject to some conditions, be commingled and used for the bank’s own benefit prior to the business day before each distribution date. As a result, the trust may not have a perfected security interest in those collections. In addition, if a receiver or conservator were appointed for the servicer at a time when collections were in the servicer’s possession, the trust may not be able to obtain, or experience delays in obtaining, control of such collections, which could cause delayed or reduced payments on the notes.

Recharacterization of principal receivables would reduce principal receivables and may require the addition of new receivables.

As described under “Cabela’s Master Credit Card Trust—Discount Option” in this prospectus, we may designate a percentage of the receivables that would otherwise be treated as principal receivables to be treated as finance charge receivables. This designation should decrease the likelihood of an early redemption event occurring with respect to a series of notes as a result of a reduction of the Three-Month Average Excess Spread Percentage for that series for a given period. However, this designation will also reduce the aggregate amount of principal receivables, which may increase the likelihood that we will be required to add receivables to the trust. If we were unable to add receivables and could not make a sufficient cash deposit into the excess funding account, one or more series of notes, including your series, could go into an early redemption period.

The note interest rate and the receivables interest rate may reset at different times, or the interest rate terms of the receivables and the notes may otherwise differ, resulting in reduced or early payments to you.

Accounts may have finance charges assessed at either a fixed rate or at a variable rate. A class or series of notes may bear interest either at a fixed rate or a variable rate based on an index that may differ from that applicable to the accounts. If the interest rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts of interest payable on your notes and other amounts required to be paid out of collections of finance charge receivables. If the interest rate on the accounts declines or the interest rate on a class or series increases, this could decrease the spread, or difference, between collections of finance charge receivables and those collections allocated to make interest payments, servicing fee payments and certain other amounts on your notes as set forth in the related prospectus supplement. This would increase the risk of early repayment of your notes, as well as the risk that there may not be sufficient collections to make all required payments on your notes.

We may assign our obligations as depositor and the bank may assign its obligations as servicer.

In our capacity as depositor and the bank’s capacity as servicer, either of us may transfer our rights and obligations under the pooling and servicing agreement and the transfer and administration agreement to one or more entities without noteholders’ consent so long as specific conditions are satisfied. The entity assuming the rights and obligations may or may not be affiliated with us or the bank. After the assignment, either we or the bank, as the case may be, would have no further liability or obligation under the pooling and servicing agreement and the transfer and administration agreement, other than those liabilities that arose prior to the transfer.

If FDR were to go into bankruptcy, become insolvent or stop performing its functions, payments on your notes could be delayed or reduced.

The bank employs First Data Resources, LLC, or “FDR,” for certain processing functions. If FDR were to go into bankruptcy, become insolvent, or stop performing its functions, delays in processing and recovery of information with respect to charges incurred by the respective cardholders could occur and the replacement of the services FDR currently provides could be time-consuming. As a result, payments on your notes could be delayed or reduced.

It may be difficult to find a suitable successor servicer if the bank ceases to act as servicer.

If the bank is terminated as servicer as described under “Cabela’s Master Credit Card Trust—Servicer Default” in this prospectus, the master trust trustee will appoint a successor servicer. Because the bank, as servicer, has significant responsibilities with respect to the servicing of the transferred receivables, the master trust trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform those duties for the amount of the servicing fee currently payable under the pooling and servicing agreement. In addition, if payment of the servicing fee is subordinated to the payment of interest on one or more classes of notes as set forth in the accompanying prospectus supplement, a potential successor servicer may not be willing to accept its appointment. If no successor has been appointed and has accepted the appointment by the time the servicer ceases to act as servicer, the master trust trustee will automatically become the successor servicer. If U.S. Bank National Association becomes the successor servicer, the current servicing compensation under the pooling and servicing agreement may not be sufficient to cover its actual costs and expenses.

Failure to safeguard the bank’s databases and consumer privacy could affect the bank’s reputation among its clients and their customers and may expose the bank to legal claims from consumers.

An important feature of the bank’s credit services is the ability to develop and maintain individual consumer profiles. The bank maintains databases containing information on its consumers and their account transactions. Although the bank has extensive security procedures, the databases may be subject to unauthorized access and the integrity of the databases could be adversely affected. If the bank experiences a security breach, the bank could be subject to legal claims from consumers and customer relationships could be adversely affected. Security and privacy concerns may cause consumers to resist providing the personal data necessary to support the bank’s profiling capabilities or lead to a reduction in the use of the bank’s credit cards.

Some customers may provide information that is not accurate or intentionally false during the underwriting process.

Receivables are originated by the bank in accordance with the bank’s underwriting criteria described in this prospectus. Customers supply a variety of information regarding income, occupation, and employment status that could be used in the underwriting process. See “The Bank’s Credit Card Activities—Marketing and Underwriting” in this prospectus. The bank generally does not verify all of this information, and this information may be inaccurate or intentionally false. Credit card transactions arising from credit card accounts that are underwritten based on such inaccurate or intentionally false information either (i) may lead to increased receivable delinquencies or losses, which could result in an early redemption event and could result in an acceleration of payment or reduced payments on your notes or (ii) if any transaction is determined to be a fraudulent charge, could result in a reduction of the transferor’s interest.

The underwriting and risk management efforts of the bank may not be effective.

The bank’s underwriting criteria and process may not be successful in identifying and declining applicants with higher than average credit risks, such as applicants that may have had difficulty obtaining loans and credit limits from other sources, including other banks and other financial institutions, due to credit problems, limited credit histories, adverse financial circumstances or high debt-to-income ratios. The bank’s risk management policies, procedures and techniques may not be sufficient to identify all of the risks to which it is exposed, to mitigate the risks it has identified, or to identify additional risks to which it may become subject in the future. In addition, a failure to effectively identify, manage, monitor and mitigate operational risks may negatively impact the bank’s ability to service the credit card receivables in the trust portfolio. These risks may result in the principal and interest payments on your notes being reduced, delayed or accelerated.

Litigation may adversely affect the indenture trustee.

U.S. Bank National Association has provided the following information for inclusion in this Prospectus:

In June 2014 a civil complaint was filed in the Supreme Court of the State of New York, New York County, by a group of institutional investors against U.S. Bank, in its capacity as trustee or successor trustee (as the case may be) under certain residential mortgage backed securities (“RMBS”) trusts. The plaintiffs are investment funds formed by nine investment advisors (AEGON, BlackRock, Brookfield, DZ Bank, Kore, PIMCO, Prudential, Sealink and TIAA) that purport to be bringing suit derivatively on behalf of 841 RMBS trusts that issued $771 billion in original principal amount of securities between 2004 and 2008. According to the plaintiffs, cumulative losses for these RMBS trusts equal $92.4 billion as of the date of the complaint. The complaint is one of six similar complaints filed against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and Wells Fargo) by certain of these plaintiffs. The complaint against U.S. Bank alleges the trustee caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers for these RMBS trusts and asserts causes of action based upon the trustee’s purported failure to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties concerning loan quality. The complaint also asserts that the trustee failed to notify securityholders of purported events of default allegedly caused by breaches by mortgage loan servicers and that the trustee purportedly failed to abide by appropriate standards of care following events of default. Relief sought includes money damages in an unspecified amount and equitable relief. In November 2014, the plaintiffs sought leave to voluntarily dismiss their original state court complaint and filed a substantially similar complaint in the United States District Court for the Southern District of New York. The federal civil complaint added a class action allegation and a change in the total number of named trusts to 843 RMBS trusts. In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court complaint was granted. Other cases alleging similar causes of action have previously been filed against U.S. Bank and other trustees by RMBS investors in other transactions.

There can be no assurances as to the outcome of litigation, or the possible impact of the litigation on the trustee or the RMBS trusts. However, U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

Important Parties

The Issuing Entity (Cabela’s Credit Card Master Note Trust)

The issuing entity of your notes will be Cabela’s Credit Card Master Note Trust. The issuing entity is a statutory trust created under the laws of the State of Delaware. It operates under a trust agreement, dated as of April 13, 2004, between us and Wells Fargo Delaware Trust Company, National Association, as successor owner trustee. The issuing entity was initially capitalized with a $1 contribution from us as the initial residual interest holder of the issuing entity. The fiscal year of the issuing entity will end on December 31 of each year.

The activities of the issuing entity are limited to:

•	acquiring, owning and managing the Series 2004-1 certificate, the receivables and the proceeds of those assets;

•	issuing and making payments on the notes; and

•	engaging in related activities.

The issuing entity may not engage in any activity other than in connection with the activities listed above or other than as required or authorized by the trust agreement, the agreements pursuant to which the receivables are transferred from the bank to us and from us to the trust, the indenture and the indenture supplements or any related agreements.

The issuing entity’s principal offices are in Wilmington, Delaware in care of Wells Fargo Delaware Trust Company, National Association, as owner trustee, at the following address: 919 North Market Street, Suite 1600, Wilmington, Delaware 19801.

The administrator may perform certain discretionary activities with regard to the administration of the issuing entity and the notes, as described in “The Transfer and Administration Agreement” in this prospectus. The servicer may also perform certain discretionary activities with regard to the issuing entity’s assets, as described in this prospectus. We, as holder of the transferor’s interest, may also direct the owner trustee to perform certain discretionary activities with regard to the issuing entity, as described in “The Trust Agreement—Duties and Responsibilities of Owner Trustee” in this prospectus.

The Depositor (WFB Funding, LLC)

We—WFB Funding, LLC—are a limited liability company formed under the laws of the State of Nebraska on January 28, 2003, and have two members: World’s Foremost Bank and WFB Funding Corporation. We were organized for the limited purpose of purchasing, holding, owning and transferring receivables and related activities.

We have been engaged in securitizing credit card receivables as described in this prospectus since our formation and have not been engaged in any activities other than activities incidental to our securitizations.

As described under “Cabela’s Master Credit Card Trust—Master Trust Assets” in this prospectus, we transfer the receivables transferred to us by the bank to the master trust on an on-going basis. We have the right to receive all cash flows from the assets of the master trust other than the amounts required to make payments or deposits for the Series 2004-1 certificate. Our interest is called the transferor’s interest.

Parent of Sponsor (Cabela’s Incorporated) and Originator/Sponsor/Bank/Servicer (World’s Foremost Bank)

Cabela’s Incorporated is a publicly held Delaware corporation headquartered in Sidney, Nebraska. Founded in 1961, this family-owned company has become a national retailer in sporting goods, clothing and equipment. Cabela’s serves its customers by offering an extensive array of outdoor apparel, camping gear, fishing and hunting supplies and other merchandise through its mail order catalog, retail superstores, outlet stores and web site. Today, Cabela’s mails millions of catalogs world-wide, manages what Cabela’s believes is one of the most popular outdoor sites on the Internet and operates fifty-seven retail stores in thirty-one states, including Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Georgia, Idaho, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maine, Michigan, Minnesota, Missouri, Montana, Nebraska, Nevada, New York, Ohio, Oregon, Pennsylvania, South Carolina, South Dakota, Texas, Utah, Washington, West Virginia and Wisconsin, and seven in Canada.

World’s Foremost Bank is the sponsor of the transactions described in this prospectus and the accompanying prospectus supplement and as such structures each issuance of notes by the issuing entity. Pursuant to a receivables purchase agreement, the bank has designated a pool of eligible accounts and transfers receivables in the designated accounts to us on an ongoing basis. The bank may also designate additional accounts under the receivables purchase agreement in the future, and the receivables existing in those accounts and any receivables arising in those accounts after such designation will be transferred to us. See “The Receivables Purchase Agreement” in this prospectus for a more detailed description of the agreement under which the bank transfers receivables to us.

The bank is a Nebraska state FDIC-insured bank and a limited purpose credit card bank. The bank is regulated, supervised and examined by the State of Nebraska and the Federal Deposit Insurance Corporation. As of December 31, 2014, the bank qualified as “well-capitalized” under the regulatory framework for prompt corrective action. The bank also acts as servicer for the trust and administrator for the issuing entity. See “—The Servicer’s Securitization Experience,” “The Bank’s Credit Card Activities” and “The Transfer and Administration Agreement” in this prospectus.

The Sponsor’s Securitization Experience

Since March 2001, World’s Foremost Bank has securitized substantially all of the credit card receivables that it originates. Originally, the securitization took the form of a one-step transfer to Cabela’s Master Credit Card Trust. In 2003, the agreements relating to the master trust were modified to provide for the current two-step transfer structure, in which the bank first sells receivables to us, and we in turn sell them to the master trust. In 2004, Cabela’s Credit Card Master Note Trust was formed and began issuing notes backed by the Series 2004-1 certificate issued by the master trust to us and transferred by us to Cabela’s Credit Card Master Note Trust. The bank’s securitization program is the primary vehicle through which the bank finances its credit card receivables. Besides periodic registered issuances, Cabela’s Credit Card Master Note Trust also issues in private transactions.

In June 2007, we and World’s Foremost Bank established a securitization program to finance a portion of our transferor’s interest in the master trust. We sold a participation interest in the transferor’s interest to the bank’s affiliate, WFB TI Funding, LLC. WFB TI Funding, LLC issued a note secured by the participation interest to an unaffiliated bank and its commercial paper conduit. This securitization program was terminated in July 2009. For additional information, please see “Structural Summary—The Bank’s Securitization Program” in the accompanying prospectus supplement.

The Servicer’s Servicing Experience

The bank has acted as servicer for the master trust since its formation in 2001 and for the issuing entity since its formation in 2004. The bank also acted as the servicer for WFB TI Funding, LLC, which was a securitization program sponsored by the bank to fund a portion of the transferor’s interest that was terminated in July 2009.

In addition to its experience in acting as servicer for these securitization programs, the bank has acted as servicer for the bank’s credit card portfolio since the formation of the bank in 2001. For additional information, please see “Structural Summary—The Bank’s Securitization Program” in the accompanying prospectus supplement.

The Bank’s Credit Card Activities

General

The receivables that have been and will be conveyed to the master trust trustee pursuant to the pooling and servicing agreement have arisen or will arise under the VISA program or, potentially other payment networks and were originated or acquired by the bank. Prior to March 2001, the credit card accounts were issued and owned by National Bank of Commerce Trust and Savings Association (“NBC”) under an agreement with Cabela’s. When NBC merged with Wells Fargo Bank Nebraska, N.A. (“Wells Fargo”), Cabela’s chartered the bank as a special purpose credit card bank and, pursuant to prior Cabela’s agreements with NBC, on March 23, 2001, the bank acquired all of the Cabela’s accounts held by Wells Fargo. The bank services the accounts at its facilities located in Lincoln, Nebraska. At this time, the bank issues only VISA credit cards. Under the pooling and servicing agreement, MasterCard accounts are permitted to be added so long as these accounts meet the requirements for additional accounts. See “Cabela’s Master Credit Card Trust—Addition of Master Trust Assets.”

The bank designates eligible credit card accounts and transfers the receivables created in such accounts to us under the receivables purchase agreement. We convey the receivables to the master trust trustee under the pooling and servicing agreement. The bank continues to own the accounts and originates the receivables in the accounts.

The receivables conveyed to the master trust trustee have been or will be generated by holders of these accounts through purchases of merchandise or services wherever VISA or potentially another payment network is accepted, through balance transfers on a limited basis, or through cash advances via checks, automated teller machines or from banks. Certain data processing, administrative and other functions associated with the servicing of the receivables are performed on behalf of the bank through FDR. See “—First Data Resources, LLC.” below.

Creditworthy customers of Cabela’s are the bank’s primary source for potential accounts. All of the bank’s credit cards currently offer a point program where obligors will receive a fixed percentage of points for every dollar transacted with the bank’s credit card. The points can be redeemed and used as a rebate on future purchases with Cabela’s. The bank believes point programs encourage customer loyalty. The point program offered by the bank with respect to Cabela’s is referred to as the “Cabela’s CLUB point program.”

Marketing and Underwriting

The bank markets its credit cards to customers of Cabela’s through four channels: retail instant credit; internet instant credit; take-one applications; and through a prescreen of one process via call centers and the retail firearm counter in Cabela’s stores. The majority of the bank’s accounts are being originated through the retail instant credit program and, as Cabela’s continues to expand its store base in the country, the bank anticipates that it will continue to originate the majority of its accounts at Cabela’s stores. The bank originates a limited number of accounts through traditional pre-approval mailings, but offers are usually limited to existing Cabela’s customers and certain previous account applicants.

The bank systematically underwrites new accounts sourced through take-one applications and through the retail and internet instant credit programs. Application information is entered into an application processing system, which is linked to an automated credit evaluation system. A credit bureau report is retrieved for each application. Although the bank’s loan policy sets a minimum FICO® score of 600 for new accounts, the automated credit evaluation system is currently set to automatically decline applicants with a FICO® score of less than 620. Applications that are not automatically declined due to the applicant’s FICO® score are scored using a custom scorecard. The bank obtains credit reports from one or more of the following credit bureaus: Experian, Inc., Equifax Credit Information Services, Inc. and TransUnion Corporation.

All pre-screened instant credit accounts are systematically underwritten using a decisioning system and credit bureau score. For prescreen instant credit card accounts, customers that place a catalog order or purchase a firearm at Cabela’s and that pass an initial filtering process will automatically have a credit report obtained to be utilized in the prescreening process. If the customer qualifies based upon certain predetermined credit criteria, a firm offer of credit will be made to the customer. A customer will not receive a pre-approved offer if his or her FICO® score is less than 620.

Credit Limit Management and Authorization

Credit lines are initially assigned based upon a credit line assignment matrix incorporating income and credit score. Cash advances are limited to 40% of the cardholder’s credit limit. Currently the bank is managing credit line increases conservatively and only selecting high credit quality accounts for increases. The bank uses FDR’s adaptive control system to manage credit line decreases, which are based upon credit bureau scores and account history. Credit bureau scores are obtained every other month for most of the portfolio. The bank obtains monthly credit bureau scores on riskier cardholders. FDR’s adaptive control systems manages the bank’s authorization strategies and overlimit strategies. These strategies incorporate credit bureau scores and are based on account history. In addition, the overlimit strategy may include taking the following actions: sending letters to overlimit accounts; assigning accounts to be called by the collections department; printing statement messages to remind of an overlimit status; closing high risk accounts; or suppressing any action at all on low risk accounts.

The bank manages fraud with the aid of a sophisticated scoring system designed to detect fraud after origination by identifying purchase behavior outside the cardholder’s established pattern. Cardholder accounts that have been identified by the fraud management system to have suspicious activity are worked internally by the bank’s fraud detection analysts. In addition to using the fraud detection score, FDR also utilizes VISA’s Advanced Authorization score, which predicts the likelihood that a transaction is fraudulent. The bank utilizes fraud detection strategies which will aid in prevention of additional charges on cards which have been identified as being used in conjunction with a fraudulent purchase until the cardholder can be contacted. The bank has multiple strategies in place to detect and prevent fraud from occurring. These strategies utilize a variety of key elements such as: transaction type, transaction amount and merchant. Other key techniques to combat fraud include address verification and verification of personal information with the use of account numbers on telephone call-ins. Fraud strategies are created based upon current and historical fraud trends that the bank has seen in the portfolio.

Servicing, Billing and Payment

In early 2007, the bank started a new program called instant issuance. When an applicant is approved through the retail instant credit process, the customer’s new credit card will be produced at the retail CLUB Booth that day and given to the customer immediately. Customers can use their new card instantly – not only at Cabela’s, but anywhere VISA credit cards are accepted. The bank is also producing some “rush” credit cards from its facility in Lincoln, Nebraska.

The bank handles all in-bound customer service telephone calls for its cardholders at its facility in Lincoln, Nebraska. An automated Interactive Voice Response Unit handles approximately half of the inbound calls and enables cardholders to receive account information 24 hours per day, including balance, payment and available credit information and to make payments on their accounts. Trained customer service representatives handle the remaining customer service telephone calls during normal business hours.

Finance charges are assessed on an account if the cardholder has not paid the balance in full from the previous billing cycle. The assessed finance charges are based on the average daily balance outstanding on the account during the monthly billing cycle. The average daily balance is the sum of the daily unpaid balances of purchases, cash advances, account fees and finance charges on each day of the applicable cycle divided by the number of days in the cycle. Such unpaid balances are determined by deducting payments and credits and by adding new purchases, cash advances and other charges, in each case, as of the date of transaction. A $0.50 minimum finance charge is imposed for any billing cycle in which a finance charge of less than $0.50 would otherwise be imposed.

The bank utilizes a risk-based pricing model for its credit card accounts. Finance charges are currently assessed on the majority of the bank’s accounts at one-month LIBOR plus 9.99% to 20.99%, depending on the risk based pricing tier. Receivables arising from purchases at Cabela’s are currently subject to a fixed annual percentage rate of 7.99% to 9.99%. The bank does not currently charge penalty rates on the accounts. Cash advances are assessed at one-month LIBOR plus 24.99%.

The bank assesses late fees based on a tiered pricing structure, consistent with the requirements set forth in the CARD Act. Upon a cardholder’s first late payment, the bank will charge the lesser of $25 or the amount of the minimum payment due. If the cardholder has another late payment within six billing cycles following the billing cycle when the initial late payment occurred, the bank charges the lesser of $35 or the amount of the minimum payment due. The bank does not currently assess overlimit fees or returned check fees. A cash advance fee is charged for any cash advances at 4% of the cash advance with a minimum fee of $10. All accounts are grouped into billing cycles to enhance administrative convenience. Each cycle has a separate monthly billing date at which time the activity in the related account during the period of approximately thirty days ending on such billing date are billed to the customer. Monthly billing statements are sent to cardholders by FDR on the bank’s behalf. Billing cycles are assigned randomly and accounts are equally spread over twenty cycles. All billing cycles have been assigned fixed due dates each month with a minimum payment due date of at least twenty-five days following the statement date.

All cardholders with open accounts agree to make a minimum monthly payment each month. The minimum payment for a balance of less than $25.00 is that balance. Otherwise, the minimum payment will be the greater of (a) 2% of the new balance plus any amount past due (previously billed, but unpaid), or (b) the total of all periodic rate finance charges, plus (i) account fees and charges, plus (ii) $25.00, plus (iii) any amount past due or any amount over the credit limit at the time of billing (not to exceed the balance). Payment amounts in excess of the minimum payment are applied in the order of the highest to lowest interest rates. Otherwise, payments will be applied in such order as may be determined by the bank.

Payment must be made by the due date shown on the cardholder’s statement or it will be considered delinquent. Cardholders are given a grace period of at least twenty-five days from the closing date of the cycle to the payment due date. If the entire balance on the account is paid during the grace period, a finance charge is not imposed. Finance charges are only incurred on the remaining principal balance during cycles when a cardholder transitions from a transactor (one who pays the balance in full each month) to a revolver (one who pays less than the full balance due each month).

Substantially all payments from cardholders are processed at the bank. The bank allows cardholders to make payments on their accounts through the mail, at the Cabela’s CLUB booth inside all Cabela’s retail stores located in the United States, through the IVR, online through the Cabela’s CLUB website, and over the telephone with a Cabela’s CLUB representative.

First Data Resources, LLC

The bank has entered into an agreement with First Data Resources, LLC (“FDR”), a Delaware limited liability company, under which FDR provides maintenance of account records, statement generation, authorization processing and the manufacturing of some of the credit cards for the bank.

Under the agreement, the liability of FDR for damages is generally limited to the amount of processing fees paid by the bank to FDR in the preceding calendar year, subject to certain exceptions. The agreement generally provides for an initial term through the end of 2016, subject to automatic annual renewal unless either party gives notice of non-renewal to the other party. The bank and FDR have the ability to terminate the agreement for cause.

FDR is a provider of information processing and related services including cardholder processing services and merchant processing services. FDR is located in Omaha, Nebraska, and is a subsidiary of First Data Corporation. First Data Corporation is a Delaware corporation with its principal offices located in Atlanta, Georgia.

Delinquency, Collections and Charge-Offs

The collection center in Lincoln, Nebraska is in operation seven days a week and the vast majority of collection work is performed from there. The bank considers an account delinquent if the required minimum payment is not received by the payment date specified in the cardholder’s billing statement. Accounts are placed in collection at various stages of delinquency; however, all accounts enter collection no later than the fourteenth day of being contractually delinquent. Collection activities are determined by FDR’s adaptive control system, which continually monitors all delinquent accounts. Through the segmenting of the delinquent account file in an auto dialer system, collection efforts are prioritized for certain delinquent accounts that are determined to be riskier than others. Certain accounts may enter the dialer as early as one day delinquent. Statement messaging and automatic letter distribution are also used as part of the collection practice.

Accounts are written off as uncollectible on a daily basis upon the earliest of the following:

(a)	the day an account is 130 contractual days past due;

(b)	approximately thirty days after the bankruptcy is verified by receipt of notice; or

(c)	receipt of official notice of death and 60 contractual days past due.

In limited circumstances, the bank may re-age accounts to cure a delinquency. Re-ages are reserved for customers who have experienced a particular hardship, but are now demonstrating an ability and willingness to pay. Re-aging can only occur after three consecutive payments have been received on the account or an equivalent lump sum amount has been received at the agreed upon amount. The agreed upon amount is determined by a set payment agreement letter or a consumer credit counseling proposal. An account will not be re-aged more than once within any twelve month period or more than two times within a five-year period. The Federal Financial Institutions Examination Council, or FFIEC, has issued guidance relating to the re-aging of open-end retail accounts, and we believe the bank’s re-aging policies and practices are consistent with the FFIEC guidance.

A majority of the post charged-off collections are outsourced to third party collection agencies. If not initially resolved, post charged-off accounts may then be placed with primary collection agencies until resolution. Post charged-off accounts may be sold after being placed with primary collection agencies at approximately six to eight months post charge-off.

Cabela’s Master Credit Card Trust

General

The notes are secured by a beneficial interest in a pool of receivables that arise under VISA (and, potentially if issued in the future, other payment networks) credit card accounts owned by the bank and designated by the bank as trust accounts. The receivables are currently held by Cabela’s Master Credit Card Trust, a New York common law trust formed by the bank in March 2001 to securitize a portion of the bank’s credit card receivables. The master trust is operated under a pooling and servicing agreement among us, as transferor, the bank, as servicer, and U.S. Bank, National Association, as master trust trustee.

The master trust issued a Series 2004-1 certificate to us that represents a beneficial interest in the receivables. We have transferred this Series 2004-1 certificate to the issuing entity under a transfer and administration agreement between us, as transferor, the bank, as administrator and servicer, and the issuing entity. At any time when no series of investor certificates issued by the master trust are outstanding, other than the Series 2004-1 certificate, we may cause the master trust to terminate. Following any such termination, we will transfer the receivables directly to the issuing entity on substantially the same terms that currently apply under the pooling and servicing agreement.

Master Trust Assets

The bank is the originator of the credit card receivables. The receivables included in the master trust assets have been transferred either directly by the bank to the master trust or by the bank to us, and in turn, by us to the master trust. The receivables transferred by the bank and us to the master trust consist of all amounts charged by accountholders for goods and services and cash advances, which are called principal receivables, and all related periodic rate finance charges, annual membership fees, cash advance fees, overlimit fees, fees for documents, returned payment check fees, stop payment fees, returned access fees, and other similar fees and charges, in each case to the extent charged on the accounts, which are collectively called finance charge receivables.

The master trust assets consist of such receivables, all monies due or to become due thereunder, the proceeds of such receivables, recoveries (in some cases, net of collection expenses), received by the servicer including proceeds from the sale of defaulted receivables and the proceeds of credit insurance policies relating to such receivables, participation interests and related property conveyed to the master trust trustee pursuant to an assignment, the right to receive certain interchange attributed to accountholder charges for merchandise and services in the accounts in the trust portfolio, all monies on deposit in the master trust collection account, the excess funding account and in certain accounts maintained for the benefit of the investor certificateholders, any series enhancement, and all of our legal rights and remedies under the receivables purchase agreement.

The master trust assets are expected to change over the life of the master trust, as credit card accounts and related assets become subject to the master trust and as accounts are closed, charged off or removed and are no longer subject to the master trust. The pooling and servicing agreement provides that, subject to certain limitations and conditions, the master trust assets may also include participations in receivables. Pursuant to the pooling and servicing agreement, we will have the right (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate as master trust assets receivables arising in additional accounts or, in lieu thereof or in addition thereto, participations in receivables. See “—Addition of Master Trust Assets” below. In addition, we will have the right to remove from the master trust the receivables arising in designated accounts as described under “—Removal of Master Trust Assets” below.

The Receivables

The receivables arise in certain Eligible Accounts selected by the bank. Such Eligible Accounts are referred to in this prospectus and the related prospectus supplement as the “trust portfolio.” The bank retains ownership of the accounts and the account relationships with the cardholders of the Eligible Accounts included in the trust portfolio. On the date when any receivable in an account becomes a defaulted receivable, the master trust trustee automatically transfers the defaulted receivables to us together with all monies due or to become due with respect thereto, all proceeds thereof, and any insurance proceeds. Pursuant to the pooling and servicing agreement and the receivables purchase agreement, we have the right, and in some cases the obligation (subject to certain limitations and conditions described below) to cause the bank to designate from time to time additional qualifying VISA (or, potentially if issued in the future, MasterCard) credit card accounts to be included as accounts and to purchase from the bank and transfer to the master trust all receivables in such additional accounts, whether such receivables are then existing or thereafter created. These additional accounts must be Eligible Accounts as of the date that we designate the receivables to be included in the master trust.

The records and agreements, relating to the accounts designated to the master trust and the receivables arising under those accounts maintained by the bank are not segregated from other documents and agreements relating to other credit card accounts and receivables. They are not stamped or marked to reflect the transfer of the receivables to the master trust trustee. The servicer, however, will indicate in its master computer files that receivables created in the accounts designated to the master trust have been conveyed to us under the receivables purchase agreement and to the master trust trustee under the pooling and servicing agreement.

We are required to file UCC financing statements covering the receivables sold to the master trust trustee and meeting the requirements of applicable state law.

The prospectus supplement relating to each series of notes will provide certain information about the trust portfolio as of the date specified. Such information will include, but not be limited to, the amount of principal receivables, the amount of finance charge receivables, the range of principal balances of the credit card accounts and the average thereof, the range of credit limits of the credit card accounts and the average thereof, the range of ages of the credit card accounts and the average thereof, the geographic distribution of the credit card accounts, credit scores and delinquency statistics relating to the credit card accounts.

Investor Certificates; Transferor’s Interest

Each series of investor certificates represents an undivided interest in the master trust, including the right to the applicable investor percentage of all cardholder payments on the receivables in the master trust. The Series 2004-1 certificate is currently the only series of investors certificates outstanding, and pursuant to the Series 2004-1 series supplement, we have agreed not to issue any additional series of investor certificates in the future.

We own the interest in the master trust not represented by the investor certificates issued and outstanding under the master trust or the rights, if any, of any credit enhancement providers to receive payments from the master trust. We refer to this interest as the “transferor’s interest.” The holder of the transferor’s interest, subject to certain limitations, will have the right to the Transferor’s Percentage of all cardholder payments from the receivables in the master trust. The transferor’s interest may be transferred in whole or in part, subject to certain limitations and conditions described in the pooling and servicing agreement.

The amount of principal receivables in the master trust will vary each day as new principal receivables are created and others are paid or charged off as uncollectible. Therefore, the amount of the transferor’s interest will fluctuate each day to reflect the changes in the amount of principal receivables in the master trust. In addition, the transferor’s interest will generally increase to reflect reductions in the investor interest of the Series 2004-1 certificate due to payment of principal on a series of notes, and will generally decrease as a result of an increase in the investor interest of the Series 2004-1 certificate due to the issuance of a new series of notes or the increase in the amount outstanding under any series of variable funding notes.

Addition of Master Trust Assets

We will have the right to designate for the master trust, from time to time, additional accounts to be included as accounts with respect to the trust portfolio. In addition, we will be required to include designated additional accounts under certain circumstances in the amounts specified below.

We do not own any credit card accounts. If we are required to designate accounts to the trust portfolio, we, as transferor, may give notice to the bank of the required addition and, under the receivables purchase agreement, the bank will be obligated to designate accounts to us as requested. In addition, if we, as transferor, determine, at our option, to designate additional accounts to the trust portfolio, the bank will, at our request, designate to us accounts to be included as additional accounts and sell the receivables in those accounts to us. See “The Receivables Purchase Agreement.”

We are required to add accounts to the trust portfolio if either:

(a)	during any twenty-day period, the transferor’s interest averaged over that period is less than the Minimum Transferor’s Interest, or

(b)	as of the close of business on the last business day of any calendar month, the aggregate amount of principal receivables in the master trust is less than the Minimum Aggregate Principal Receivables, and these additional accounts will be transferred on or before ten business days following that twenty-day or monthly period. The amount of the required addition is the amount necessary to cure the deficit. If we are unable to designate additional accounts when required, a pay out event will result.

We will convey to the master trust trustee our interest in all receivables of designated additional accounts, whether such receivables are then existing or thereafter created. This feature permits us to increase the amount of principal receivables in the master trust over the amount that would otherwise be included, thereby permitting the issuance of additional series or avoiding the occurrence of certain pay out events with respect to existing series. Certificateholders will not incur any costs, direct or indirect, as a result of the exercise of this feature.

We will represent that each additional account is an Eligible Account at the time of its designation. However, additional accounts may not be of the same credit quality as the initial accounts. Additional accounts may have been originated using credit criteria different from those which were applied to the initial accounts or may have been acquired from an institution which may have had different credit criteria.

In addition to or in lieu of additional accounts, we are permitted to add to the master trust participations representing undivided interests in a pool of assets primarily consisting of receivables arising under revolving credit card accounts and collections thereon. Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement which entitles the certificateholder to receive percentages of collections generated by the pool of assets subject to such participation agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the participation agreement and may be different from those specified in this prospectus. The rights and remedies of the master trust as the holder of a participation (and therefore the certificateholders) will be subject to all the terms and provisions of the related participation agreement. To the extent that such participations encompass previously issued credit card or other asset-backed securities, such securities (i) either will have been previously registered under the Securities Act or will have been held for the “holding period” prescribed by Rule 144(k) under the Securities Act and (ii) will have been acquired in a bona fide secondary market transaction or such securities will have otherwise been acquired in compliance with the Securities Act. The pooling and servicing agreement may be amended to permit the addition of a participation in the master trust without the consent of the related certificateholders if:

(a)	we deliver to the master trust trustee a certificate of an authorized officer to the effect that, in our reasonable belief, such amendment will not, as of the date of such amendment, adversely affect in any material respect the interests of such certificateholders;

(b)	such amendment will not defeat sale accounting treatment under Statement of Financial Standards No. 140; and

(c)	such amendment will not result in a withdrawal or reduction of the rating of any outstanding series under the master trust by any rating agency.

A conveyance by us to the master trust of receivables in additional accounts or participations is subject to the following conditions, among others:

(a)	we will give the master trust trustee, each Hired Agency and the servicer written notice that such additional accounts or participations will be included, which notice will specify the approximate aggregate amount of the receivables or interests therein to be transferred;

(b)	we will have delivered to the master trust trustee a written assignment (including an acceptance by the master trust trustee on behalf of the master trust for the benefit of the certificateholders) as provided in the assignment agreement relating to such additional accounts or participations and we will have delivered to the master trust trustee a computer file or microfiche list on the date of such assignment, containing a true and complete list of such additional accounts or participations transferred to the master trust;

(c)	we will represent and warrant, among other things, that:

(i)	each additional account is, as of its date of designation for inclusion in the master trust, an eligible account, and each receivable in such additional account is, as of the addition date, an eligible receivable;

(ii)	no selection procedures believed by us to be materially adverse to the interests of the related certificateholders were utilized in selecting the additional accounts from the available eligible accounts from the bank’s portfolio; and

(iii)	as of each date such additional accounts are designated for inclusion in the master trust and the date the existing receivables are first included in the master trust, we are not insolvent; and

(d)	we will deliver certain officer’s certificates and opinions of counsel with respect to the transfer of the receivables in the additional accounts or the participations to the master trust.

Rating agency confirmation that the then-current rating of each outstanding series of certificates will not be reduced or withdrawn is not required in connection with an addition of accounts so long as the following limits are not exceeded:

•	the additional accounts were created in accordance with the Cabela’s CLUB point program; and

•	the number of the additional accounts does not exceed the lesser of:

(1)	with respect to any three consecutive monthly periods, the product of (i) 15% and (ii) the number of accounts as of the first day of the calendar year during which such monthly periods commence, and

(2)	with respect to any twelve-month period, the product of (i) 20% and (ii) the number of accounts as of the first day of such twelve-month period, and

•	the balance of the additional accounts does not exceed the lesser of:

(1)	the product of (i) 15% and (ii) the aggregate amount of principal receivables in the master trust as of the first day of the third preceding monthly period minus the aggregate amount of principal receivables in the additional accounts added since that date, measured for each such additional account as of the date that additional account was added to the master trust, and

(2)	the product of (i) 20% and (ii) the aggregate amount of principal receivables in the master trust as of the first day of the calendar year for which the addition is to occur minus the aggregate amount of principal receivables in the additional accounts added since that date, measured for each such additional account as of the date that additional account was added to the master trust.

If these restrictions are not met, then each Hired Agency must confirm to us that the addition of accounts will not cause the then-current rating of each outstanding series of certificates to be reduced or withdrawn.

Additional accounts will be limited to accounts or participations in connection with the Cabela’s CLUB point program unless we have received written confirmation from each Hired Agency that such designation will not result in a downgrade or withdrawal of its then-current rating of any outstanding series of certificates.

Removal of Master Trust Assets

We may, but are not obligated to, remove accounts and the associated receivables from the master trust once in any monthly period. On any day of any monthly period, we have the right to require reassignment to us or our designee of all the master trust’s right, title and interest in, to and under the receivables then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the removed accounts owned and designated by us, upon satisfaction of various conditions, including that:

(a)	the removal will not, in our reasonable belief:

(1)	cause a pay out event to occur for any series,

(2)	cause the transferor’s interest to be less than the Minimum Transferor’s Interest,

(3)	cause the aggregate amount of principal receivables to be less than the Minimum Aggregate Principal Receivables, and

(4)	result in the failure to make any required payments under the pooling and servicing agreement, the Series 2004-1 supplement or any other supplement;

(b)	we will deliver to the master trust trustee the written assignment and deliver to the master trust trustee and each credit enhancement provider the computer file listing removed accounts, each as required under the pooling and servicing agreement;

(c)	we will represent that either: (i) no selection procedure was used that is materially adverse to the interests of the certificateholders or (ii) the accounts were identified for removal because of a third party cancellation, or expiration without renewal, of an affinity, private label, agent bank or similar arrangement;

(d)	as of the date of removal, either (i) the receivables are not more than 15% delinquent by estimated principal amount and the weighted average delinquency of such receivables is not more than sixty days or (ii) the receivables are not more than 7% delinquent by estimated principal amount and the weighted average delinquency of such receivables does not exceed ninety days;

(e)	each rating agency for each outstanding series and each credit enhancement provider must receive prior notice of the removal on or before the tenth business day before the removal, and each of these rating agencies must confirm that the removal will not result in a downgrade or withdrawal of its then-current rating of any outstanding certificates;

(f)	the amount of the principal receivables to be reassigned to us on any date of removal must not equal or exceed 5% of the aggregate amount of the principal receivables as of the date of removal;

(g)	the aggregate amount of principal receivables in the accounts to be removed on any date of removal must not exceed the excess, if any, of the transferor’s interest over the Minimum Transferor’s Interest and, except as described in clause (c)(ii) above, the accounts to be removed will be selected at random by us; and

(h)	we will deliver to the master trust trustee an officer’s certificate confirming the items described in clauses (a) through (g) above.

In addition, we may designate zero balance accounts and remove them from the master trust if the removal will not cause a pay out event to occur.

Required Removal of Receivables

We have represented or will represent to the master trust that each account that we have designated to the master trust is an Eligible Account at the time of such designation and that each receivable we transfer to the master trust is an Eligible Receivable at the time of its transfer. We have made additional representations with respect to our title to the receivables and the absence of other liens against the receivables.

We are required to accept reassignment of the affected receivables if any of these representations are not true in any material respect as of the date to which it refers and this results in a receivable becoming a defaulted receivable or in an impairment in the master trust’s rights to the related receivables or their proceeds. Before doing so, we are permitted thirty days to cure the defect. There is no cure period and the reassignment is automatic if the breached representation relates to our title to the receivable or the absence of other liens (other than certain permitted liens) and one of the following events occurs:

(a)	as a result of the breach, the receivable is charged off or is not available to the master trust free and clear of any lien;

(b)	the lien is in favor of a governmental agency or has been consented to by us or the bank; or

(c)	the bank’s unsecured short term debt rating is less than P-1 by Moody’s and the lien is prior to the master trust trustee’s lien under the pooling and servicing agreement.

At the end of the monthly period in which any assignment obligation described above arises, the servicer will deduct the portion of the affected receivables that are principal receivables from the aggregate amount of principal receivables used to calculate the transferor’s interest, and the various investor percentages applicable to any series. If the exclusion of those principal receivables from the calculation of the transferor’s interest would cause the transferor’s interest to be less than the Minimum Transferor’s Interest or principal receivables to be less than Minimum Aggregate Principal Receivables, we will be required to make a deposit into the excess funding account in immediately available funds in an amount equal to the amount of that shortfall prior to the next transfer date or transfer additional receivables sufficient to remedy such deficit.

We will also make representations and warranties to the master trust as to (i) our status, (ii) our authority to enter into these transactions, (iii) the enforceability of the pooling and servicing agreement against us, and (iv) the effectiveness of the pooling and servicing agreement as an absolute assignment of, or grant of a security interest in, the receivables. If any of the representations and warranties in clauses (iii) or (iv) is false, then either the master trust trustee or the holders of certificates evidencing more than 50% of the aggregate investor interest of all series may direct us to accept the reassignment of all of the master trust’s receivables. Before doing so, we are permitted sixty days to cure the defect, or any longer period agreed to by the master trust trustee or such holders. The reassignment price would equal:

•	the aggregate investor interest, not including any principal or interest paid or allocated to the certificateholders of any series on the related distribution date in the monthly period in which that reassignment occurs, for all series on the last day of the monthly period preceding the date on which the reassignment is scheduled to be made; plus

•	accrued and unpaid interest through that last day; plus

•	all amounts owing to any credit enhancement provider.

Allocations

Allocations of defaulted receivables, collections of finance charge receivables and collections of principal receivables are made pro rata among each series of investor certificates issued by the master trust. The Series 2004-1 certificate is and will continue to be the only outstanding series of investor certificates. The servicer will allocate to the Series 2004-1 certificate an amount equal to the sum of (i) the product of (A) the investor percentage on such date of processing and (B) the aggregate amount of collections of finance charge receivables on such date of processing, and (ii) the product of (A) the investor percentage on such date of processing and (B) the aggregate amount of collections of principal receivables on such date of processing.

“Collections of finance charge receivables” means all payments received by the servicer in respect of finance charge receivables, which include receivables created in respect of periodic finance charges, annual membership fees, cash advance fees, overlimit fees and other similar fees and charges, in each case, to the extent charged on the accounts, interchange, discount option receivables and recoveries (net of costs of collection) of receivables in defaulted accounts. “Collections of principal receivables” means all payments received by the servicer in respect of principal receivables, which includes all receivables other than finance charge receivables and defaulted receivables.

The Series 2004-1 certificate has a fluctuating investor percentage. The “investor percentage” means, with respect to any date of determination:

•	for principal receivables, the percentage equivalent of a fraction, the numerator of which is the principal allocation investor interest for such date and the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables in the master trust and the excess funding amount, in each case determined as of the close of business on the last day of the prior monthly period, and (b) the sum of the numerators used to calculate the investor percentages for allocations with respect to principal receivables for all outstanding series of investor certificates on such date of determination; and

•	for finance charge receivables and defaulted receivables, the percentage equivalent of a fraction, the numerator of which is the floating allocation investor interest for such date and the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables and the excess funding amount, in each case determined as of the close of business on the last day of the preceding monthly period, and (b) the sum of the numerators used to calculate the investor percentages for allocations with respect to finance charge receivables or default amounts, as applicable, for all outstanding series of investor certificates on such date of determination.

The “principal allocation investor interest” means, on any date of determination, an amount equal to the aggregate principal allocation amounts for all series of notes minus the pre-funded amount.

The “principal allocation amount” means, on any date of determination, for any class or series of notes, an amount equal to the sum of (a) for any class or series of notes in an accumulation period or an early redemption period, the allocation amount for such class or series of notes as of the close of business on the last day of the revolving period for such notes and (b) for all other classes or series of notes, an amount equal to the allocation amount of such class or series as of such date of determination.

The “floating allocation investor interest” means, on any date of determination, an amount equal to the aggregate available funds allocation amount for all series of notes minus the pre-funded amount. The “available funds allocation amount” means, on any date of determination, during any monthly period for any class or series of notes, an amount equal to the allocation amount of such class or series as of such date of determination.

Investor Charge-Offs

Receivables in any account will be charged-off as uncollectible in accordance with the credit card account guidelines established by the servicer’s customary and usual policies and procedures for servicing revolving credit card accounts.

The Series 2004-1 certificate has been allocated a portion of the defaulted receivables for each calendar month. For this purpose, defaulted receivables for any monthly period are principal receivables that were charged-off as uncollectible in that monthly period, except defaulted receivables that we are required to purchase as a result of any breach of representation, warranty or covenant will be excluded. Defaulted receivables will be allocated at all times to the Series 2004-1 certificate based upon the applicable investor percentage. The portion of defaulted receivables allocated to the Series 2004-1 certificate for any calendar month is referred to as the “investor default amount.”

Master Trust Collection Account

The servicer has established and maintains a collection account, which we refer to as the “master trust collection account” for the benefit of all certificateholders for the purpose of holding all payments made in respect of the accounts. The master trust collection account is currently maintained with the master trust trustee and must always be a segregated account maintained with an office or branch located in Nebraska, Minnesota, or New York of (i) the bank, if the bank is the servicer (to the extent it is a Qualified Institution), or (ii) a Qualified Institution.

Under the pooling and servicing agreement and the Series 2004-1 certificate supplement, certain other segregated trust accounts have also been set up with Qualified Institutions: the principal account, the finance charge account, the excess funding account and the series accounts. A distribution account has also been established in the form of a segregated trust account with a Qualified Institution.

Funds in the principal account and the finance charge account will be invested, at the direction of the servicer, in highly rated liquid investments that meet criteria specified in the pooling and servicing agreement. Any investments will be required to mature monthly before each distribution date. Any earnings, net of losses and investment expenses, will be removed from these accounts and deposited in an account in the servicer’s name and will not be considered part of the accounts or as master trust assets.

The servicer has the revocable power to withdraw funds from the master trust collection account to make withdrawals and payments for the purpose of carrying out its duties under the pooling and servicing agreement and the Series 2004-1 certificate supplement.

Deposits in the Master Trust Collection Account

The servicer will, subject to the limitations described in the following paragraphs, deposit the applicable investor percentage of all collections received relating to the receivables in each monthly period into the master trust collection account not later than two business days after the date of processing. The servicer will make the deposits and payments to the accounts and parties described in this prospectus on the date of that deposit.

While the bank is the servicer, the servicer may make deposits and payments to the accounts on a monthly or other periodic basis on the business day immediately prior to each distribution date or other date specified in the Series 2004-1 certificate supplement, if the bank:

(a)	provides the master trust trustee a letter of credit from a Qualified Institution covering the collection and payment obligations of the servicer acceptable to each rating agency, as evidenced by a letter from each rating agency stating that such letter of credit will not result in the lowering or withdrawal of the then-current rating of any series of certificates, or

(b)	has and maintains a certificate of deposit or short-term debt rating of at least A-1 by Standard & Poor’s or P-1 by Moody’s and deposit insurance provided by the FDIC.

The servicer must provide an officer’s certificate to the master trust trustee stating that it meets the criteria in either (a) or (b) to make deposits on the business day preceding the related distribution date.

In the event of the bank’s insolvency or receivership or, in some circumstances, the lapse of some time periods, the master trust may not have a perfected security interest in those collections.

Dilution

The servicer is obligated to adjust downward on a net basis for each monthly period the aggregate amount of principal receivables used to calculate the transferor’s interest with respect to any principal receivable that:

•	is reduced by a rebate, refund, charge-back or adjustment;

•	was created as a result of a fraudulent charge or counterfeit charge to an accountholder;

•	was created for merchandise that was refused or returned by an accountholder or as to which the accountholder has asserted a counterclaim or defense; or

•	was credited pursuant to a debt deferral or debt cancellation program of the bank and not recovered through insurance proceeds or reserves.

We refer to these types of excluded receivables as “dilution.” Should any of these excluded receivables cause (i) the transferor’s interest at that time to be less than the Minimum Transferor’s Interest or (ii) the aggregate principal receivables in the master trust to be less than the Minimum Aggregate Principal Receivables, we will be required to (1) concurrently make a deposit in the excess funding account in immediately available funds prior to the transfer date related to such monthly period in which such event occurred in an amount equal to the greater of: (x) the amount by which the transferor’s interest would be reduced below the Minimum Transferor Interest or (y) the amount by which the aggregate principal receivables in the master trust would be less than the Minimum Aggregate Principal Receivables, or (2) transfer additional eligible receivables to the master trust in such amount.

Excess Funding Account

The servicer has established and will maintain in the name of the master trust trustee, for the benefit of all certificateholders, an eligible deposit account to serve as the excess funding account. The servicer shall have the power to make withdrawals and payments from the excess funding account and to instruct the master trust trustee to make withdrawals and payments from the excess funding account.

At the written direction of the servicer, funds on deposit in the excess funding account to be invested shall be invested by the master trust trustee in eligible investments, selected by the servicer, that will mature so that funds will be available at the close of business on the next business day. All such eligible investments shall be held by the master trust trustee for the benefit of the holders of each series of investor certificates. The master trust trustee shall maintain for the benefit of the holders of each series of investor certificates possession of the negotiable instruments or securities, if any, evidencing such eligible investments.

On each business day on which the transferor’s interest is less than the Minimum Transferor Interest, the servicer will deposit collections of principal receivables allocable to the transferor’s interest and excess shared principal collections otherwise distributable to us into the excess funding account until the transferor’s interest equals the Minimum Transferor Interest. Funds may also be deposited in the excess funding account to cover dilution.

On each business day, the servicer shall determine the amount by which the transferor’s interest exceeds the Minimum Transferor Interest on such date and shall instruct the master trust trustee to withdraw any such excess from the excess funding account on such day and pay such amount to the holder of the transferor certificate. Notwithstanding the foregoing, no funds shall be withdrawn from the excess funding account for distribution to the holder of the transferor certificate on any day if, immediately after giving effect to such withdrawal, the aggregate principal receivables in the master trust would be less than the minimum aggregate principal receivables.

On each determination date, the servicer shall instruct the master trust trustee to withdraw on the next succeeding transfer date from the excess funding account and deposit in the collection account all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the excess funding account, for application as collections of finance charge receivables with respect to the monthly period immediately preceding the monthly period in which such transfer date occurs. Interest (including reinvested interest) and other investment income and earnings on funds on deposit in the excess funding account shall not be considered part of the excess funding amount.

On each determination date on which one or more series of investor certificates in a particular group is in an amortization period, the servicer shall determine the aggregate amount of principal shortfalls, if any, with respect to each series in such group, and the servicer shall instruct the master trust trustee to withdraw such amount (up to the excess funding amount) from the excess funding account on the next succeeding transfer date and allocate such amount among each such series in the applicable group as shared principal collections as specified in each related supplement.

Pay Out Events

Any of the following events may constitute a “pay out event”:

(a)	certain events of bankruptcy, insolvency, reorganization, winding-up, conservatorship or receivership relating to us, any other holder of the transferor’s certificate, the bank, Cabela’s or any parent or affiliate of Cabela’s;

(b)	our inability for any reason to transfer receivables to the master trust in accordance with the pooling and servicing agreement;

(c)	the bank’s inability for any reason to transfer receivables to us in accordance with the receivables purchase agreement;

(d)	the master trust becomes subject to registration as an “investment company” within the meaning of the 1940 Act;

(e)	our failure:

(1)	to make any payment or deposit required to be made by us under the pooling and servicing agreement, any supplement thereto, within five days after the day that payment or deposit is required to be made, or

(2)	to duly observe or perform in any material respect any of our covenants or agreements set forth in the pooling and servicing agreement or the Series 2004-1 certificate supplement, which failure has a material adverse effect on the Series 2004-1 certificateholders, and which continues unremedied for a period of thirty-five days after written notice of that failure, requiring the same to be remedied, shall have been given by the master trust trustee to us, or to us and the master trust trustee by holders of Series 2004-1 certificates constituting more than 50% of the investor interest and which continues to materially and adversely affect the interest of the Series 2004-1 certificateholders;

(f)	any representation or warranty made by us, or any information required to be given by us, to identify the accounts, in or under the pooling and servicing agreement or the Series 2004-1 certificate supplement proves to have been incorrect in any material respect when made, which continues to be incorrect in any material respect for a period of thirty-five days after the date on which written notice of that failure, requiring the same to be remedied, shall have been given to us, by the master trust trustee, or given to us, and the master trust trustee by holders of Series 2004-1 certificates constituting more than 50% of the investor interest and as a result the interests of the Series 2004-1 certificateholders are materially and adversely affected, and continue to be materially and adversely affected for such period; provided, however, a pay out event will not be deemed to have occurred if we have accepted reassignment of all affected receivables during that period in accordance with the provisions of the pooling and servicing agreement;

(g)	our failure to convey receivables arising under additional accounts to the master trust after we are required to do so;

(h)	the amount of principal receivables and the sum of amounts on deposit in the master trust collection account, the pre-funding account, the principal account (including each principal accumulation account) and each principal funding account is less than the minimum aggregate principal receivables;

(i)	a servicer default which would have a material adverse effect on the Series 2004-1 certificateholders or a breach by the servicer of its representations, warranties or covenants under the Series 2004-1 certificate supplement occurs that is not cured within the applicable grace periods that would have a material adverse effect or the Series 2004-1 certificateholders; or

(j)	on the last day of any monthly period, the excess funding amount, expressed as a percentage of the sum of the aggregate principal receivables plus the excess funding amount, shall equal or exceed 20%.

Upon the occurrence of any event described in subparagraphs (c), (e), (f) or (i) after the applicable grace period, if any, stated in those subparagraphs, either the master trust trustee or the holders of Series 2004-1 certificates evidencing more than 50% of the investor interest by notice then given in writing to us, the servicer and the master trust trustee may declare that a pay out event has occurred for Series 2004-1 as of the date of that notice.

Upon the occurrence of any event described in subparagraphs (a), (b), (d), (g), (h) or (j), a pay out event will occur for Series 2004-1 without any notice or other action on the part of the master trust trustee or the Series 2004-1 certificateholders immediately upon the occurrence of that event.

The rapid amortization period will commence on the day on which a pay out event occurs. Monthly distributions of principal to the Series 2004-1 certificateholders will begin on the distribution date in the monthly period following the monthly period in which that pay out event occurs.

Discount Option

Under the pooling and servicing agreement, we may designate a percentage, which may be a fixed percentage or a variable percentage based on a formula, of the amount of receivables arising in the accounts on and after the date of that designation that would otherwise be treated as principal receivables to be treated as finance charge receivables. This ability to recharacterize principal receivables is the “discount option.” The percentage of the receivables recharacterized is the discount percentage, and the recharacterized receivables themselves are “discount option receivables.” To date, we have not exercised the discount option, and the discount percentage is currently 0%. To exercise the discount option, we must provide thirty days prior written notice to the servicer, the master trust trustee, each credit enhancement provider and each Hired Agency of any designation, increase or reduction in the discount option, and each Hired Agency must confirm in writing that its ratings of outstanding notes will not be reduced or withdrawn. We must also provide an officer’s certificate to the master trust trustee confirming that no pay out event will occur and that the Hired Agencies have confirmed that the outstanding certificates will not be impaired.

Servicing Fees

The servicer will receive a monthly servicing fee in return for performance of its servicing duties. Series 2004-1 is responsible for a portion of the monthly servicing fee payable to the servicer for any distribution date, called the “Series 2004-1 servicing fee,” which, with respect to any monthly period, will be equal to one-twelfth of the product of (a) 2.0% per year, and (b) the investor interest outstanding at the close of business on the last day of the preceding monthly period.

The share of the Series 2004-1 servicing fee allocable to the investor interest with respect to any transfer date (the “certificateholder servicing fee”) is equal to one-twelfth of the product of (a) 2.0% per year and (b) the investor interest at the end of the preceding monthly period. The certificateholder servicing fee will be allocated to the outstanding series of notes and paid from available finance charge collections and other sources as described in the prospectus supplement

The Series 2004-1 servicing fee for each monthly period will be payable on the related transfer date from the sources described in the preceding paragraphs.

The remainder of the servicing fee due each month to the servicer but not allocated to Series 2004-1 will be paid by the holder of the transferor’s interest. The master trust, the master trust trustee, the Series 2004-1 certificateholder and certificateholders of other series will not be liable for the share of the servicing fee to be paid by the holder of the transferor’s interest.

The servicer will pay from its servicing compensation some of the expenses incurred through servicing the receivables, including, without limitation:

•	payment of reasonable fees and disbursements of the master trust trustee and independent accountants, and

•	all other expenses incurred by the servicer in connection with its activities under the pooling and servicing agreement, other than taxes, including Federal, state, local and foreign income, franchise or other taxes based on income, if any, or any related interest or penalties, imposed upon the master trust or the Series 2004-1 certificateholders.

Resignation of Servicer and Scope of Indemnities

The servicer may not resign from its obligations and duties under the pooling and servicing agreement, except upon the determination that the performance of those duties is no longer permissible under applicable law, as evidenced by an opinion of counsel, and there is no reasonable action that the servicer could take to make its actions permissible under those laws, as evidenced by an officer’s certificate.

No resignation will become effective until the master trust trustee or a successor to the servicer has assumed the servicer’s responsibilities and obligations under the pooling and servicing agreement. If the master trust trustee is unable to appoint a successor servicer within 120 days of the date of such determination, the master trust trustee will serve as successor servicer.

With certain exceptions, the servicer, and any successor servicer, will indemnify us, the master trust and the master trust trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions of the servicer or any successor servicer, as applicable, relating to the master trust under the pooling and servicing agreement and the Series 2004-1 certificate supplement.

However, the servicer’s indemnification obligation is limited in the following manner:

(a)	the servicer will not indemnify the master trust trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by the master trust trustee;

(b)	the servicer will not indemnify us, the master trust or the certificateholders for any liabilities, costs or expenses of the master trust with respect to any action taken by the master trust trustee at the request of the certificateholders;

(c)	the servicer will not indemnify us, the master trust or the certificateholders as to any losses, claims or damages incurred by any of them in their capacities as investors, including without limitation losses incurred as a result of defaulted accounts or receivables, which are written off as uncollectible; and

(d)	the servicer will not indemnify us, the master trust or certificateholders for any liabilities, costs or expenses of us, the master trust, the certificateholders or the certificate owners arising under any tax law.

Except as provided in the preceding paragraphs, the pooling and servicing agreement provides that the servicer will not be under any liability to the master trust or the master trust trustee, its directors, officers, employees or agents, the holders of certificates of any series, or any other person for any action taken, or for refraining from taking any action, under the pooling and servicing agreement or any supplement. However, the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the pooling and servicing agreement.

In addition, the pooling and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the pooling and servicing agreement.

Servicer Covenants

In the pooling and servicing agreement, the servicer has covenanted that:

•	it will duly satisfy all obligations on its part to be fulfilled under or in connection with the receivables and the related accounts, and will maintain in effect all qualifications required under applicable law in order to service properly each receivable and related account and will comply in all material respects with all other requirements of law in connection with servicing each receivable and related account if the failure to comply would have a material adverse effect on the certificateholders or any credit enhancement provider;

•	it will not permit any rescission or cancellation of a receivable except as ordered by a court of competent jurisdiction or other governmental authority in accordance with the credit card guidelines;

•	it will take no action or omit to take any action if the effect would be to impair the rights of certificateholders or any credit enhancement provider in any receivable or account, nor shall it, except in accordance with the credit card guidelines, reschedule, revise or defer collections due on the receivables;

•	except in connection with its enforcement or collection of a receivable, it will take no action to cause any receivable to be evidenced by an instrument or chattel paper and if any receivable is so evidenced, it will be reassigned to the servicer unless such instrument or chattel paper is delivered to the master trust trustee.

Under the terms of the pooling and servicing agreement, in the event any of the representations, warranties or covenants of the servicer contained in the clauses above with respect to any receivable or the related account is breached, and as a result of such beach the master trust’s rights in, to or under any receivable in the related account or the proceeds of such receivable are impaired or such proceeds are not available for any reason to the master trust free and clear of any lien, and is not cured within 60 days (or longer period, not in excess of 150 days, as may be agreed to by the master trust trustee at the written direction of the holders of investor certificates evidencing more than 50% of the outstanding investor interest) from the earlier to occur of the discovery of such event by the servicer, or the receipt by the servicer of notice of such event from the master trust trustee and any credit enhancement provider, all receivables in the account or accounts as to which such event relates shall be reassigned or assigned to the servicer on the terms and conditions set forth below, provided, however, that such receivables will not be assigned to the servicer if, on any day prior to the end of such 60-day or longer period:

•	the relevant representation or warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects; and

•	the servicer shall have delivered to the master trust trustee and any credit enhancement provider a certificate of an authorized officer describing the nature of such breach and the manner in which such breach was cured.

Such assignment and transfer will be made when the servicer deposits an amount equal to the amount of such receivable in the master trust collection account on the transfer date following the monthly period in which such assignment obligation arises. This reassignment or transfer and assignment to the servicer constitutes the sole remedy available to the investor certificateholders or any credit enhancement provider respecting the event giving rise to such reassignment or transfer and assignment.

Servicer Default

If there is a servicer default, with proper written notice, all of the rights and obligations of the servicer, as servicer, under the pooling and servicing agreement may be terminated. That termination notice may be given by either (a) the master trust trustee or (b) holders of certificates representing more than 50% of the aggregate investor interest of all outstanding series. If given by certificateholders, notice must also be given in written form to the master trust trustee and each credit enhancement provider.

If the master trust trustee, after receipt of a termination notice, is unable to obtain any bids from eligible successor servicers and the servicer delivers an officer’s certificate stating that it cannot in good faith cure the servicer default that gave rise to the termination notice, and if the master trust trustee is legally unable to act as successor servicer, then the master trust trustee will offer any credit enhancement provider the right to bid on the receivables and will offer the transferor the right of first refusal to acquire the receivables.

The purchase price for a purchase will at least equal the sum of:

(a)	the aggregate investor interest of all outstanding series on the date of such purchase, plus

(b)	all interest accrued but unpaid on all outstanding certificates through the date of such purchase, plus

(c)	all amounts owing to the credit enhancement providers.

The purchase price would be used to make a final distribution to all certificateholders on the next distribution date.

We may be required to deliver an opinion of counsel reasonably acceptable to the master trust trustee in connection with such purchase stating that such purchase would not constitute a fraudulent conveyance by us. This opinion will be required if the bank’s short-term deposit or long-term unsecured debt obligations are not rated P-3 or better or Baa3 or better, respectively, by Moody’s. If the bank does not have a debt rating, the opinion will be required if Cabela’s does not have such ratings.

The master trust trustee will, as promptly as possible after giving a termination notice, appoint a successor servicer. If no successor servicer has been appointed by the master trust trustee and if no successor servicer has accepted that appointment by the time the servicer ceases to act as servicer, all rights, authority, power and obligations of the servicer under the pooling and servicing agreement will pass to and be vested in the master trust trustee; provided, however, that the master trust trustee will not be liable for any errors or omissions of the predecessor servicer.

Before appointing a successor servicer, the master trust trustee may seek to obtain bids from potential servicers meeting the eligibility requirements set forth in the pooling and servicing agreement to serve as a successor servicer for servicing compensation not in excess of the aggregate servicing fee. Our rights and interest in the transferor’s interest, as holder of the transferor’s interest under the pooling and servicing agreement and any series supplement, will not be affected by any servicer termination notice or service transfer.

A “servicer default” refers to any of the following events:

(a)	any failure by the servicer:

(1)	to make any payment, transfer or deposit,

(2)	to give instructions or notice to the master trust trustee pursuant to the terms of the pooling and servicing agreement or any series supplement, or

(3)	to instruct the master trust trustee to make any required drawing, withdrawal or payment under any enhancement,

in each case on or before the date occurring five business days after the date such payment, transfer, deposit, withdrawal, drawing or such instruction or notice is required to be made or given under the terms of the pooling and servicing agreement or any series supplement;

(b)	failure on the part of the servicer duly to observe or perform in any respect any other agreements of the servicer contained in the pooling and servicing agreement or any series supplement that:

(1)	has a material adverse effect on the interests of the certificateholders of any series under the pooling and servicing agreement, and

(2)	continues unremedied for a period of sixty days after the date on which the servicer has actual knowledge of such failure or written notice of that failure, requiring the same to be remedied, will have been given:

(A)	to the servicer by the master trust trustee, or

(B)	to the servicer and the master trust trustee by holders of certificates evidencing undivided interests of not less than 50% of the investor interest of any series adversely affected thereby and continues to materially adversely affect those certificateholders for that period, or

(C)	the servicer has knowledge of that failure, or

(D)	the delegation by the servicer of its duties under the pooling and servicing agreement in a manner not permitted by the pooling and servicing agreement;

(c)	any representation, warranty or certification made by the servicer in the pooling and servicing agreement or any series supplement or in any certificate delivered under the pooling and servicing agreement or any series supplement that:

(1)	proves to have been incorrect when made,

(2)	causes a material adverse effect on the certificateholders of any series, and

(3)	continues to be incorrect in any material respect for a period of 60 days after the date on which the servicer has actual knowledge of such failure or written notice of that failure, requiring the same to be remedied, has been given:

(A)	to the servicer by the master trust trustee, or

(B)	to the servicer and the master trust trustee by the holders of certificates evidencing undivided interests aggregating not less than 50% of the investor interest of any series adversely affected thereby and continues to materially adversely affect those certificateholders for that period, or

(d)	the occurrence of certain events of bankruptcy, insolvency or receivership relating to the servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to under:

(1)	clause (a) above for a period of ten business days, or

(2)	clause (b) or (c) above, for a period of sixty days,

will not constitute a servicer default upon the expiration of the additional ten business days or sixty business days, respectively, if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and that delay or failure was caused by an act of God, the public enemy or other similar occurrence. Upon the occurrence of this type of event, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner under the terms of the pooling and servicing agreement and any series supplement. The servicer will also provide us, the master trust trustee, the credit enhancement providers, the rating agencies and the holders of certificates of each series with an officer’s certificate giving prompt notice of this failure or delay by it, together with a description of the cause of such failure or delay and its efforts to so perform its obligations.

Evidence as to Servicer’s Compliance

The pooling and servicing agreement provides that on or before the 90th day after the end of each of our fiscal years, beginning on March 31, 2014, for so long as we are required to report under the Exchange Act with regard to the issuing entity and in order to comply with Item 1122 of Regulation AB, the servicer will deliver to us the master trust trustee, any enhancement provider and each Hired Agency, a report assessing its compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB. Each assessment will include:

•	a statement of the servicing party’s responsibility for assessing compliance with the applicable servicing criteria;

•	a statement that the servicing party used the criteria described in the following paragraph to assess compliance with the applicable servicing criteria;

•	the servicing party’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year; and

•	a statement that a registered public accounting firm has issued an attestation report on the servicing party’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year.

To the extent required by applicable securities laws, a separate assessment of compliance, an attestation report and servicer compliance statement for each party participating in the servicing function, including third parties to whom specific servicing functions are outsourced, will be filed as exhibits to the issuing entity’s annual report on Form 10-K, unless such entity’s activities relate to only 5% or less of the trust’s assets. For purposes of preparing the assessment of compliance and attestation report described in the preceding paragraph, each servicing party will use the applicable servicing criteria set forth in relevant SEC regulations (including Item 1122(d) of Regulation AB) with respect to asset-backed securities transactions taken as a whole involving that servicing party that are backed by the same types of assets as those backing the certificates.

The pooling and servicing agreement also provides that on or before the 90th day after the end of each of our fiscal years, beginning with March 31, 2014, for so long as we are required to report under the Exchange Act with regard to the issuing entity and in order to comply with Item 1123 of Regulation AB, the servicer will deliver to the master trust trustee, any enhancement provider and each Hired Agency, an officer’s certificate to the effect that:

•	a review of the servicer’s activities during the applicable calendar year and of its performance under the pooling and servicing agreement and the indenture has been made under the officer’s supervision; and

•	to the best of the officer’s knowledge, based on the officer’s review, the servicer has fulfilled all of its obligations under the pooling and servicing agreement and the indenture in all material respects or, if there has been a failure to fulfill any of the servicer’s obligations in any material respect, specifying the nature and status of the failure.

To the extent we are not required to report under the Exchange Act with regard to the issuing entity, the servicer may elect to provide the annual servicer certificates and the accountant’s attestation report specified above or the alternative annual servicer certificate and alternative accountant reports specified in the pooling and servicing agreement. The forms of the alternative annual servicer certificate are available on the SEC’s website as exhibits to the Second Amended and Restated Pooling and Servicing Agreement, which are included as exhibits to the registration statement.

Master Trust Trustee

General

U.S. Bank National Association, a national banking association, is the master trust trustee under the pooling and servicing agreement. Its corporate trust office is located at 60 Livingston Ave., St. Paul, Minnesota 55107. U.S. Bank National Association has served as trustee for numerous asset-backed securities transactions involving credit card receivables.

Rights and Appointment of Co-Master Trust Trustees

The bank, the servicer, the depositor and their respective affiliates may from time to time enter into normal banking and trustee relationships with the master trust trustee and its affiliates. The master trust trustee may hold investor certificates in its own name. For purposes of meeting the legal requirements of certain local jurisdictions, the master trust trustee will have the power to appoint a co-master trust trustee or separate master trust trustees of all or any part of the master trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the master trust trustee by the pooling and servicing agreement will be conferred or imposed upon the master trust trustee and such separate master trust trustee or co-master trust trustee jointly, or, in any jurisdiction in which the master trust trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate master trust trustee or co-master trust trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the master trust trustee.

Duties and Responsibilities

Under the terms of the pooling and servicing agreement, the servicer agrees to pay to the master trust trustee reasonable compensation for performance of its duties under the pooling and servicing agreement. The master trust trustee has agreed to perform only those duties specifically set forth in the pooling and servicing agreement. Many of the duties of the master trust trustee are described in this section and throughout this prospectus and the related prospectus supplement. Under the terms of the pooling and servicing agreement, the master trust trustee’s limited responsibilities include the following:

•	to deliver to certificateholders of record certain notices, reports and other documents received by the master trust trustee, as required under the pooling and servicing agreement;

•	to authenticate, deliver, cancel and otherwise administer the investor certificates;

•	to remove and reassign ineligible receivables and accounts from the master trust;

•	to establish and maintain necessary master trust accounts and to maintain accurate records of activity in those accounts;

•	to serve as the initial transfer agent, paying agent and registrar, and if it resigned these duties, to appoint a successor transfer agent, paying agent and registrar;

•	to invest funds in the master trust accounts at the direction of the servicer;

•	to represent the certificateholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of the servicer, as applicable, in accordance with the terms of the pooling and servicing agreement;

•	to file with the appropriate party all documents necessary to protect the rights and interests of the certificateholders;

•	to enforce the rights of the certificateholders against the servicer, if necessary;

•	to notify the certificateholders and other parties, to sell the receivables, and to allocate the proceeds of such sale, in the event of the termination of the master trust; and

•	to perform certain other administrative functions identified in the pooling and servicing agreement.

In addition to the responsibilities described above, the master trust trustee has the discretion to require us to cure a potential pay out event and to declare a pay out event. See “—Pay Out Events” above.

In a servicer default occurs, in addition to the responsibilities described above, the master trust trustee may be required to appoint a successor servicer or to take over servicing responsibilities under the pooling and servicing agreement. See “—Servicer Default” above. In addition, if a servicer default occurs, the master trust trustee, in its discretion, may proceed to protect its rights or the rights of the investor certificateholders under the pooling and servicing agreement by a suit, action or other judicial proceeding.

Limitation on Liability of Master Trust Trustee

The master trust trustee is not liable for any errors of judgment as long as the errors are made in good faith and the master trust trustee was not negligent.

The holders of investor certificates representing a majority of the outstanding investor interest have the right to direct the time, method or place of conducting any proceeding for any remedy available to the master trust trustee under the pooling and servicing agreement. For this purpose, each noteholder of a series will be treated as a holder of the Series 2004-1 certificate holding an interest in the Series 2004-1 certificate in the proportion that the outstanding principal amount of such holder’s note bears to the total outstanding principal amount of all series of notes then outstanding.

Resignation, Removal and Replacement

The master trust trustee may resign at any time, in which event the servicer will be obligated to appoint a successor master trust trustee. We may also remove the master trust trustee if the master trust trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the master trust trustee becomes bankrupt or insolvent. Any resignation or removal of the master trust trustee and appointment of a successor master trust trustee does not become effective until acceptance of the appointment by the successor master trust trustee.

Any successor master trust trustee will execute and deliver to us and its predecessor master trust trustee an instrument accepting the appointment. Any successor master trust trustee must: (1) be a bank or a corporation organized under the laws of the United States of America or any state thereof; (2) be authorized under such laws to exercise corporate trust powers; (3) have a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority; and (4) have a long-term unsecured debt rating of at least Baa3 by Moody’s and BBB- by Standard & Poor’s.

The servicer has agreed to pay the master trust trustee’s fees expenses (except as those fees and expenses may arise from negligence or bad faith by the master trust trustee). The payment of those fees and expenses by the servicer will be made without reimbursement from any master trust account.

Indemnification

The pooling and servicing agreement provides that the servicer will indemnify us, the master trust and the master trust trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the servicer’s actions or omissions with respect to the master trust pursuant to the pooling and servicing agreement.

Except as provided in the preceding paragraph, the pooling and servicing agreement provides that none of the servicer or any of its directors, officers, employees or agents will be under any other liability to us, the master trust, the master trust trustee, the investor certificateholders, any credit enhancement provider or any other person for any action taken, or for refraining from taking any action, in good faith in the capacity as servicer pursuant to the pooling and servicing agreement.

Neither we nor any of our directors, officers, employees or agents will be under any liability to the master trust, the master trust trustee, the certificateholders, any credit enhancement provider or any other person for any action taken or for refraining from the taking of any action in good faith in our capacity as transferor pursuant to the pooling and servicing agreement.

However, none of the transferor, the servicer, or any of their respective directors, officers, employees or agents will be protected against any liability to the master trust, the master trust trustee, the certificateholders, any credit enhancement provider or any other person which would otherwise be imposed by reason of fraud, willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of duties and obligations under the pooling and servicing agreement.

Amendments to the Pooling and Servicing Agreement

By accepting a note, you will be deemed to acknowledge that we and the servicer may amend the pooling and servicing agreement or the Series 2004-1 supplement without your consent, so long as the amendment would not have an adverse effect on any series or class of notes and satisfies the Rating Agency Condition.

For purposes of any vote or consent under the pooling and servicing agreement or the Series 2004-1 supplement that requires the consent or vote of the holder of the Series 2004-1 certificate, each noteholder will be treated as a holder of the Series 2004-1 certificate holding an interest in the Series 2004-1 certificate in the proportion that outstanding principal amount of its note bears to the total outstanding principal amount of all notes outstanding.

Amendments to the pooling and servicing agreement and any series supplement may be made by agreement of us, the servicer and the master trust trustee without the consent of the investor certificateholders of any series provided that:

•	we have received written notice from each Hired Agency that such amendment will not cause a reduction, qualification or withdrawal of the rating of the investor certificates of any outstanding series;

•	we deliver to the master trust trustee an officer’s certificate to the effect that such amendment will not have a material adverse effect on the interests of any investor certificateholder or any credit enhancement provider; and

•	all conditions to such amendment specified in the pooling and servicing agreement have been satisfied.

The pooling and servicing agreement and any series supplement may also be amended from time to time by us, the servicer and the master trust trustee with the consent of the holders of investor certificates evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the investor certificates of all adversely affected series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or any supplement or modifying in any manner the rights of investor certificateholders of any series. No such amendment, however, may:

•	reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any investor certificates of such series without the consent of each investor certificateholder of such series;

•	change the definition of or the manner of calculating the investor interest, the investor percentage or the investor default amount of such series without the consent of each investor certificateholder of such series;

•	reduce the percentage of holders of investor certificateholders required to consent to such amendments without the consent of each investor certificateholder of such series; or

•	otherwise amend this provision of the pooling and servicing agreement.

Promptly following the execution of any such amendment (other than an amendment described in the first paragraph, the master trust trustee will furnish notice of the substance of such amendment to each investor certificateholder).

Sources of Funds to Pay the Notes

General

The issuing entity’s primary asset is the Series 2004-1 certificate. In addition, the assets of the issuing entity may include receivables that arise in accounts owned by the bank. The assets of the issuing entity may also include the benefits of one or more derivative agreements entered into by the issuing entity to manage interest rate or currency risks relating to one or more classes or series of notes, credit enhancements relating to one or more series or classes of notes, and funds on deposit in the collection account and any principal funding account, spread account, cash collateral account or reserve account relating to one or more series or classes of notes.

The Series 2004-1 Certificate

Under the Series 2004-1 certificate supplement, the master trust issued the Series 2004-1 certificate to us, and we transferred the Series 2004-1 certificate to the issuing entity under the transfer and administration agreement. The Series 2004-1 certificate is the primary collateral for all series and classes of notes issued pursuant to the indenture. Payments on the Series 2004-1 certificate will be applied to make payments on each series of notes issued from time to time and to pay other fees and expenses of the issuing entity.

The Series 2004-1 certificate has no specified interest rate. The issuing entity, as holder of the Series 2004-1 certificate, is entitled to receive its allocable share of defaulted receivables, collections of finance charge receivables and collections of principal receivables payable by the master trust. Each month, the servicer for the master trust will allocate defaulted receivables, collections of finance charge receivables and collections of principal receivables to each investor certificate outstanding under the master trust, including the Series 2004-1 certificate. See “Cabela’s Credit Card Master Trust—Allocations.” The Series 2004-1 certificate is the only investor certificate outstanding under the master trust.

The Series 2004-1 certificate represents an undivided investor interest in the assets of the master trust. The primary assets of the master trust consist of credit card receivables arising in selected revolving credit card accounts that have been transferred by the bank to us. The amount of credit card receivables in the master trust will fluctuate from day to day as new receivables are added to or removed from the master trust and as other receivables are generated, collected, charged off as uncollectible, or otherwise adjusted.

Pursuant to the Series 2004-1 certificate supplement, if so specified in the related prospectus supplement, one or more series of notes may be prefunded. During any funding period, the pre-funded amount will be maintained in a trust account established with the master trust trustee referred to as the “pre-funding account.” If a series of notes is pre-funded on the applicable closing date, a cash deposit will be made to the pre-funding account in order that the aggregate principal receivables plus the amount of the cash deposit in the pre-funding account and the amounts on deposit, if any, in the master trust collection account and the excess funding account on any date will at least equal the sum of the initial outstanding principal balance of the investor interest. Funds on deposit in the pre-funding account are expected to be invested by the master trust trustee at the direction of the servicer in permitted investments. On each transfer date with respect to a funding period, all investment income (net of investment losses and expenses) earned on amounts in the pre-funding account since the preceding transfer date will be applied as if such amounts were Series 2004-1 Finance Charge Collections on the last business day of the preceding monthly period.

On the determination date immediately preceding the series funding period termination date, the servicer shall calculate the amount of series pre-funding proceeds, if any. On the related pre-funding proceeds distribution date, the servicer shall apply, or shall cause the indenture trustee to apply by written instruction to the indenture trustee, the series pre-funding proceeds distributed to the indenture trustee by the servicer on such pre-funding proceeds distribution date to the payment of principal on the notes of such series on a pro rata basis based on the initial note principal balance of each class of notes of such series.

During a funding period, funds on deposit in the pre-funding account will be withdrawn and paid to us and the investor interest will be increased to the extent that there are sufficient principal receivables in the master trust to permit such increase in the investor interest without causing a pay out event to occur. If any series of notes is pre-funded, we cannot provide any assurances that any amounts on deposit in the pre-funding account will ultimately be invested in receivables. In the event of the occurrence of a pay out event during a funding period, the amounts remaining on deposit in the pre-funding account will be payable as principal to the Series 2004-1 certificateholder. If the pre-funded amount is greater than zero at the end of a funding period, such amount will be used to pay down the note principal balance of each class of such series of notes on the pre-funding proceeds distribution date.

Pursuant to the Series 2004-1 certificate supplement, the servicer has established and will maintain with the master trust trustee a segregated trust account held for the benefit of the Series 2004-1 certificateholders referred to as the “funding period reserve account.” The funding period reserve account is established to assist with the distribution of interest on the Series 2004-1 certificate during any funding period. If any series of notes is pre-funded on the closing date, a cash deposit will be made to the funding period reserve account.

On each transfer date with respect to any funding period, a withdrawal will be made from the funding period reserve account and the amount of that withdrawal will be applied as if that amount were Series 2004-1 Finance Charge Collections on the last day of the preceding monthly period in an amount equal to the lesser of:

(a)	the amount on deposit in the funding period reserve account on that transfer date (before giving effect to any withdrawal to be made from the funding period reserve account on that transfer date); or

(b)	the excess, if any, of:

(i)	the product of (x) a fraction the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, (y) the weighted average of the interest rates relating to all outstanding series or classes of notes, in each case as in effect for the related interest period (weighted based on the outstanding note principal balance of each series or class of notes as of the last day of the preceding monthly period) and (z) the sum of the pre-funded amount at the close of business on each day during the preceding monthly period divided by the actual number of days in that monthly period over

(ii)	the investment income (net of investment losses and expenses) earned on amounts in the pre-funding account since the closing date (in the case of the first transfer date) or the preceding transfer date (in the case of each subsequent transfer date).

Upon the termination of a funding period, all amounts on deposit in that account (after giving effect to any withdrawal from the funding period reserve account on that date as described above) will be treated as Series 2004-1 Finance Charge Collections.

The investor interest will, except as otherwise provided herein, increase up to the full investor interest during the funding period, remain fixed at the full investor interest during the revolving period and decline thereafter during a rapid amortization period as principal is paid on the Series 2004-1 certificate. The investor interest is subject to increase during the funding period to the extent amounts are withdrawn from the pre-funding account and paid to us when there are sufficient principal receivables in the master trust to permit such increase in the investor interest without causing a pay out event. In the event that the pre-funded amount exceeds zero at the end of any funding period, such amounts will be allocated to each series of notes that was issued at the time such funding period commenced according to the allocation amount of such series and used to pay down the note principal balance of each such series on the first distribution date occurring on or after the last day of such funding period.

The “full investor interest” means, with respect to any business day, an amount equal to the sum of the allocation amounts for each series of notes outstanding on such business day.

The “investor interest” means, with respect to any business day, an amount equal to the sum of the allocation amounts for each series of notes outstanding on such business day minus the amount on deposit in the pre-funding account.

Collection Account

The servicer has established and will maintain in the name of the indenture trustee, for the benefit of the noteholders of all series, the collection account, which must be an eligible deposit account. Each month, distributions on the Series 2004-1 certificate and any other assets in the issuing entity will first be deposited in the collection account. Funds in the collection account will be assets of the issuing entity and will be invested, at the direction of the servicer, in eligible investments maturing so that funds will be available to make the required distributions to noteholders on each distribution date.

Each month, funds on deposit in the collection account will be allocated among each series of notes. The indenture trustee, acting as the paying agent, will have the revocable power to withdraw funds from the collection account for the purpose of making payments to the noteholders of each series pursuant to the related indenture supplement.

Credit Enhancement

For any series of notes, credit enhancement may be provided with respect to one or more of the related classes. Credit enhancement may be in the form of setting the allocation amount for that series at an amount greater than the initial principal amount of the notes in that series, the subordination of one or more classes of the notes of that series, a letter of credit, the establishment of a cash collateral guaranty or account, a derivative agreement, a surety bond, an insurance policy, a spread account, a reserve account or the use of cross support features as described in the following sentence, or any combination of these. If so specified in the prospectus supplement for a series of notes, a series may be included in a group for purposes of sharing collections of finance charge receivables and/or collections of principal receivables with other series in its group, as described under “Description of the Notes—Shared Excess Finance Charge Collections” and “—Shared Principal Collections.” If so specified in the prospectus supplement for any series, any form of credit enhancement may be structured so as to be drawn upon by more than one class to the extent described in the prospectus supplement. Any credit enhancement that constitutes a guarantee of the applicable notes will be separately registered under the Securities Act unless exempt from registration under the Securities Act.

In the prospectus supplement for each series, we will describe the amount and the material terms of the related credit enhancement. Often, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

•	the amount payable under that credit enhancement;

•	any conditions to payment not described here;

•	the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced; and

•	any material provision of any agreement relating to that credit enhancement.

The accompanying prospectus supplement may also set forth additional information with respect to any credit enhancement provider, including:

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

•	if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

•	its total assets, and its stockholders’ or policy holders’ surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

If so specified in the accompanying prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the notes of that series following the occurrence of one or more early redemption events with respect to that series. In this event, the credit enhancement provider will have an interest in the cash flows in respect of the receivables to the extent described in that prospectus supplement.

Subordination. If so specified in the accompanying prospectus supplement, one or more classes of any series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to the senior notes. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any distribution date for that series will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event that a specified type of loss is not covered by another credit enhancement.

The accompanying prospectus supplement will also set forth information concerning:

•	the amount of subordination of a class or classes of subordinated notes in a series;

•	the circumstances in which that subordination will be applicable;

•	the manner, if any, in which the amount of subordination will decrease over time; and

•	the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of senior notes.

If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the accompanying prospectus supplement will specify the manner and conditions for applying that cross-support feature.

Letter of Credit. If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against some losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit, will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.

The maximum liability of the issuer of a letter of credit under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial allocation amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

Cash Collateral Guaranty, Cash Collateral Account or Excess Collateral. If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the following:

•	a cash collateral guaranty, secured by the deposit of cash or permitted investments in a cash collateral account, reserved for the beneficiaries of the cash collateral guaranty;

•	a cash collateral account; or

•	a collateral amount in excess of the initial principal amount of the notes for that series.

The amounts on deposit in the cash collateral account or available under the cash collateral guaranty may be increased under the circumstances described in the accompanying prospectus supplement which may include:

•	we may elect to apply collections of principal receivables allocable to the excess collateral to decrease the excess collateral;

•	collections of principal receivables allocable to the excess collateral may be required to be deposited into the cash collateral account; and

•	excess collections of finance charge receivables may be required to be deposited into the cash collateral account.

The amount available from the cash collateral guaranty, the cash collateral account and any excess collateral will be limited to an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty, from the cash collateral account or from the cash collateral account directly.

Derivative Agreements. If so specified in the accompanying prospectus supplement, a series or one or more classes may have the benefits of one or more derivative agreements, which may be a currency or interest rate swap, a cap (obligating a derivative counterparty to pay all interest in excess of a specified percentage rate), a collar (obligating a derivative counterparty to pay all interest below a specified percentage rate and above a higher specified percentage rate) or a guaranteed investment contract (obligating a derivative counterparty to pay a guaranteed rate of return over a specified period) with various counterparties. In general, the issuing entity will receive payments from counterparties to the derivative agreements in exchange for the issuing entity’s payments to them, to the extent required under the derivative agreements. The specific terms of a derivative agreement applicable to a series or class of notes and a description of the related counterparty will be included in the related prospectus supplement.

Surety Bond or Insurance Policy. If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. This insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

If an insurance policy or a surety bond is provided for any series or class, the provider of the insurance policy or surety bond will be permitted to exercise the voting rights of the noteholders of the applicable series or class to the extent described in the prospectus supplement for that series. For example, if specified in the related prospectus supplement, the provider of the insurance policy or surety bond, rather than the noteholders of that series, may have the sole right to:

•	consent to amendments to the indenture, the transfer and administration agreement or any other document applicable to that series;

•	if an event of default occurs, accelerate the notes of that series or direct the indenture trustee to exercise any remedy available to the noteholders; or

•	waive any event of default for that series.

Spread Account. If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by an initial cash deposit and/or by the periodic deposit of all or a portion of available excess cash flow from the trust assets into a spread account intended to assist with subsequent distribution of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

Reserve Account. If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes or any related enhancement will be provided by a reserve account. The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of a portion of periodic distributions of cash flow from the trust assets otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination of these arrangements. The reserve account will be established to assist with the subsequent distribution of principal or interest on the notes of that series or the related class or any other amount owing on any related enhancement in the manner provided in the accompanying prospectus supplement.

Description of the Notes

The issuing entity will issue one or more series of notes under a master indenture and an indenture supplement entered into by the issuing entity and the indenture trustee. The following summaries describe all material provisions common to each series of notes. The accompanying prospectus supplement gives you all of the additional material terms specific to the notes of your series. The summaries are qualified by all of the provisions of the transfer and administration agreement, the indenture, the related indenture supplement and the pooling and servicing agreement. We have filed a copy of each of the transfer and administration agreement, the indenture and the pooling and servicing agreement and a form of an indenture supplement with the SEC as exhibits to the registration statement relating to the notes.

Each series of notes will be secured by and paid from the collateral that has been pledged by the issuing entity to the indenture trustee pursuant to the indenture, up to the amount of collateral allocated to such series of notes and any other portion of the collateral that may be available to such series of notes under the indenture or the related indenture supplement. The amount of collateral allocated to each series of notes is called its allocation amount and will be specified in the related prospectus supplement. Each series of notes will be allocated collections of principal receivables and finance charge receivables based on its allocation percentage, which will be based on the allocation amount for that series and will be calculated as described in the related prospectus supplement.

Each series of notes may consist of one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. Each class of a series will evidence the right to receive a specified portion of each distribution of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

•	amounts allocated to principal payments and interest payments;

•	maturity date;

•	interest rate; and

•	availability and amount of credit enhancement.

Generally, notes offered under this prospectus and the accompanying prospectus supplement:

•	will be represented by notes registered in the name of a DTC nominee;

•	will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount unless otherwise specified in the accompany prospectus supplement; and

•	will be available for purchase in book-entry form only.

The accompanying prospectus supplement will specify if your notes have different characteristics from those listed above.

DTC has informed us that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial interests in the notes, you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the accompanying prospectus supplement to distributions, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus and the accompanying prospectus supplement to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC participants.

Book-Entry Registration

This section describes the form your notes will take, how your notes may be transferred and how payments will be made to you.

The information in this section concerning DTC and DTC’s book-entry system has been provided by DTC. We have not independently verified the accuracy of this information.

You may hold your notes through DTC in the U.S., Clearstream or Euroclear in Europe or in any other manner described in the accompanying prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

Cede & Co., as nominee for DTC, will hold the global notes. If the aggregate principal amount of any class of any series of notes exceeds $500,000,000, one global note will be issued with respect to each $500,000,000 of principal amount and an additional global note will be issued with respect to any remaining principal amount of such class. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Participants also may include the underwriters of any series. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only “noteholder” will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those notes, may be limited due to the lack of a physical certificate for those notes.

DTC has advised us that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the allocation amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and therefore is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of any series of notes. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Code of Conduct for Clearing and Settlement and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “United States Federal Income Tax Consequences” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

The indenture trustee will be entitled to deal with DTC, Clearstream and Euroclear and the participants thereof, for all purposes of the indenture, including the payment of principal and interest on the notes, as authorized representatives of the owners of the notes.

Definitive Notes

Notes that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to note owners or their nominees, rather than to DTC or its nominee, only if:

•	the issuing entity advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series or class of notes, and the issuing entity is unable to locate a qualified successor;

•	the issuing entity, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC with respect to that series or class of notes; or

•	after the occurrence of a servicer default, note owners representing more than 50% of the outstanding principal amount of the notes of that series or class advise the indenture trustee and DTC through participants in writing that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the best interest of those note owners.

If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for re-registration, the issuing entity will execute and the indenture trustee will authenticate the notes as definitive notes, and thereafter the indenture trustee will recognize the registered holders of those definitive notes as noteholders under the indenture.

Distributions of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each distribution date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. However, the final payment on any note—whether definitive notes or the notes registered in the name of Cede & Co. representing the notes—will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will provide this notice to registered noteholders not later than the fifth day of the month of the final distributions.

Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the issuing entity and transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of definitive notes for a period of twenty days preceding the due date for any payment on those definitive notes.

Interest Payments

Your class of notes will pay interest on the dates and at the interest rate specified in the accompanying prospectus supplement. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the accompanying prospectus supplement. If your notes bear interest at a floating or variable rate, the accompanying prospectus supplement will describe how that rate is calculated.

Interest payments or deposits on any distribution date or on the business day before a distribution date, which we refer to as a transfer date, will be funded from:

•	collections of finance charge receivables allocated to the series during the preceding monthly period or periods and collections of excess finance charge receivables allocated to the series from other series;

•	investment earnings, if any, on any funds held in trust accounts, to the extent described in the accompanying prospectus supplement;

•	any credit enhancement or derivative instrument, to the extent described in the accompanying prospectus supplement;

•	reallocation of principal collections, to the extent described in the accompanying prospectus supplement; and

•	collections of principal receivables treated as collections of finance charge receivables as described under “—Discount Option,” to the extent described in the accompanying prospectus supplement.

Principal Payments

Each series will begin with a revolving period during which no principal payments will be made to the noteholders of that series. The revolving period for each series will be scheduled to end on or no later than a specified date, at which time a new period will begin during which principal collections available to that series will be set aside on a daily basis to repay the series. That new period is called an amortization period if partial principal payments are made each month and an accumulation period if the available principal is accumulated for a series over one or more months to pay off a class in full. If the amount paid or accumulated each month is limited to some specified figure, then the amount paid or accumulated is called a controlled distribution amount or controlled accumulation amount.

However, each series will also be subject to early redemption events, which could cause the revolving period to end earlier than scheduled or could terminate an existing amortization period or accumulation period. Upon an early redemption event, an early redemption period will begin, during which available principal will be distributed monthly and will not be limited to any controlled distribution amount or controlled accumulation amount provision. Finally, a series with an accumulation period may specify some adverse events as accumulation events, rather than early redemption events, resulting in an early start to an accumulation period or removing any limitation based on a controlled accumulation amount. Each of the accumulation period and early redemption period will end on the Series Termination Date.

Principal payments for any series or class will be funded from collections of principal receivables allocated to that series or class and from other sources specified in the accompanying prospectus supplement. In the case of a series with more than one class of notes, the noteholders of one or more classes may receive payments of principal at different times. The accompanying prospectus supplement will describe the manner, timing and priority of payments of principal to noteholders of each class.

Funds on deposit in any principal accumulation account for a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement intended to assure a minimum rate of return on the investment of those funds if specified in the related prospectus supplement. In order to enhance the likelihood of the payment in full of the principal amount of a series or a related class of notes at the end of an accumulation period, that series or class of notes may be subject to a principal guaranty or other similar arrangement if specified in the related prospectus supplement.

New Issuances of Notes

We may cause the owner trustee, on behalf of the issuing entity, to issue one or more new series of variable funding notes or term notes. We will define all principal terms of each new series in an indenture supplement. Each series issued may have terms and credit enhancement that are different than those for any other series. No prior notice to, or consent from, noteholders will be required for the issuance of an additional series of variable funding notes or term notes, and we do not expect to provide such notices or request such consents. We may offer any series under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration under the Securities Act directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

Unless Cabela’s Master Credit Card Trust has been terminated, the interests of all series of notes in the receivables and the other master trust assets will be evidenced by the Series 2004-1 certificate. The issuing entity will pledge the Series 2004-1 certificate and the other assets of the issuing entity to the indenture trustee as collateral for the notes issued by the issuing entity under the indenture.

No new series of variable funding notes or term notes may be issued unless we satisfy various conditions, including that:

(1)	the Rating Agency Condition is satisfied;

(2)	we certify that (a) the issuing entity reasonably believes, that the new issuance will not result in an early redemption event for any outstanding series of notes and (b) all conditions precedent to the execution authentication and delivery of the new series of notes have been satisfied;

(3)	the issuing entity delivers to the indenture trustee and the owner trustee an opinion of counsel to the effect that, for United States federal income tax purposes:

(a)	except as otherwise stated in the related indenture supplement, the notes of the new series will be characterized as debt;

(b)	the issuance will not adversely affect the tax characterization as debt of the notes of any outstanding series or class that were characterized as debt at the time of their issuance;

(c)	the new issuance will not cause the issuing entity or the master trust to be deemed to be an association or publicly traded partnership taxable as a corporation;

(d)	the new issuance will not cause or constitute an event in which gain or loss would be recognized by any noteholder or the issuing entity as the holder of the Series 2004-1 certificate;

(4)	the issuing entity delivers to the indenture trustee the related indenture supplement, any enhancement and any enhancement agreement; and

(5)	after giving effect to the new issuance, the transferor’s interest is not less than the Minimum Transferor’s Interest and the Aggregate Principal Receivables are not less than the Minimum Aggregate Principal Receivables.

For each new issuance, we will determine whether additional notes may be issued and whether the conditions to the new issuance have been met. No party will independently verify our determination.

Holders of notes of any outstanding series or class will not have the right to review or consent to any subsequent issuance of notes. A series or class of notes may be issued privately, which series or class would therefore not be offered pursuant to this prospectus and a prospectus supplement.

Notice of Changes in Trust Portfolio

For so long as the depositor is required to file periodic reports with regard to the issuing entity with the SEC pursuant to the Exchange Act, if there has been a new issuance of asset-backed securities by the issuing entity during any fiscal year of the issuing entity, we will include updated information with respect to the composition of the trust portfolio in a report on Form 10-D for the last required distribution of such fiscal year unless the information has not materially changed from that previously filed in a periodic report filed with the SEC pursuant to the Exchange Act or filed with the SEC in connection with the filing by us of a prospectus supplement or registration statement relating to the issuing entity. In addition, updated information with respect to the composition of the trust portfolio will be included in the first report on Form 10-D for the period in which a funding period for any series of notes ends.

Collection Account

The servicer has established and will maintain in the name of the indenture trustee, for the benefit of noteholders of all series, the collection account, which must be an eligible deposit account.

Funds in the collection account will be assets of the issuing entity and will be invested, at the direction of the servicer, in eligible investments maturing so that funds will be available to make required distributions to noteholders on each distribution date.

The indenture trustee, acting as the paying agent, will have the revocable power to withdraw funds from the collection account for the purpose of making payments to the noteholders of any series pursuant to the related indenture supplement.

Application of Collections

The servicer will allocate Series 2004-1 Finance Charge Collections and Series 2004-1 Principal Collections among each series of notes based on the respective allocation percentages for each series. The collections allocated to each series will be applied as described in the related prospectus supplement.

Shared Excess Finance Charge Collections

If a series is identified in the prospectus supplement for that series as included in a group, collections of finance charge receivables allocated to that series in excess of the amount needed to make deposits or payments for the benefit of that series will be shared with other series of notes that have been designated for inclusion in the same group. The servicer will allocate the aggregate of the excess finance charge collections for all series of notes in the same group to cover any payments required to be made out of finance charge collections for any series in that group that have not been covered out of the finance charge collections allocable to those series. If the finance charge shortfalls exceed the excess finance charge collections for any group for any calendar month, excess finance charge collections will be allocated pro rata among the applicable series of notes based on the relative amounts of finance charge shortfalls. Unless otherwise provided in the related prospectus supplement, excess finance charge collections remaining after covering shortfalls with respect to all outstanding series in a group will be paid to us. We cannot assure you that there will be any excess finance charge collections for any month.

Shared Principal Collections

If a series is identified in the related prospectus supplement as included in a group, collections of principal receivables allocated to that series in excess of amounts needed to make deposits or payments for the benefit of that series will be shared with other series of notes designated for inclusion in the same group. The servicer will allocate the aggregate of the shared principal collections for all series of notes in the same group to cover any required principal distributions to noteholders and deposits to principal accumulation accounts, if any, for any series that have not been covered out of the collections of principal receivables allocable to those series, and then, at our option, for application as principal with respect to any variable funding notes in the group. Shared principal collections will not be used to cover investor charge-offs for any series of notes.

If the principal shortfalls exceed the amount of shared principal collections for any calendar month, shared principal collections for all series in the group will be allocated pro rata among the applicable series based on the relative amounts of principal shortfalls. If shared principal collections exceed principal shortfalls, the balance will be paid to us or our assigns or deposited in the excess funding account. We cannot assure you that there will be any shared principal collections for any month.

Defaulted Receivables; Dilution; Investor Charge-Off; Reduction Amounts

Receivables in any account will be charged-off as uncollectible in accordance with the credit card account guidelines established by the servicer’s customary and usual policies and procedures for servicing revolving credit card accounts. For this purpose, defaulted receivables for any monthly period are principal receivables that were charged-off as uncollectible in that monthly period, provided that defaulted receivables that we are required to purchase as a result of any breach of a representation, warranty or covenant will be excluded. The Series 2004-1 certificate will be allocated a portion of the defaulted receivables for each calendar month, which we refer to as the “defaulted amount.”

Each series will be allocated a portion of the defaulted amounts in an amount equal to its allocation percentage for defaulted receivables, as specified in the related prospectus supplement.

Unlike defaulted receivables, dilution, which includes reductions in principal receivables as a result of returns, unauthorized charges, shortfalls in insurance proceeds and reserves under the bank’s debt cancellation and debt deferral programs and the like, is not intended to be allocated to investors. Instead, these reductions are applied to reduce the aggregate amount of principal receivables used to calculate the transferor’s interest and to test compliance with the Minimum Aggregate Principal Receivables test. To the extent reductions for dilutions would reduce the transferor’s interest below the Minimum Transferor Interest, or reduce the aggregate principal receivables below the Minimum Aggregate Principal Receivables amount, we are required to deposit the amount required to cure any such deficit into the master trust’s excess funding account. Principal collections payable to us can also be used to fund such deposit. However, if the bank defaults on its corresponding obligation under the receivables purchase agreement to make a payment to cover dilution, and collections payable to us, as holder of the transferor’s interest, do not cover the shortfall, then a portion of any resulting shortfall in receivables will be allocated to your series as specified in the accompanying prospectus supplement.

On each distribution date, if the sum of the defaulted receivables and any uncovered dilution allocated to any series is greater than the finance charge collections and other funds available to cover those amounts as described in the related prospectus supplement, then the allocation amount for that series will be reduced by the amount of the excess. Any reductions in the allocation amount for any series on account of defaulted receivables and dilution will be reinstated to the extent that finance charge collections and other amounts on deposit in a segregated trust account established for the related series are available for that purpose on any subsequent distribution date as described in the related prospectus supplement.

Final Payment of Principal

If so specified in the prospectus supplement relating to a series, we will, at the option of the servicer, purchase the notes at any time after the remaining outstanding principal amount of that series is 10% or less of the initial principal amount of that series. The repurchase price will equal:

•	the outstanding principal amount of the notes of that series, plus

•	any accrued and unpaid interest (including interest on any overdue interest as described in the related prospectus supplement for a series) through the day preceding the distribution date on which the repurchase occurs (or, if the repurchase does not occur on a distribution date, through the next distribution date).

For any series of notes, the related prospectus supplement may specify additional conditions to the purchase option.

Each prospectus supplement will specify the final maturity date for the related series of notes, which will generally be a date falling substantially later than the expected principal payment date. For any series, principal will be due and payable on the final maturity date. The failure to pay principal in full, not later than the final maturity date, will be an event of default, and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described under “The Indenture—Events of Default; Rights upon Event of Default” in this prospectus.

Early Redemption Events

The revolving period for your series of notes will continue through the date specified in the accompanying prospectus supplement unless an early redemption event occurs prior to that date. An early redemption event occurs with respect to all series issued by the issuing entity upon the occurrence of any of the following events:

(a)	bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to us;

(b)	a pay out event shall have occurred; and

(c)	the issuing entity or the master trust becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In addition, an early redemption event may occur with respect to any series upon the occurrence of any other event specified in the accompanying prospectus supplement. On the date on which an early redemption event is declared or deemed to have occurred, the early redemption period will commence. If, because of the occurrence of an early redemption event, the early redemption period begins earlier than the scheduled commencement of an amortization or accumulation period or prior to an expected principal payment date, noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes.

Servicing Compensation and Payment of Expenses

The servicer receives the certificateholder servicing fee for its servicing activities and reimbursement of expenses incurred in administering the issuing entity. The monthly servicing fee for each series of notes for any distribution date will be equal to, with respect to any monthly period, an amount equal to the product of (a) the certificateholder servicing fee and (b) the percentage equivalent of a fraction, (i) the numerator of which is the sum of the allocation amounts for such series as of the close of business on each day during such monthly period divided by the actual number of days in such monthly period and (ii) the denominator of which is the sum of the allocation amounts for all outstanding series of notes as of the close of business on each day during such monthly period divided by the actual number of days in such monthly period.

The servicer will pay from its servicing compensation expenses of servicing the receivables, including payment of the reasonable fees and disbursements of the indenture trustee, the owner trustee and independent certified public accountants and other reasonable fees which are not expressly stated in the pooling and servicing agreement, the transfer and administration agreement, the indenture or any indenture supplement to be payable by us, the issuing entity or the noteholders, other than liabilities, costs or expenses arising under any federal, state and local income and franchise tax laws.

Each series’ monthly servicing fee is payable each period from collections of finance charge receivables allocated to the series. Neither the issuing entity nor the noteholders are responsible for any servicing fee allocable to the transferor’s interest.

Reports to Noteholders

Monthly reports containing information on the notes and receivables securing the notes that comply with Item 1121 of Regulation AB will be filed with the Securities and Exchange Commission (the “SEC”) for so long as we are required to file reports under the Exchange Act with regard to the issuing entity.

With respect to each series of notes issued by the issuing entity, the servicer is responsible for preparing monthly reports to noteholders of such series that includes information on the applicable series and the trust. The indenture trustee shall forward such reports to the noteholders of record. In addition, the indenture trustee shall make such reports available on its internet website to note owners. The indenture trustee’s website shall be initially located at http://www.usbank.com/abs or at such other address as shall be specified by the indenture trustee to such noteholders of record, the parties to the transaction documents related to each series of notes issued by the issuing entity and the issuing entity (who shall promptly notify the same to the hired rating agencies, if any, for each series of notes issued by the issuing entity). Prior to obtaining access to the indenture trustee’s website, the indenture trustee may require each note owner to register with the indenture trustee using an electronic form available on the website. As part of the registration process, each note owner may be required to accept such terms, conditions and disclaimers and provide such certifications as the indenture trustee may, from time to time, require in accordance with its policies and procedures. The indenture trustee will make no representations or warranties as to the accuracy or completeness of information provided by it that was based, in whole or in part, on information received from third parties, and will assume no responsibility for such information. The indenture trustee shall not be liable for the dissemination of information in accordance with the terms of related indenture supplement. The indenture trustee will not be deemed to have knowledge of any information posted on its website solely by virtue of such posting. In addition, the indenture trustee may disclaim responsibility for any information for which it is not the original source. Any note owner with questions may direct them to the indenture trustee’s bondholder services group at (800) 934-6802.

The report relating to each series of notes issued by the issuing entity will contain any additional information specified in the related prospectus supplement. If a series has multiple classes, information will be provided for each class, as specified in the related prospectus supplement.

Periodic information to noteholders of a series generally will include:

•	the applicable monthly period, determination date, record date, distribution date, transfer date, interest period and, if applicable, controlled accumulation date;

•	the aggregate collections processed during the preceding monthly period;

•	the aggregate collections of principal receivables and finance charge receivables processed during the preceding monthly period;

•	collections of principal receivables and finance charge receivables allocated to the series;

•	for months during which the servicer is required to make deposits of collections after the distribution date, the aggregate balance on deposit in any account relating to the series;

•	the aggregate amount, if any, of drawings on any enhancement, if any, for the series;

•	the aggregate amount of interchange to be allocated to the trust;

•	the total amount of principal and interest to be distributed to the noteholders of the series;

•	the amount of that distribution allocable to principal on notes of the series;

•	the amount of that distribution allocable to interest on the notes of the series;

•	the aggregate defaults and uncovered dilution, if any, allocated to the series;

•	the aggregate amount of recoveries for the trust;

•	the aggregate outstanding balance of accounts broken out by delinquency status;

•	the amount of reductions, if any, to the allocation amount due to defaulted receivables and dilution allocated to the series and any reimbursements of previous reductions to the allocation amount;

•	the monthly servicing fee for the series;

•	the amount available under the credit enhancement, if any, for the series or each class of the series;

•	the Three-Month Average Excess Spread Percentage, as defined in the related prospectus supplement for the series;

•	if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate;

•	for any distribution date during a funding period, the remaining balance in each transaction account;

•	for the first distribution date that is on or immediately following the end of a funding period, the amount of any remaining balance in the prefunding account that has not been used to fund the purchase of receivables and is being paid as principal on the notes;

•	number of accounts and amount of principal receivables at the beginning, end and on average for the monthly period;

•	any new issuances of notes secured by the receivables in the trust portfolio;

•	information on account additions and account removals during the monthly period;

•	Minimum Transferor Interest as of the end of the related monthly period;

•	transferor’s interest as of the end of the related monthly period;

•	aggregate principal balance of the receivables as of the end of the related monthly period;

•	Minimum Aggregate Principal Receivables as of the end of the related monthly period;

•	any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments;

•	any material breaches of representations and warranties relating to the pool assets or material breaches to transaction documents;

•	any material changes in the solicitation, credit granting, underwriting, origination, acquisition or pool selection criteria or procedures, if applicable, used to originate, acquire or select new pool assets; and

•	any material changes to the pool assets during the prefunding period or the revolving period or upon the issuance of new notes secured by the pool assets.

By January 31 of each calendar year, the indenture trustee will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer, containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code.

Variable Funding Notes

All of the notes offered by this prospectus will be term notes. The issuing entity may also issue series of notes from time to time that are referred to as variable funding notes in this prospectus and the accompanying prospectus supplement. Variable funding notes differ from term notes in that the outstanding principal balance of the variable funding notes (subject to a maximum principal amount) may vary during the revolving period for such series. Generally, the issuing entity issues variable funding notes to provide a source of funding for growth in the trust portfolio between issuances of series of term notes. The maximum principal amount of each series of variable funding notes outstanding from time to time is generally based upon our anticipated need for liquidity to fund growth in the trust portfolio, the availability and terms of such liquidity offered by the holders of such variable funding notes, and the availability and terms of alternative sources of liquidity, such as certificates of deposit issued by the bank.

As the receivables balance in the trust portfolio increases, we may elect to increase the outstanding principal balance of one or more series of variable funding notes by requesting the holders of such notes to advance additional funds to the issuing entity. We are permitted to request an advance of additional funds only to the extent that we are able to satisfy the conditions specified in the documents governing the terms of the series of variable funding notes. One such condition is that the increase in the outstanding principal balance of such series would not cause the transferor’s interest to be less than the Minimum Transferor’s Interest or cause the Aggregate Principal Receivables to be less than the Minimum Aggregate Principal Receivables. If the receivables balance in the trust portfolio decreases or we otherwise no longer need such funding, we may elect to reduce the outstanding principal balance of one or more series of variable funding notes by applying available principal collections allocated to that series. If we issue a new series of term notes or variable funding notes, we may also elect to reduce the outstanding principal balance of one or more series of variable funding notes by applying some or all of the proceeds from such newly issued series. The allocation amount and the allocation percentage for series of variable funding notes will be reset during the revolving period for such series as the outstanding principal balance of the series increases or decreases.

The revolving period for each series of variable funding notes may be extended by the mutual agreement of the depositor, the servicer and the holders of that series of notes. If the revolving period for a series of variable funding notes is not extended, the series will enter a controlled amortization period of up to 12 months or an early redemption period, depending upon the terms of that series. During any controlled amortization period or early redemption period for a series of variable funding notes, available principal collections allocated to that series will be applied to reduce the outstanding principal balance of such variable funding notes.

The Indenture

We have summarized the material terms of the indenture below and in the description of the notes above.

Events of Default; Rights upon Event of Default

An event of default will occur under the indenture for any series of notes upon the occurrence of any of the following events:

(1)	the issuing entity fails to pay principal when it becomes due and payable;

(2)	the issuing entity fails to pay interest on any notes on a distribution date on which such interest is scheduled to be paid and the default continues for a period of 35 days, unless the indenture supplement for a series of notes provides for a shorter cure period for that series;

(3)	the issuing entity fails to observe or perform any covenant or agreement made in the indenture in respect of the notes of that series, or any representation or warranty of the issuing entity made in the indenture or in any certificate delivered thereunder proves to have been incorrect in any material respect when made, and:

(a)	as a result, the interests of the noteholders are materially and adversely affected; and

(b)	the failure continues, or is not cured, for 60 days after notice to the issuing entity and us by the indenture trustee or any series enhancer or to the issuing entity, us and the indenture trustee by noteholders representing 50% or more of the then-outstanding principal amount of all of the issuing entity’s outstanding series or, if such covenant is expressly stated as being for the benefit of a certain series, at least 50% of the then-outstanding principal amount of that series of notes;

(4)	bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the issuing entity or the account owner;

(5)	any additional event specified in the indenture supplement related to that series.

An event of default will not occur if the issuing entity fails to pay the full principal amount of a note on its expected principal payment date.

Although a single set of facts or conditions may give rise to events of default under multiple series of notes, the occurrence of an event of default with respect to one series of notes will not itself necessarily be an event of default with respect to any other series of notes.

If an event of default referred to in clause (1), (2) or (3) above occurs and is continuing with respect to any series of notes, the indenture trustee or noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series may declare all of the notes of that series to be immediately due and payable. If an event of default referred to in clause (4) above occurs and is continuing, the unpaid principal and interest due on all outstanding notes will automatically become due and payable. Before a judgment or decree for payment of the money due has been obtained by the indenture trustee, noteholders holding more than 50% of the then-outstanding principal balance of the notes of that series may rescind and annul the declaration of acceleration and its consequences if:

(a)	the issuing entity has paid or deposited with the indenture trustee a sum sufficient to pay (i) all principal and interest due on the notes, and all other amounts, that would then be due if the event of default giving rise to the acceleration had not occurred, plus (ii) all amounts then payable to the indenture trustee; and

(b)	all events of default (other than nonpayment of the principal of the notes that has become due solely by such acceleration) have been cured or waived.

If an event of default has occurred and is continuing, noteholders representing more than 50% of the then-outstanding principal balance of the notes of any affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to such series provided, that, the indenture trustee shall have the right to decline any such direction if:

(1)	the indenture trustee, after being advised by counsel, determines that the action it is directed to take is in conflict with rule of law or the indenture;

(2)	the indenture trustee determines in good faith that the requested actions would be illegal or involve the indenture trustee in personal liability or be unjustly prejudicial to noteholders not making the request or direction; or

(3)	the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the action so directed.

Prior to the declaration of the acceleration of the maturity of the notes of the affected series, the noteholders representing not less than 66 2/3% of the then-outstanding principal balance of each class of the notes of the affected series may also waive any default with respect to the notes, except a default in the payment of principal or interest of any note of such series or a default relating to a covenant or provision of the indenture that cannot be modified or amended without the waiver of each affected noteholder.

In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

•	the noteholder or noteholders have previously given the indenture trustee written notice of a continuing event of default;

•	the noteholders representing not less than 25% of the then-outstanding principal balance of each affected series have made a written request of the indenture trustee to institute a proceeding as indenture trustee;

•	the noteholders offer to the indenture trustee indemnification satisfactory to it against the costs, expenses and liabilities of instituting a proceeding;

•	the indenture trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification; and

•	during the 60-day period following receipt of the written request and offer of indemnification, no direction inconsistent with the request has been given by noteholders representing more than 50% of the then-outstanding principal balance of the notes of each affected series.

Each holder of a note will have an absolute and unconditional right to receive payment of the principal of and interest in respect of that note as principal and interest become due and payable, and to institute suit for the enforcement of any payment of principal and interest then due and payable and those rights may not be impaired without the consent of that noteholder.

If any series of notes has been accelerated following an event of default, and the indenture trustee has not received any valid directions from those noteholders relating to the time, method and place for conducting any proceeding for any remedy available to the indenture trustee with respect to such series, the indenture trustee may, but is not required to, elect to maintain possession of the portion of the trust assets that secures those notes and apply distributions on the trust assets to make payments on those notes to the extent funds are available.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, if any series of notes has been accelerated following an event of default, the indenture trustee may:

•	institute proceedings in its own name and as trustee for the collection of all amounts then payable on the notes of the affected series or under the indenture with respect to such series;

•	take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series; or

•	sell all or a portion of the Series 2004-1 certificate in an amount not to exceed the allocation amount for such accelerated series at one or more public or private sales called and conducted in any manner permitted by law.

Before exercising either of the latter two remedies, the indenture trustee must:

•	receive the consent of all noteholders of the affected series;

•	determine that the proceeds of such sale distributable to the noteholders of the affected series will be sufficient to discharge in full all amounts then due and unpaid upon such notes for principal and interest; or

•	determine that the issuing entity may not continue to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if the notes had not been declared accelerated, and the indenture trustee obtains the consent of the holders of not less than 66 2/3% of the then-outstanding principal balance of the notes of each class of such affected series.

After acceleration of a series of notes, collections allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the payment in full of the note principal balance or the final maturity date. Funds in the collection account or series accounts allocable to an accelerated series of notes and funds in any account maintained for the benefit of that accelerated series of notes will be applied immediately to pay principal of and interest on those notes.

The remedies described above are the exclusive remedies provided to noteholders and each noteholder by accepting its interest in the notes of any series expressly waives any other remedy that might have been available under the Uniform Commercial Code or any other law.

The indenture trustee will covenant, and the noteholders are deemed to have covenanted by accepting a note, that they will not at any time institute against the issuing entity or us any reorganization or other proceeding under any federal or state law.

None of us, the administrator, the owner trustee, the indenture trustee, the servicer, the bank or any of its affiliates, nor any holder of an ownership interest in the issuing entity, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuing entity contained in the indenture. The notes will represent obligations solely of the issuing entity, and the notes will not be insured or guaranteed by us, the servicer, the bank or any of its affiliates, the administrator, the owner trustee, the indenture trustee, or any other person or entity.

Covenants

As long as the notes of any series are outstanding, the issuing entity will not:

•	except as expressly permitted by the indenture or certain related documents, sell, transfer, exchange, pledge or otherwise dispose of any of the assets of the issuing entity that secure the notes;

•	claim any credit on, or make any deduction from, payments in respect of the principal of and interest on the notes (other than amounts properly withheld from payments under the Code or applicable state law) or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed upon the assets of the issuing entity that secure the notes;

•	incur, assume or guarantee any direct or contingent indebtedness other than as contemplated by the indenture and certain related documents;

•	voluntarily dissolve or liquidate in whole or in part; or

•	(i) permit the validity or effectiveness of the indenture to be impaired, or permit the lien under the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture; (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity that secure the notes or any part thereof, except as may be created by the terms of the indenture; or (iii) permit the lien of the indenture not to constitute a valid first priority security interest in the assets of the issuing entity that secure the notes.

The issuing entity may not engage in any activity other than as specified under “The Issuing Entity” in this prospectus. The issuing entity will not incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness other than indebtedness incurred pursuant to the notes, the indenture and the related documents.

Agreements by Noteholders

The issuing entity and each noteholder by accepting a note acknowledge and agree that such note represents indebtedness of the issuing entity and does not represent an interest in any of our assets, other than the trust estate, including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the trust estate and proceeds thereof. Each noteholder further acknowledges and agrees that its note or notes are secured by the collateral up to the collateral amount for its series of notes and any other portion of the collateral that may be available for its series of notes under the indenture and the related indenture supplement. Each noteholder further acknowledges and agrees that no adequate remedy at law exists for a breach of such agreement and the terms of such agreement may be enforced by an action for specific performance.

Each noteholder, by its acceptance of a note, agrees that it will treat and take no action inconsistent with, and as required under the transfer and servicing agreement such noteholder will cause any person acquiring an interest in a note through it to treat and take no action inconsistent with, the treatment of the notes or beneficial interests therein as our indebtedness for purposes of United States federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income.

Modification of the Indenture

The issuing entity, the servicer and the indenture trustee may, without the consent of any noteholders but with prior written notice to each Hired Agency, enter into one or more supplemental indentures for any of the following purposes:

•	to correct or amplify the description of any property at any time subject to the lien of the indenture, or to take any action that will enhance the indenture trustee’s lien under the indenture, or to add to the property pledged to secure the notes;

•	to reflect the agreement of another person to assume the role of the issuing entity;

•	to add to the covenants of the issuing entity, for the benefit of the noteholders, or to surrender any right or power of the issuing entity;

•	to convey, transfer, assign, mortgage or pledge any property to the indenture trustee;

•	to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or any supplemental indenture as long as that action would not adversely affect the interests of the noteholders;

•	to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture; or

•	to provide for the merger of the master trust and the issuing entity into a single entity or the transfer of assets in the master trust and the transferor’s interest thereunder to the issuing entity after the termination of all series of investor certificates, other than the Series 2004-1 certificate, upon delivery to the issuing entity of an opinion of counsel to the effect that, for United States federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of the notes of any outstanding series or class that was characterized as debt at the time of its issuance, (b) such action will not cause the issuing entity or the master trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation, and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

The issuing entity, the servicer and the indenture trustee, when authorized by an issuer order, may, also without the consent of any noteholders, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture, upon:

•	receipt of a certificate of an authorized officer of the issuing entity to the effect that, in the issuing entity’s reasonable belief, the action will not have an adverse effect on the interests of the noteholders of any affected outstanding series; and

•	delivery of a tax opinion to the indenture trustee and each Hired Agency.

The issuing entity, the servicer and the indenture trustee, when authorized by an issuer order, may, also without the consent of the noteholders of any series or the series enhancer for any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the issuing entity or any portion of the issuing entity to qualify as a “financial asset securitization investment trust” and to avoid the imposition of state or local income or franchise taxes on the issuing entity’s property or its income. The following conditions apply for the amendments described in this paragraph:

•	an authorized officer of the issuing entity must certify to the indenture trustee that the requirements under the indenture applicable to the proposed amendments have been met;

•	each Hired Agency must confirm in writing that the action will not result in a reduction or withdrawal of its then-current rating of such outstanding series or class; and

•	the amendment must not affect the rights, duties or obligations of the indenture trustee or the servicer under the indenture without the consent of the indenture trustee or the servicer.

The issuing entity, the servicer and the indenture trustee will not, without the consent of each noteholder affected, enter into any supplemental indenture to, among other things:

•	change the date of payment of any installment of principal of or interest on any note, or reduce the principal amount of a note, the interest rate or the redemption price of the note, change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, all or any portion of the assets of the issuing entity that secure the notes to payment of principal of or interest on the notes, or change any place of payment where, or the currency in which, any note is payable, or impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available for the payment of any such amount due on the notes on or after the respective due dates thereof;

•	reduce the percentage of the aggregate outstanding principal amount of the notes of any series, whose consent is required (a) for execution of any supplemental indenture or (b) for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided for in the indenture;

•	reduce the percentage of the aggregate outstanding principal amount of the notes required to direct the indenture trustee to sell or liquidate the assets of the issuing entity that secure the notes if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

•	modify any of the provisions of the indenture to affect the calculation of the payment of interest or principal when due or to affect the rights of the noteholders with respect to mandatory redemption of the notes;

•	modify provisions of the indenture prohibiting the voting of notes held by the issuing entity, any other party obligated on the notes, us or any of their respective affiliates; or

•	permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

The issuing entity, the servicer and the indenture trustee, when authorized by an issuer order, may otherwise, with receipt of written confirmation from each Hired Agency that the action will not result in a reduction or withdrawal of its then-existing rating of such outstanding series or class of notes and with the consent of noteholders holding more than 50% of the then-outstanding principal balance of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture.

Pursuant to the terms of the indenture, for purposes of any vote or consent under the pooling and servicing agreement or the Series 2004-1 certificate supplement that requires the consent or vote of the Series 2004-1 certificateholders, each noteholder of a series will be treated as a holder of the Series 2004-1 certificate under the pooling and servicing agreement and the Series 2004-1 certificate supplement holding an interest in the Series 2004-1 certificate in the proportion that the outstanding principal amount of such holder’s note bears to the total outstanding principal amount of all series of notes then outstanding.

Annual Compliance Statement

The issuing entity will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

Indenture Trustee’s Annual Report

The indenture trustee will, if required under the Trust Indenture Act, mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported.

List of Noteholders

Upon application of any three or more noteholders, the indenture trustee will provide such noteholders access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders.

Satisfaction and Discharge of Indenture

In general, the indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

U.S. Bank National Association (“U.S. Bank”) is the indenture trustee under the indenture. U.S. Bank is a national banking association under the laws of the United States of America. U.S. Bancorp, with total assets exceeding $403 billion as of December 31, 2014, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of December 31, 2014, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 50 domestic and three international cities. The indenture will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, St. Paul, Minnesota 55107.

U.S. Bank has provided corporate trust services since 1924. As of December 31, 2014, U.S. Bank was acting as trustee with respect to over 85,000 issuances of securities with an aggregate outstanding principal balance of over $3.1 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed securities and asset-backed securities and collateralized debt obligations.

The indenture trustee shall make each monthly statement available to the noteholders via the indenture trustee’s website at http: //www.usbank.com/abs. Noteholders with questions may direct them to the indenture trustee’s bondholder services group at (800) 934-6802.

As of December 31, 2014, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee, registrar and paying agent on 66 issuances of credit card backed securities with an outstanding aggregate principal balance of approximately $39,390,400,000.

In June 2014 a civil complaint was filed in the Supreme Court of the State of New York, New York County, by a group of institutional investors against U.S. Bank, in its capacity as trustee or successor trustee (as the case may be) under certain residential mortgage backed securities (“RMBS”) trusts. The plaintiffs are investment funds formed by nine investment advisors (AEGON, BlackRock, Brookfield, DZ Bank, Kore, PIMCO, Prudential, Sealink and TIAA) that purport to be bringing suit derivatively on behalf of 841 RMBS trusts that issued $771 billion in original principal amount of securities between 2004 and 2008. According to the plaintiffs, cumulative losses for these RMBS trusts equal $92.4 billion as of the date of the complaint. The complaint is one of six similar complaints filed against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and Wells Fargo) by certain of these plaintiffs. The complaint against U.S. Bank alleges the trustee caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers for these RMBS trusts and asserts causes of action based upon the trustee’s purported failure to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties concerning loan quality. The complaint also asserts that the trustee failed to notify securityholders of purported events of default allegedly caused by breaches by mortgage loan servicers and that the trustee purportedly failed to abide by appropriate standards of care following events of default. Relief sought includes money damages in an unspecified amount and equitable relief. In November 2014, the plaintiffs sought leave to voluntarily dismiss their original state court complaint and filed a substantially similar complaint in the United States District Court for the Southern District of New York. The federal civil complaint added a class action allegation and a change in the total number of named trusts to 843 RMBS trusts. In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court complaint was granted. Other cases alleging similar causes of action have previously been filed against U.S. Bank and other trustees by RMBS investors in other transactions.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on the trustee or the RMBS trusts. However, U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

Duties and Responsibilities of Indenture Trustee

The indenture trustee has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus and the related prospectus supplement. Under the terms of the indenture, the indenture trustee’s limited responsibilities include the following:

•	to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

•	to authenticate, deliver, cancel and otherwise administer the notes;

•	to maintain custody of the Series 2004-1 certificate;

•	to establish and maintain necessary issuing entity accounts;

•	to serve as the initial transfer agent, paying agent and registrar;

•	to invest funds in the issuing entity accounts at the direction of the servicer;

•	to represent the noteholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of the servicer, as applicable, in accordance with the terms of the indenture;

•	to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

•	to perform certain other administrative functions identified in the indenture.

If an event of default or early redemption event occurs and the indenture trustee has actual knowledge, or received notice, of the occurrence of an event of default or early redemption event, as applicable, the indenture trustee will exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would exercise in the conduct of his own affairs. If an event of default of which the indenture trustee has such notice or knowledge occurs and is continuing, the indenture trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the noteholders of the affected series by any appropriate proceedings as the indenture trustee may deem necessary to protect and enforce any of those rights. See “The Indenture—Events of Default; Rights upon Event of Default” in this prospectus.

The indenture trustee, any paying agent or transfer agent and registrar and any other agent of the issuing entity, each in its individual or any other capacity, may become the owner or pledgee of notes and may otherwise deal with the issuing entity including arranging for purchases of investments, with the same rights it would have if it were not the indenture trustee, paying agent, transfer agent and registrar or such other agent.

Limitations on Indenture Trustee’s Liability

The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith and the indenture trustee was not negligent. The indenture trustee is not responsible for any investment losses to the extent that they result from permitted investments. The indenture trustee is not liable for special, indirect or consequential damages or lost profits or loss of business, arising in connection with the indenture, even if the indenture trustee has been advised or is aware of the possibility of such damages.

Compensation and Indemnification of Indenture Trustee

Under the terms of the indenture, the servicer has agreed to pay the indenture trustee reasonable compensation for performance of its duties under the indenture and to reimburse the indenture trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. The servicer has also agreed to indemnify the indenture trustee and its officers, directors, employees and agents against any loss, liability, expense, damage or claim (including the fees of either in-house counsel or outside counsel) incurred by them to the extent arising out of the administration of the indenture and the performance of its duties under the indenture and any other related document, other than any expense, liability or loss incurred by the indenture trustee through its own fraud, willful misconduct or negligence.

Appointment of Co-Trustees and Separate Trustees

For the purpose of meeting any legal requirement of any jurisdiction in which any part of the collateral for the notes may at the time be located, the indenture trustee will have the power to appoint one or more co-trustees or separate trustees for the benefit of the noteholders, and to vest in any co-trustee or separate trustee all rights under the indenture with respect to the collateral for the notes and those powers, duties, obligations, rights and trusts as the indenture trustee considers necessary or desirable. No co-trustee or separate trustee will be required to meet the terms of eligibility as a successor trustee under the indenture and no notice to noteholders of the appointment of any co-trustee or separate trustee will be required. If a separate trustee or co-trustee is appointed, all rights, powers, duties and obligations conferred or imposed upon the indenture trustee will be conferred or imposed upon and exercised or performed by the indenture trustee and the separate trustee or co-trustee jointly or, in any jurisdiction where the indenture trustee is incompetent or unqualified to perform certain acts, singly by the separate trustee or co-trustee, but solely at the direction of the indenture trustee. No trustee appointed under the indenture will be personally liable for any act or omission of any other trustee appointed under the indenture. The indenture trustee may at any time accept the resignation of or remove, in its sole discretion, any separate trustee or co-trustee. The indenture trustee will not be liable for any act or failure to act on the part of any separate trustee or co-trustee.

Resignation or Removal of Indenture Trustee

The indenture trustee may resign at any time upon 30 days’ written notice to the issuing entity and us. Noteholders holding more than 50% of the aggregate outstanding principal balance of all series of notes may remove the indenture trustee and may appoint a successor indenture trustee. In addition, the administrator of the issuing entity will remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes legally unable to act as indenture trustee. If the indenture trustee resigns or is removed, the issuing entity will then be obligated to appoint a successor indenture trustee. If a successor indenture trustee does not assume the duties of indenture trustee within 30 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuing entity or noteholders representing more than 50% of the aggregate outstanding principal balance of all series may petition a court of competent jurisdiction to appoint a successor indenture trustee. In addition, if the indenture trustee ceases to be eligible to continue as indenture trustee, any noteholder may petition a court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee.

If an event of default occurs under the indenture, under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more classes of each series of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any class or series of notes will not become effective until the successor indenture trustee accepts its appointment.

The Transfer and Administration Agreement

Transfer of the Series 2004-1 Certificate to the Issuing Entity

The master trust issued the Series 2004-1 certificate to us. Pursuant to the transfer and administration agreement, we transferred the Series 2004-1 certificate to the issuing entity in consideration of the issuing entity’s delivery to us of the trust certificates and the net proceeds of the initial sale of the notes. The trust certificates delivered to us by the issuing entity represent our beneficial interest as the owner of the issuing entity. Our obligations under the transfer and administration agreement also include recording the transfer of the Series 2004-1 certificate to the issuing entity in our accounting records, computer files and other records, and taking all actions necessary to perfect and maintain the perfection of the issuing entity’s interest in the Series 2004-1 certificate, including the filing of UCC financing statements for that transfer.

Duties of the Administrator

The bank acts as administrator for the issuing entity. See “Important Parties—Parent of Sponsor (Cabela’s Incorporated) and Originator/Sponsor/Bank/Servicer (World’s Foremost Bank)” in this prospectus for a description of the business of World’s Foremost Bank.

The administrator will provide the notices and perform on behalf of the issuing entity and the owner trustee, respectively, other administrative duties of the issuing entity and the owner trustee, respectively, under the transfer and administration agreement, the trust agreement, the indenture and the indenture supplement for each series. The administrator, on behalf of the issuing entity, will monitor the performance of the issuing entity under the transfer and administration agreement, the trust agreement and the indenture and advise the owner trustee when action is necessary to comply with the issuing entity’s or owner trustee’s duties under those agreements. The administrator will prepare, or cause to be prepared, for execution by the issuing entity or owner trustee, all documents, reports, filings, instruments, orders, certificates and opinions that the issuing entity or owner trustee is required to prepare, file or deliver under the transfer and administration agreement, the trust agreement and the indenture and will take all appropriate action that is the duty of the issuing entity or owner trustee under those agreements, including the removal of the indenture trustee and the appointment of a successor indenture trustee under the circumstances described in “The Indenture Trustee—Resignation or Removal of Indenture Trustee” in this prospectus and in the following paragraph.

With respect to any matters that in the reasonable judgment of the administrator are non-ministerial, the administrator will not take any action unless the administrator has first notified us of the proposed action within a reasonable amount of time prior to the taking of that action and we have not withheld consent to that action or provided alternative direction. Non-ministerial matters that may be performed by the administrator on behalf of the issuing entity include:

(1)	the initiation or settlement of any claim or lawsuit brought by or against the issuing entity other than in connection with the collection of the transferred receivables;

(2)	the amendment of the transfer and administration agreement, the trust agreement, the indenture or any other related document;

(3)	the appointment of successor transfer agent and registrars, paying agents, indenture trustees and administrators; and

(4)	the removal of the indenture trustee.

The administrator is an independent contractor and is not subject to the supervision of the issuing entity or the owner trustee concerning the manner in which it performs its obligations under the transfer and administration agreement.

As compensation for the performance of its duties under the transfer and administration agreement and as reimbursement for its expenses relating to those duties, the administrator is entitled to receive $100 per month. We are responsible for payment of this fee.

The administrator may resign by providing the issuing entity with at least 60 days’ prior written notice.

We or the issuing entity may remove the administrator without cause by providing the administrator with at least 60 days’ prior written notice. At the sole option of either of us or the issuing entity, the administrator may also be removed immediately upon written notice of termination from us or the issuing entity, as applicable, to the administrator if any of the following events occurs:

(1)	the administrator defaults in the performance of any of its duties and, after notice of the default, does not cure the default within 10 days or, if the default cannot be cured in 10 days, does not give, within 10 days, assurance of cure that is reasonably satisfactory to the trust; or

(2)	certain bankruptcy or insolvency related events relating to the administrator.

No resignation or removal of the administrator will be effective until a successor administrator has been appointed by the issuing entity and us, and such successor administrator agrees in writing to be bound by the terms of the transfer and administration agreement.

The transfer and administration agreement may be amended by us, the issuing entity and the administrator with the consent of the owner trustee (as owner trustee and in its individual capacity), so long as such amendment does not materially and adversely affect the interests of any noteholder or any beneficial owner of the issuing entity.

The transfer and administration agreement may also be amended by us, the issuing entity and the administrator with the consent of the owner trustee (as owner trustee and in its individual capacity) and the noteholders representing not less than 66 2?3% of the then-outstanding principal balance of the notes. However, without the consent of all of the noteholders, no amendment of the administration agreement may increase or decrease in any manner the amount of, or accelerate or delay the timing of, collections of payments on the receivables or distributions that are required to be made for the benefit of the noteholders, or reduce the percentage of the outstanding principal balance of the notes, the holders of which are required to consent to any amendment.

The Trust Agreement

The Owner Trustee

The owner trustee is Wells Fargo Delaware Trust Company, National Association. Wells Fargo Delaware Trust Company, National Association is a non-deposit national association with trust powers organized in 1997. Wells Fargo Delaware Trust Company, National Association’s principal place of business is located at 919 North Market Street, Suite 1600, Wilmington, Delaware, 19801. Wells Fargo Delaware Trust Company, National Association has served as owner trustee in numerous asset-backed securities transactions involving credit card receivables.

Wells Fargo Delaware Trust Company, National Association has provided the above information for purposes of complying with Regulation AB. Other than the above paragraph, Wells Fargo Delaware Trust Company, National Association has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

Duties and Responsibilities of Owner Trustee

The owner trustee has agreed to hold in trust, for our use and benefit, the assets transferred to the issuing entity under the transfer and administration agreement.

The owner trustee is authorized, but is not obligated, to take all actions required of the issuing entity under the transfer and administration agreement, the indenture and any indenture supplement, or any related agreement. The owner trustee will be deemed to have fulfilled its duties and responsibilities under the trust agreement or any other related agreement to the extent the administrator has agreed in the transfer and administration agreement to perform those duties or responsibilities and the owner trustee will not be liable for the failure of the administrator to carry out its obligations under the transfer and administration agreement.

The owner trustee will not take any of the following actions unless the owner trustee has notified us, as holder of the transferor’s certificate, of the proposed action and we have given our prior written consent to the proposed action:

•	the initiation of any claim or lawsuit by the issuing entity and the settlement of any action, claim or lawsuit brought by or against the issuing entity, in each case except with respect to claims or lawsuits for collection of the issuing entity’s assets;

•	the election by the issuing entity to file an amendment to its certificate of trust;

•	the amendment of the indenture in circumstances where the consent of any noteholder is required;

•	the amendment, change or modification of the transfer and administration agreement, except to cure any ambiguity or to amend or supplement any provision in a manner, or add any provision, that would not materially adversely affect our interests; or

•	the appointment pursuant to the indenture of a successor registrar or indenture trustee, or the consent to the assignment by the registrar or indenture trustee of its obligations under the indenture.

To the extent not inconsistent with the trust agreement or any other related document, we, as holder of the transferor certificate, and the administrator may direct the owner trustee in the management of the issuing entity. The noteholders of each outstanding series will not have the right under the trust agreement to direct the owner trustee in the management of the issuing entity.

Limitations on Owner Trustee’s Liability

The owner trustee will not be liable under the trust agreement for any error of judgment made in good faith by the owner trustee.

The owner trustee will also not be liable for any action taken or not taken by the owner trustee in accordance with our instructions or the instructions of the administrator.

No provision of the trust agreement or any related agreement requires the owner trustee to expend or risk funds or otherwise incur any personal financial liability in the exercise or performance of any of its duties, rights or powers under the trust agreement or any related agreement, if the owner trustee has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is not provided or reasonably assured.

Under no circumstances will the owner trustee be personally liable for indebtedness evidenced by or arising under the indenture or any of the related agreements, including principal or interest on the notes.

The owner trustee will not be personally responsible for or in respect of the validity or sufficiency of the trust agreement, the due execution thereof by us or the form, character, genuineness, sufficiency, value or validity of any of the issuing entity assets, the transaction documents, the notes or the transferor certificate, and the owner trustee will in no event assume or incur any personal liability, duty, or obligation to any noteholder, us, any other holder of the transferor certificate or any other person, other than as expressly provided for in the trust agreement or as expressly agreed to in the other transaction documents.

The owner trustee will not be personally liable for the default or misconduct of, and will have no duty to monitor the performance of, us, the servicer, the administrator or the indenture trustee or any other person under any of the transaction documents or otherwise, and the owner trustee will have no obligation or personal liability to perform the obligations of the issuing entity under the transaction documents, including those that are required to be performed by administrator under the transfer and administration agreement, the indenture trustee under the indenture.

The owner trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust agreement for the issuing entity, or to institute, conduct or defend any litigation under the trust agreement or otherwise or in relation to any transaction document, at the request, order or direction of us unless we offer to the owner trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the owner trustee. The right of the owner trustee to perform any discretionary act under the trust agreement or in any other transaction document may not be construed as a duty, and the owner trustee will only be answerable for its gross negligence or willful misconduct in the performance of any discretionary act.

The owner trustee will not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the registration with, licensing by or the taking of any other similar action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware by or with respect to the owner trustee; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the owner trustee; or (iii) subject the owner trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the owner trustee contemplated by the trust agreement. The owner trustee will be entitled to obtain advice of counsel (which advice shall be at our expense) to determine whether any action required to be taken pursuant to the trust agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the owner trustee that such action will result in such consequences, we will appoint an additional trustee pursuant to the trust agreement to proceed with such action.

Compensation and Indemnification of Owner Trustee

We will pay the owner trustee a fee as compensation for its services under the trust agreement and will reimburse the owner trustee for its reasonable expenses. We have also agreed to indemnify the owner trustee and its successors, assigns, directors, officers, agents, employees and servants from and against any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits and all reasonable costs, expenses and disbursements which may be imposed in connection with the trust agreement, the related agreements, the issuing entity’s assets and the administration of the issuing entity’s assets, or the action or inaction of the owner trustee under the trust agreement. However, we will not be liable to the owner trustee or any other indemnified party for any liability or expense arising from the indemnified party’s willful misconduct, fraud or gross negligence or, with respect to the owner trustee, the inaccuracy of any representation or warranty made by the owner trustee in the trust agreement.

Resignation or Removal of Owner Trustee; Eligibility

The owner trustee may resign at any time by giving written notice to us. Upon receiving notice of the resignation of the owner trustee, we will promptly appoint a successor owner trustee. If no successor owner trustee has been appointed within 30 days after the owner trustee gives notice of its resignation, the resigning owner trustee may petition any court of competent jurisdiction for the appointment of a successor owner trustee.

The owner trustee must at all times;

(1)	have its principal place of business in the state of Delaware;

(2)	be authorized to exercise trust powers;

(3)	have a combined capital and surplus of at least $50 million and be subject to the supervision or examination by Federal or state authorities; and

(4)	have, or have a parent that has, a rating of at least “Baa3” by Moody’s, or at least “BBB-” by Standard & Poor’s, or otherwise be satisfactory to Moody’s and Standard & Poor’s.

If the owner trustee ceases to meet the eligibility requirements described in the preceding paragraph and fails to resign after receiving notice of its ineligibility from us, or if the owner trustee becomes legally unable to act or certain bankruptcy or insolvency related events occur with respect to the owner trustee (although this provision may not be enforceable), then we may remove the owner trustee and appoint a successor owner trustee.

Any resignation or removal of the owner trustee will not become effective until the acceptance of appointment of a successor owner trustee, in case of removal, and payment of all fees and expenses owed to the outgoing owner trustee.

Amendments

The trust agreement may be amended by us and the owner trustee, with the consent of the indenture trustee, but without the consent of the noteholders of any series to cure any ambiguity, to correct or supplement any provisions of the trust agreement or to add any other provisions concerning matters or questions raised under the trust agreement that are not inconsistent with the provisions of the trust agreement, so long as the amendment does not materially and adversely affect the interests of any noteholder, as evidenced by an officer’s certificate delivered by us to the owner trustee and the indenture trustee. Additionally, the trust agreement will be amended by us and the owner trustee, without the consent of the noteholders or the indenture trustee, to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the (i) trust to qualify as, and to permit an election to be made to cause the trust to be treated as, a “financial asset securitization investment trust” under the Internal Revenue Code and (ii) to avoid the imposition of state or local income or franchise taxes imposed on the trust’s property or its income so long as the Rating Agency Condition is satisfied, we have delivered an officer’s certificate to the effect the proposed amendments meet the requirements set forth in the trust agreement with respect to such amendments and the proposed amendments do not affect the rights, benefits, protections, privileges, immunities, duties or obligations of the owner trustee under the trust agreement.

The trust agreement may also be amended by us and the owner trustee with the consent of the indenture trustee and noteholders representing more than 66 2?3% of the then-outstanding principal balance of the notes. However, without the consent of all noteholders, no amendment to the trust agreement may increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the outstanding principal balance of the notes, the holders of which are required to consent to any amendment. Additionally, an opinion of counsel is required to be provided to the owner trustee and indenture trustee indicating that such an amendment will not cause the issuing entity to be classified as an association (or a publicly traded partnership) taxable as a corporation for United States federal income tax purposes.

The trust agreement may also be amended without the consent of the noteholders to provide for the merger of the Cabela’s Master Credit Card Trust and the issuing entity or the transfer of the assets from the Cabela’s Master Credit Card Trust to the issuing entity after the termination of all series of investor certificates other than the Series 2004-1 certificate, provided that we deliver a legal opinion that such amendment will not cause the issuing entity to be classified as an association (or a publicly traded partnership) taxable as a corporation for United States federal income tax purposes and the Rating Agency Condition is satisfied.

The Receivables Purchase Agreement

The following is a summary of the material terms of the receivables purchase agreement entered into by the bank and us. The receivables purchase agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Sale of Receivables

The bank previously transferred some of the receivables in the accounts currently designated to the master trust directly to the master trust under the pooling and servicing agreement. Under the receivables purchase agreement, the bank sold or contributed the remaining receivables in the accounts designated to the master trust to us and, in the future, may sell or contribute to us receivables in additional accounts as of the related addition dates. In connection with the sale of receivables to us, the bank has:

•	filed appropriate UCC financing statements to evidence the sale to us and to perfect our right, title and interest in those receivables; and

•	indicated in its computer files that the receivables have been sold to us by the bank.

Pursuant to the receivables purchase agreement, the bank:

•	sold all of its right, title and interest in the receivables existing in the initial accounts at the close of business on the initial cut-off date and receivables arising thereafter in those accounts, in each case including all interchange, insurance proceeds and recoveries allocable to such receivables, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables; and

•	will sell all of its right, title and interest in the receivables existing in the additional accounts at the close of business on the date of designation for inclusion in the master trust and receivables arising thereafter in those accounts, in each case including all interchange, insurance proceeds and recoveries, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables.

Pursuant to the pooling and servicing agreement, those receivables are then transferred immediately by us, subject to certain conditions, to the master trust, and we have assigned to the master trust our rights under the receivables purchase agreement.

Representations and Warranties

In the receivables purchase agreement, the bank represents and warrants to us as of the effective date of the receivables purchase agreement and, with respect to additional accounts, as of the date each additional account is designated, that, among other things:

•	each account is an Eligible Account as of the date it is designated, each receivable in an additional account is an Eligible Receivable as of the date such additional account is designated and, with respect to all accounts, each new receivable is an Eligible Receivable on the date it is created;

•	the account schedule and information contained therein is accurate and complete in all material respects as of the date specified;

•	each receivable has been conveyed to us free and clear of any liens, other than liens permitted by the receivables purchase agreement, and in compliance in all material respects with all applicable laws;

•	it owns all right, title and interest in each such receivable and has the right to transfer it to us; and

•	all required governmental approvals in connection with the transfer of each such receivable to us have been obtained.

In the event of a breach of any of these representations and warranties (or any of the similar representations and warranties made by the bank prior to the effective date of the receivables purchase agreement, including a representation that each receivable existing on the effective date of the receivables purchase agreement was an Eligible Receivable on the day it was created or the day it was transferred to the master trust) which results in the requirement that we accept retransfer of an ineligible receivable under the pooling and servicing agreement, we can require the bank to repurchase that ineligible receivable on the date of the retransfer. The purchase price for the ineligible receivables will be the purchase price paid or, for receivables which were transferred directly to the master trust, the outstanding principal amount of those receivables.

In the receivables purchase agreement, the bank will also make representations and warranties to us as to:

•	the bank’s valid existence and good standing as a Nebraska state banking corporation and its ability to perform its obligations under each transaction document;

•	the bank’s qualification to do business and good standing and its possession of necessary licenses and approvals in each jurisdiction necessary to conduct its business;

•	the due authorization, execution, delivery and performance of the receivables purchase agreement;

•	the enforceability of the receivables purchase agreement against the bank as a legal, valid and binding obligation; and

•	the effectiveness of the receivables purchase agreement governing the bank’s transfer of the receivables to us as a valid sale, transfer and assignment of its ownership interest in the receivables, other than liens permitted by the receivables purchase agreement.

If, after any applicable cure period, the breach of any of the representations or warranties described in this paragraph results in our obligation under the pooling and servicing agreement to accept retransfer of all of the receivables in the master trust, we can require the bank to repurchase the receivables retransferred to us, for an amount of cash equal to the investor interest of such series as of the last day of the monthly period preceding the reassignment, plus interest accrued but unpaid, plus all amounts owed to any credit enhancement provider for such series.

Covenants

In the receivables purchase agreement, the bank covenants that it will comply with and perform its obligations under the credit card agreements relating to the accounts and under its written policies and procedures relating to the operation of its credit card business and its credit card customers and all applicable rules and regulations of VISA USA, Inc. and MasterCard International Incorporated relating to the accounts unless the failure to do so would not have a material adverse effect on the rights and interests of us, the master trust trustee or the holders of any outstanding series of investor certificates. The bank may change the terms and provisions of the credit card agreements or policies and procedures relating to the operation of its credit card business and its credit card customers in any respect, including the reduction of the required minimum monthly payment, the calculation of the amount, or the timing of, charge-offs and finance charges and other fees, but only if such change:

(a)	would not, in the bank’s reasonable belief cause a pay out event to occur, and

(b)	is made applicable to the comparable segment of the bank’s revolving credit card accounts which have characteristics the same as, or substantially similar to, the accounts subject to such change, except as otherwise restricted by an agreement between the bank and an unrelated third party or by the terms of the credit card agreements.

However, with respect to the bank’s debt cancellation and debt deferral programs, clause (b) shall be deemed to be satisfied at any time the opportunity to make the change is made available to a substantial portion of a comparable segment of the bank’s revolving credit card accounts which have characteristics the same as, or substantially similar to, the accounts designated to the master trust to which such opportunity is made available.

The bank also covenants that it will not reduce the finance charges and other fees on the accounts, if as a result of the reduction, its reasonable expectation is that the quarterly excess spread percentage for any series as of any future date would be less than 2.50% unless such reduction is made applicable to the comparable segment of the consumer revolving credit accounts owned and serviced by the bank that have characteristics the same as, or substantially similar to, the accounts subject to the change.

Amendments

The receivables purchase agreement may be amended without the consent of the noteholders. However, no amendment may adversely affect in any material respect the interests of any certificateholders. The parties to the receivables purchase agreement will not be permitted to amend the purchase price for receivables or change any obligation of us or the bank under the receivables purchase agreement unless the Rating Agency Condition is satisfied.

Termination

The receivables purchase agreement will terminate immediately after the Cabela’s Master Credit Card Trust terminates. In addition, if a receiver or conservator is appointed for the bank or we become a debtor in a bankruptcy case or other specified liquidation, bankruptcy, insolvency or similar events occur or the bank becomes unable for any reason to transfer receivables to us in accordance with the receivables purchase agreement, we will immediately cease to purchase principal receivables under the receivables purchase agreement.

Certain Relationships and Related Transactions

As described under “Important Parties—The Depositor (WFB Funding, LLC)” and “—Parent of Sponsor (Cabela’s Incorporated) and Originator/Sponsor/Bank/Servicer (World’s Foremost Bank)” in this prospectus, we are affiliated with the sponsor, the servicer, the administrator and the issuing entity and engage in transactions with each other involving securitizations of assets similar to the receivables, including public offerings and private placements of asset-backed securities. The transactions among us and our affiliates that are material to investors relate to the securitization activities described in this prospectus and accompanying prospectus supplement, and those transactions are described throughout this prospectus and the accompanying prospectus supplement.

None of the master trust trustee, the indenture trustee or the owner trustee are affiliated with us, the sponsor or the servicer. The master trust trustee, indenture trustee, the owner trustee and their respective affiliates may, from time to time, engage in arm’s-length transactions with us, the bank, its parent, the sponsor or the servicer, which are distinct from their respective roles as master trust trustee, indenture trustee or owner trustee, as applicable.

Note Ratings

Any rating of the notes by a Hired Agency will indicate its view on the likelihood that noteholders will receive payments of interest when due and the ultimate payment of principal on the final maturity date. A rating is based primarily on the Hired Agency’s evaluation of the receivables and the availability of any credit enhancement for the notes.

Among the things a rating will not indicate are:

•	the likelihood that principal payments will be paid on a scheduled date;

•	the likelihood that a pay out event will occur;

•	the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders;

•	the marketability of the notes;

•	the market price of the notes; or

•	whether the notes are an appropriate investment for any purchaser.

A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a Hired Agency.

Ratings on the notes are expected to be monitored by the Hired Agencies while the notes are outstanding. Rating agencies other than Hired Agencies could assign a rating to the notes and, if so, that rating could be lower than any rating assigned by a Hired Agency chosen by us. Except as otherwise expressly stated, any reference in this prospectus or the accompanying prospectus supplement to a rating agency refers only to a Hired Agency selected by us to rate the notes issued by the issuing entity.

Material Legal Aspects of the Receivables

Matters Relating to Transfer of the Receivables

Representations and warranties are made by us that the master trust trustee has a perfected interest in the receivables and that the issuing entity has a perfected interest in the Series 2004-1 certificate. Representations and warranties are made by the issuing entity that the indenture trustee has a perfected interest in the Series 2004-1 certificate. If any of these representations and warranties were found not to be true, however, payments to you could be delayed or reduced.

In addition, the transaction documents permit certain tax liens to have priority over the trustee’s perfected interest in the receivables. If any of these tax liens were to arise, you could suffer a loss of your investment.

Furthermore, if a conservator or receiver for the bank were to argue that any of its administrative expenses relate to the receivables, the Series 2004-1 certificate, or the transaction documents, those expenses could be paid from collections on the receivables before the trustee or the indenture trustee receives any payments, which could result in delayed or reduced payments to you.

Commingling of Collections

The bank as servicer will be permitted to commingle collections (including interchange) on the receivables with its own funds, and may use the commingled funds for its own benefit. See “Cabela’s Master Credit Card Trust—Deposits in the Master Trust Collection Account.” The master trust trustee and the indenture trustee may not have a perfected interest in these amounts, and thus distributions on the notes could be delayed or reduced if the bank were to enter conservatorship or receivership, were to become insolvent, or were to fail to perform its obligations under the pooling and servicing agreement.

Consumer Protection Laws

The relationship between the holder of a credit card and the card’s issuer is extensively regulated by Federal and state consumer protection and related laws. For credit cards, the most significant laws include:

•	the Federal Truth-in-Lending Act,

•	Fair Credit Billing Act,

•	Fair Debt Collection Practices Act,

•	Equal Credit Opportunity Act,

•	Fair Credit Reporting Act, and

•	Electronic Funds Transfer Act,

as well as applicable state laws in the originators’ home jurisdictions and in the other states in which accountholders reside.

These statutes impose disclosure requirements when an account is advertised, when it is opened, at the end of monthly billing cycles and at year-end. These statutes also prohibit discriminatory practices in extending credit and impose limitations on the type of account-related charges that may be assessed. Federal legislation requires credit card issuers to disclose to consumers the interest rates, cardholder fees, grace periods and balance calculation methods associated with their credit card accounts, with similar information being required for non-card accountholders. Additionally, accountholders are entitled under current laws to have payments and credits applied to their accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

Applicable laws, including the laws described above, may limit the servicer’s ability to collect amounts owing on the receivables regardless of any act or omission on the part of the originator, the servicer or their affiliates. For example, under the Federal Fair Credit Billing Act, a credit card issuer may be liable for all claims, other than tort claims, and defenses arising out of transactions in which:

(a)	a credit card is used as a method of payment or extension of credit,

(b)	the obligor has made a good faith attempt to obtain satisfactory resolution of a disagreement relative to the transaction from the person honoring the credit card,

(c)	the amount of the initial transaction exceeds $50, and

(d)	the place where the initial transaction occurred was in the same state as the cardholder’s mailing address or within 100 miles of that address.

These statutes further provide that in some cases cardholders cannot be held liable for, or the cardholder’s liability is limited for, charges to the credit card account that result from unauthorized use of the credit card.

In May 2009, the CARD Act was enacted. Among other things, the CARD Act imposed new requirements and restrictions on changes in terms on credit card accounts, regulated payment processing and how payments are allocated, restricted a card issuer’s ability to reprice credit card accounts, restricted penalty and overlimit fees and imposed new disclosure requirements in connection with credit card accounts.

Following the enactment of the CARD Act, the Federal Reserve Board adopted certain amendments to Regulation Z to implement the provisions of the CARD Act. The rules included limitations on credit card issuers’ ability to charge certain penalty and other fees and required issuers that have increased interest rates since January 1, 2009 to reevaluate the reasons for the increase and, if appropriate, to reduce the rate.

Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer revolving credit industry. For example, members of Congress have held hearings on certain practices in the credit card industry and Congress is also expected to continue consideration of legislation introduced in 2009 to regulate the assessment of interchange fees. While new limitations on credit card practices, new required disclosures or restrictions on interchange fees may be adopted by Congress, the possible requirements and their impact on the bank is not clear.

Certain of the CARD Act and Regulation Z provisions required the bank to make fundamental changes to its business practices and systems. For example, among other things, the bank has discontinued assessing overlimit, annual membership and returned check fees, discontinued penalty rates on accounts, removed the fixed rate floor previously applicable to certain accounts, implemented a tiered pricing structure when assessing late fees and changed application of payment amounts in excess of the minimum payment due.

Additional consumer protection laws may be enacted that would impose requirements on the making, enforcement and collection of consumer credit loans. Any new laws or rulings that may be adopted, and existing consumer protection laws, may adversely affect the ability to collect on the receivables or maintain the level of yield on the trust portfolio. Additionally, failure of the servicer to comply with applicable legal requirements could adversely affect the servicer’s ability to enforce the receivables.

Some jurisdictions may attempt to require out-of-state credit card issuers to comply with their consumer protection laws, including laws limiting the charges imposed by such credit card issuers, in connection with their operations in those jurisdictions. If it were determined that out-of-state credit card issuers must comply with a jurisdiction’s laws limiting the charges imposed by such credit card issuers, this determination could have an adverse impact on our credit card operations and on the earnings of the trust.

The Servicemembers Civil Relief Act allows individuals on active duty in the military to cap the interest rate and fees on debts incurred before the call to active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual’s rights would be prejudiced by denial of such a stay. Currently, some accountholders with outstanding balances have been placed on active duty in the military, and more may be placed on active duty in the future.

Application of Federal and state bankruptcy and debtor relief laws, including the Servicemembers Civil Relief Act of 2003, could affect the interests of the certificateholders or the noteholders if the protection provided to debtors under these laws results in receivables of the trust being written off as uncollectible.

The trust may be liable for violations of consumer protection laws that apply to the receivables transferred to it, as assignee from us for obligations arising before the transfer or as a party directly responsible for obligations arising after the transfer. Additionally, an accountholder may be entitled to assert these violations by way of setoff against his obligation to pay the trust amounts owing under his account.

We will warrant to the master trust in the pooling and servicing agreement that all of the receivables transferred to the master trust are created under the requirements of applicable law. We are required by the pooling and servicing agreement to repurchase receivables as to which this warranty is breached.

Claims and Defenses of Accountholders Against the Master Trust

None of the parties will send notice to accountholders obligated on the accounts of the transfer of the receivables to the master trust. Accordingly, accountholders may be able to assert against the trust claims and defenses, including rights of setoff, that they could assert against the bank, notwithstanding the transfer of the receivables to the master trust and even though the claims, defenses, or setoffs do not relate to the receivables. In addition, any payment to the bank by the accountholder may discharge the obligations of the accountholder on the related receivables, even if the bank fails to transmit such payment to the master trust trustee or the indenture trustee.

The Federal Trade Commission’s Preservation of Claims and Defenses Trade Regulation Rule has the effect of preserving claims and defenses that the accountholder may have against the seller of goods or services, or against an originator, when an account or any amount owed under an account is sold or assigned to another creditor, including the master trust.

Other Legislative Developments

Dodd-Frank Act Reforms relating to Regulatory Supervision of Financial Institutions. On July 21, 2010 President Obama signed into law the Dodd-Frank Act which affects almost every aspect of the U.S. financial services industry. The Dodd-Frank Act provides for the creation of new federal regulatory agencies, and grants additional authorities and responsibilities to existing regulatory agencies, to identify and address emerging systemic risks posed by the activities of financial services firms. The Dodd-Frank Act also provides for enhanced regulation of derivatives and asset-backed securities, restrictions on executive compensation and enhanced oversight of credit rating agencies.

The Dodd-Frank Act also created a new consumer protection regulator that has broad rulemaking, supervisory and enforcement authority over consumer financial products and services, including credit cards. The CFPB has extensive rulemaking authority and enforcement authority over providers of credit, savings and payment services and products, and the bank is subject to the CFPB’s regulation. The CFPB has enforcement authority over certain non-depository institutions and depository institutions with total assets greater than $10 billion. While the CFPB does not currently examine the bank, it will receive information from the FDIC, the bank’s primary regulator. The CFPB also has rulemaking and interpretative authority under existing and future consumer financial services laws. The CFPB is specifically authorized to issue rules identifying as unlawful acts or practices it defines as “unfair, deceptive, or abusive acts or practices” in connection with the offer or provision of a consumer financial product or services to a customer. Compliance with applicable law is costly and can affect operating results. Compliance requires forms, processes, procedures, controls and the infrastructure to support these requirements. Compliance may create operational constraints and place limits on pricing. Laws in the financial services industry are designed primarily for the protection of consumers. The failure to comply could result in specific statutory civil and criminal penalties, monetary damages and attorneys’ fees and costs.

The CFPB, the FDIC, and other agencies, have recently announced several high-profile enforcement actions against credit card issuers for deceptive marketing and other illegal practices related to the advertising of ancillary products, collection practices, and other matters. By these public enforcement actions, the CFPB and the FDIC have signaled a heightened ongoing scrutiny of credit card issuers. We anticipate this enforcement activity by regulators in pursuing consumer protection claims to continue.

The Dodd-Frank Act also limits the ability of federal laws to preempt state and local consumer protection laws. This legislation could have a material adverse effect on the bank, for example, if a new consumer protection agency, or state officials were to impose new restrictions on risk management, pricing, disclosure or other aspects of the credit card business or if the Dodd-Frank Act permits state regulation of interest rates. The Dodd-Frank Act also required the United States General Accountability Office to carry out a study to determine whether it is necessary, in order to strengthen the safety and soundness of institutions or the stability of the financial system, to eliminate the exceptions under the BHC Act for certain institutions including limited purpose credit card banks. This study was completed in January 2012. It is not clear whether Congress will propose or introduce legislation in response to the study to eliminate, modify or condition the exception under the BHC Act for limited purpose credit card banks. If such legislation was enacted, Cabela’s could be required to sell the bank. If Cabela’s were required to divest its ownership of the bank, the Cabela’s CLUB point program could be adversely affected, which could have a negative impact on the creation of additional receivables or on the delinquency and payment performance on the accounts.

The Dodd-Frank Act also requires fees charged for debit card transactions to be both “reasonable and proportional” to the cost incurred by the card issuer. Although the Dodd-Frank Act applies this restriction only to debit cards, Congress has expressed its desire to regulate interchange fees for credit cards. From time to time, Congress or state legislatures may consider legislation to regulate interchange fees for credit cards. If any such limitations on credit card interchange fees were adopted, it could have a material adverse effect on the yield earned on the trust portfolio.

Many provisions of the Dodd-Frank Act require the adoption of rules to implement. In addition, the Dodd-Frank Act mandates multiple studies, which could result in additional legislative or regulatory action. The effect of the Dodd-Frank Act and its implementing regulations on the bank’s and its affiliates’ business and operations is subject to significant uncertainty and could be substantial. In addition, the bank may be required to invest significant management time and resources to address the various provisions of the Dodd-Frank Act and the numerous regulations that are required to be issued under it. The Dodd-Frank Act, any related legislation and any implementing regulations could have a material adverse effect on the bank’s business, results of operations and financial condition.

On December 10, 2013, the Federal Reserve, the Office of the Comptroller of the Currency, the FDIC and the SEC approved joint final regulations implementing the provisions of the Dodd-Frank Act commonly referred to as the “Volcker Rule.” Generally, the Volcker Rule and the implementing regulations prohibit any banking entity from engaging in proprietary trading and from investing in, sponsoring or having certain relationships with a hedge fund or private equity fund, subject to exemptions for certain permitted activities. These regulations apply to the bank, limit its ability to engage in the types of transactions covered by the Volcker Rule and the implementing regulations, and may impose compliance, monitoring and reporting obligations on the bank under certain circumstances. Although the effective date of the regulations is April 1, 2014, the Federal Reserve approved a one-year extension of the conformance period until July 21, 2016, and has announced its intention to further extend the conformance period to July 21, 2017. The bank is continuing to assess the impact, if any, that the Volcker Rule and the implementing regulations will have on the bank, but the bank does not expect the Volcker Rule to have a material impact on its securitization program.

Matters Relating to Insolvency and Bankruptcy

The bank is a Nebraska state banking corporation and is regulated and supervised by the Nebraska Department of Banking and Finance, which is authorized to appoint the FDIC as conservator or receiver for the bank if certain events occur relating to the bank’s financial condition or the propriety of its actions. In addition, the bank is also regulated and supervised by the FDIC, and the FDIC could appoint itself as conservator or receiver for the bank.

The FDIC has adopted a regulation stating that, if certain conditions are met, the FDIC shall not use its repudiation power to reclaim, recover or recharacterize as property of an FDIC-insured bank any financial assets transferred by that bank in connection with a securitization transaction. Although the FDIC has the power to repeal or amend its own rules, the FDIC rule states that any repeal or amendment of that regulation will not apply to any transfers of financial assets made before the repeal or modification.

The issuance of the notes has been structured with the intention that the transfers of the receivables by the bank would have the benefit of the FDIC rule. As discussed under “Risk Factors—If a conservator or receiver were appointed for World’s Foremost Bank, or if we become a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur,” new accounting standards adopted by FASB affect sale accounting treatment for transfers of receivables by the bank and cause such transfers not to have the benefit of the FDIC rule originally promulgated.

The FDIC adopted an interim rule that enables investors in asset-backed securities like the notes to avoid the risk of indirect recovery of receivables. Under the interim rule, the FDIC stated that it will not use its repudiation power to reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization completed on or prior to September 30, 2010, or, with respect to revolving securitization trusts, for securitizations in which the related beneficial interests were issued on or before September 30, 2010, so long as the transfer complies with specified conditions. On September 27, 2010, the FDIC approved a final rule that, subject to certain conditions, preserves the safe harbor with respect to certain grandfathered revolving trusts and master trusts that had issued at least one series of asset-backed securities as of such date, which we believe includes the master trust. The final rule imposes significant new conditions on the availability of the safe harbor with respect to securitizations that are not grandfathered.

If a condition required under the FDIC rule were found not to have been met, the FDIC could seek to reclaim, recover, or recharacterize the bank’s transfer of the receivables. The FDIC may not be subject to an express time limit in deciding whether to take these actions, and a delay by the FDIC in making a decision could result in losses on the notes. If the FDIC were successful in any of these actions, moreover, you may not be entitled under applicable law to the full amount of your damages.

Even if the conditions set forth in the FDIC rule were satisfied and the FDIC did not reclaim, recover, or recharacterize the bank’s transfer of the receivables, payments on the notes could be delayed or reduced if the bank entered conservatorship or receivership.

For instance, the FDIC may request a stay of any action to enforce the transaction documents, the Series 2004-1 certificate, or the notes. The FDIC also may require that its claims process be followed before payments on the receivables or the Series 2004-1 certificate are released. The delay caused by any of these actions could result in losses to holders of the notes.

Furthermore, the Financial Services Regulatory Relief Act of 2006 made certain changes to the Federal Deposit Insurance Act (“FDIA”). The legislation provides that, with certain exceptions during the 45-day period beginning on the date of the appointment of the FDIC as conservator for a bank or the 90-day period beginning on the date of the appointment of the FDIC as receiver for a bank, no person may, without the consent of the FDIC as conservator or receiver, exercise any right or power to terminate, accelerate, or declare a default under any contract to which the bank is a party, or to obtain possession of or exercise control over any property of the bank or affect the contractual rights of the bank, provided that (among other exceptions) this requirement does not permit the FDIC as conservator or receiver to fail to comply with otherwise enforceable provisions of any such contract. This legislation arguably could be interpreted to prohibit the trustee, the indenture trustee and the holders of the notes from taking certain actions to implement contractual provisions, such as the early redemption and default provisions of the indenture and indenture supplements and the rapid amortization provisions of the pooling and servicing agreement. Such interpretation, whether or not ultimately sustained, could lead to a delay and reduction in payments on the notes.

The FDIC, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply. Thus, regardless of what the transaction documents provide, the FDIC could:

•	authorize the bank to stop servicing the receivables or to stop providing administrative services for us or the issuing entity;

•	prevent the appointment of a successor servicer or the appointment of a successor administrator for us or the issuing entity;

•	alter the terms on which the bank continues to service the receivables or to provide administrative services for us or the issuing entity, including the amount or the priority of the fees paid to the bank;

•	prevent or limit the commencement of a rapid amortization period or an early redemption of the notes, or instead do the opposite and require those to commence;

•	prevent or limit the early liquidation of the receivables or the Series 2004-1 certificate and the termination of the trust or the issuing entity, or instead do the opposite and require those to occur; or

•	prevent or limit the continued transfer of receivables or continued distributions on the Series 2004-1 certificate, or instead do the opposite and require those to continue.

If any of these events were to occur, payments on the notes could be delayed or reduced. You also may suffer a loss if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

We are a wholly-owned subsidiary of the bank. Certain banking laws and regulations may apply not only to the bank but to its subsidiaries as well. If we were found to have violated any of these laws or regulations, you could suffer a loss on your notes.

Arguments also may be made that the FDIC’s rights and powers extend to us, the master trust, and the issuing entity and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of noteholders under the transaction documents. If the FDIC were to take this position, losses on the notes could result.

In addition, no assurance can be given that the FDIC would not attempt to exercise control over the receivables, the Series 2004-1 certificate, or our other assets, the master trust, or the issuing entity on an interim or a permanent basis. If this were to occur, payments on the notes could be delayed or reduced.

We, the master trust, and the issuing entity have been established so as to minimize the risk that any of us would become insolvent or enter bankruptcy. Nevertheless, each of these entities may be eligible to file for bankruptcy, and no assurance can be given that the risk of insolvency or bankruptcy has been eliminated. If we, the master trust, or the issuing entity were to become insolvent or were to enter bankruptcy, you could suffer a loss on your investment. Risks also exist that, if we, the master trust, or the issuing entity were to enter bankruptcy, any of the others and their assets (including the receivables and the Series 2004-1 certificate) would be treated as part of the bankruptcy estate.

Regardless of any decision made by the FDIC or ruling made by a court, moreover, the mere fact that the bank, us, the master trust, the issuing entity, or any of their affiliates has become insolvent or entered conservatorship, receivership, or bankruptcy could have an adverse effect on the value of the receivables and the Series 2004-1 certificate and on the liquidity and value of the notes.

Certain Regulatory Matters

The bank is regulated and supervised by the Nebraska Department of Banking and Finance and the FDIC. These regulatory authorities, and possibly others, have broad powers of enforcement with respect to the bank and its affiliates.

If any of these regulatory authorities were to conclude that an obligation under the transaction documents were an unsafe or unsound practice or violated any law, regulation, written condition, or agreement applicable to the bank or its affiliates, that authority may have the power to order the bank or the related affiliate to rescind the transaction document, to refuse to perform the obligation, to amend the terms of the obligation, or to take any other action determined by that authority to be appropriate. In addition, the bank or the related affiliate probably would not be liable to you for contractual damages for complying with such an order, and you would be unlikely to have any recourse against the regulatory authority. Therefore, if such an order were issued, payments on the notes could be delayed or reduced.

In one case of which the bank is aware, the regulatory authority ordered the financial institution to immediately resign as servicer and to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization documents and the perfected security interest of the relevant trust in those funds), and to increase its servicing fee percentage above that which was specified in the securitization documents.

United States Federal Income Tax Consequences

The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. Additional federal income tax considerations relevant to a particular series may be set forth in the accompanying prospectus supplement. The following summary has been prepared and reviewed by Kutak Rock LLP as special tax counsel to the issuing entity. The summary is based on the Internal Revenue Code of 1986, as amended as of the date hereof (the “Code”), and final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the notes, deals only with notes held as capital assets within the meaning of Section 1221 of the Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, for example:

•	banks and thrifts;

•	insurance companies;

•	regulated investment companies;

•	dealers in securities;

•	holders that will hold the notes as a position in a “straddle” for tax purposes or as a part of a “synthetic security,” “conversion transaction” or other integrated investment comprised of the notes, and one or more other investments;

•	trusts and estates; and

•	pass-through entities, the equity holders of which are any of the foregoing.

Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder.

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of a note that is for United States federal income tax purposes: (i) an individual that is a citizen or resident of the United States; (ii) a corporation (or any other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. As used herein, the term “foreign person” means a beneficial owner who is not a U.S. Holder or an entity treated as a partnership for United States federal income tax purposes.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds a note, the tax treatment of the partnership and each partner will generally depend upon the status of the partner and the activities of the partnership and the partner. Partners of partnerships should consult their tax advisors.

As more fully described in this “United States Federal Income Tax Consequences” section, special tax counsel is of the opinion to the effect that the issuing entity will not be subject to federal income tax, and further that the notes will be characterized as debt for United States federal income tax purposes. Additionally, special tax counsel is of the opinion to the effect that the statements set forth in this section to the extent they constitute matters of law or legal conclusions, are correct in all material respects. These opinions are based on special tax counsel’s examination of the prospectus, the indenture and such other documents, certificates and information special tax counsel considers necessary. Special tax counsel has not been asked to opine on any other United States federal income tax matter, and the balance of this discussion does not purport to set forth any opinion of special tax counsel concerning any other particular United States federal income tax matter. Opinions of special tax counsel are not binding on the Internal Revenue Service or the courts, and no ruling on any of the issues discussed below will be sought from the Internal Revenue Service. In addition, no transaction closely comparable to the purchase of the notes has been the subject of any Treasury Regulation, revenue ruling or judicial decision. Accordingly, persons considering the purchase of notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

Tax Classification of the Master Trust, Issuing Entity and the Notes

Treatment of the Master Trust and the Issuing Entity as an Entity Not Subject to Tax. Special tax counsel to the issuing entity is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling or judicial decision, neither the master trust nor the issuing entity will be treated as an association or as a publicly traded partnership taxable as a corporation for United States federal income tax purposes. Under such a classification, neither the master trust nor the issuing entity will be subject to United States federal income tax. However, as discussed above, this opinion is not binding on the Internal Revenue Service and no assurance can be given that this classification will prevail.

The precise tax classification of the issuing entity for United States federal income tax purposes is not certain. It might be viewed as merely holding assets on our (or the bank’s) behalf as collateral for notes issued by us. On the other hand, the issuing entity could be viewed as a separate entity for tax purposes issuing its own notes. This distinction may have a significant tax effect on particular noteholders as stated below under “—Possible Alternative Classifications.”

Treatment of the Notes as Debt. Special tax counsel to the issuing entity is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, and subject to any discussion of these matters in the accompanying prospectus supplement, the notes will be characterized as debt rather than as interests in the receivables or as equity of the issuing entity for United States federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service, and there can be no assurance that the Internal Revenue Service could not successfully challenge this conclusion. The issuing entity agrees by entering into the Indenture, and the noteholders agree by their purchase and holding of notes, to treat the notes as debt for United States federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the transfer and servicing agreement, we and the bank expect to treat such transactions, for regulatory and financial accounting purposes, as a sale of an ownership interest in the receivables and not as a debt obligation.

In general, whether for United States federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for United States federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Special tax counsel may analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the receivables has not been transferred to the noteholders.

In some instances courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that special tax counsel may advise that the rationale of those cases should not apply to the transaction evidenced by the notes because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the notes as debt for United States federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.

Possible Alternative Classifications. If, contrary to the opinion of special tax counsel to the issuing entity, the Internal Revenue Service successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, it could find that the legal relationship among us, the master trust, the issuing entity and the noteholders created by the transaction documents constitutes a partnership that could be treated as a “publicly traded partnership” taxable as a corporation. We currently do not intend to comply with the United States federal income tax reporting requirements that would apply if any series or class of notes were treated as interests in a partnership or corporation.

If the master indenture, the indenture supplement and the trust agreement are treated as creating a partnership between us and the noteholders, the partnership itself would not be subject to United States federal income tax

(unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the noteholders, would be taxed individually on their respective distributive shares of the partnership’s income, gain, loss, deductions and credits.

Treatment of a noteholder as a partner could have adverse tax consequences to certain holders. For example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of partnership expenses. The result of the differences in tax treatment noted above might cause an individual to be taxed on a greater amount of income than the stated interest rate on the notes.

If it were determined that the transaction created an entity classified as a publicly traded partnership taxable as a corporation, the issuing entity would be subject to United States federal income tax at corporate income tax rates on the income it derives from the receivables (less any allowable deductions) and the issuing entity would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Such classification could materially reduce cash available to make payments on the notes. Further, noteholders might not be entitled to any dividends received deduction in respect of payments of interest on notes treated as dividends.

In addition, even if the notes are treated as debt, the issuing entity is also able to issue other notes which may be treated as debt or as equity interests in the issuing entity. The issuance of additional notes requires the delivery of a new opinion of counsel generally to the effect that the new issuance will not cause the issuing entity to become taxable as a separate entity for United States federal income tax purposes. However, the new opinion would not bind the Internal Revenue Service, and the issuing entity could become a taxable entity as a result of the new issuance, potentially diminishing cash available to make payments on the notes. We suggest that prospective investors consult with their own tax advisors with regard to the consequences of each of the possible alternative characterizations to them in their particular circumstances. The following discussion assumes that the classification of the notes as debt is correct.

Consequences to U.S. Holders of the Notes

Interest and Original Issue Discount. In general, stated interest on a note will be includible in gross income as it accrues or is received in accordance with a noteholder’s usual method of tax accounting. Interest received on the notes may also constitute “investment income” for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. If a class of notes is issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Code will apply to those notes. Under those provisions, a holder of a note issued with original issue discount—including a cash basis holder—generally would be required to include the original issue discount on a note in income for United States federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. In general, a note will be treated as having original issue discount to the extent that its “stated redemption price at maturity” exceeds its “issue price,” if that excess equals or exceeds 0.25 percent multiplied by the weighted average maturity of the note, determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment. Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and whether these provisions would apply to the notes is unclear, but the application of Section 1272(a)(6), if applicable, could affect the rate of accrual of original issue discount and could have other consequences to holders of the notes. Additionally, the Internal Revenue Service could take the position based on Treasury Regulations that none of the interest payable on a note is “unconditionally payable” and hence that all of the interest payable on the note should be included in the note’s stated redemption price at maturity. We suggest that prospective noteholders consult their own tax advisors concerning the potential impact to them of these rules in their particular circumstances. The issuing entity intends to take the position that interest on the notes constitutes “qualified stated interest” and the notes are not issued with original issue discount unless otherwise specified in the prospectus supplement relating to the notes.

Market Discount. Noteholders should be aware that the resale of notes may be affected by the market discount provisions of the Code. The market discount rules generally provide that, subject to a de minimis exception, if a holder of a note acquires it at a market discount (i.e., at a price below its stated redemption price at maturity or its “adjusted issue price” if it was issued with original issue discount) and thereafter recognizes gain upon a disposition of the note, the lesser of such gain or the portion of the market discount that accrued while the note was held by such holder will be treated as ordinary interest income realized at the time of the disposition. A taxpayer may elect to include market discount currently in gross income in taxable years to which it is attributable, computed using either a ratable accrual method or a constant yield to maturity method. The election to include market discount currently applies to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the taxable year for which the election is made, and cannot be revoked without the consent of the Internal Revenue Service. The market discount rules may also cause the deferral of interest deductions on debt incurred to acquire market discount obligations.

Market Premium. A subsequent holder who purchases a note at a premium (i.e., at a price above its stated redemption price at maturity or its “adjusted issue price” if it was issued with original discount) generally may elect to amortize and deduct this premium over the remaining term of the note as an offset to interest income and not as a separate deduction item as it accrues, in accordance with the principles set forth in Section 171 of the Code. Such noteholder’s tax basis in the note will be reduced by the amount of the amortized premium. Any such election, if applicable, will apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the noteholder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the Internal Revenue Service. Premiums paid on a note held by a noteholder who does not elect to amortize the premium will remain part of such noteholder’s tax basis in such note and will decrease the gain or increase the loss otherwise recognized on a sale or other taxable disposition of the notes.

Disposition of the Notes. Upon the sale, exchange, retirement or other taxable disposition of a note, the holder of the note generally will recognize taxable gain or loss in an amount equal to the difference between (a) the amount realized on the disposition, other than that part of the amount attributable to accrued interest (which will be taxed as such) and (b) the holder’s adjusted tax basis in the note. The holder’s adjusted tax basis in the note generally will equal the cost of the note to that holder, increased by any original issue discount or market discount previously included in income by that holder with respect to the note, and decreased by amortized premium and by the amount of any payments of principal or original issue discount previously received by that holder with respect to its note. Subject to the market discount rules discussed above, any related gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if at the time of sale the note has been held for more than one year. The maximum ordinary income rate for individuals, estates, and trusts exceeds the maximum long-term capital gains rate for such taxpayers. In addition, any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Medicare Tax. U.S. Holders that are individuals, estates or trusts with income exceeding certain thresholds are subject to an additional 3.8% Medicare tax on some or all of their “net investment income.” Net investment income will generally include interest on, and gain from the disposition of, the notes unless such interest income or gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Noteholders should consult their own tax advisor regarding the effect the Medicare tax may have, if any, on their acquisition, ownership or disposition of the notes.

Consequences to Foreign Holders of the Notes

The following information describes the United States federal income tax treatment if the notes are treated as debt to an investor that is a foreign person. Some foreign persons, including certain residents of certain United States possessions or territories, may be subject to special rules not discussed in this summary.

Interest, including original issue discount, if any, paid to a foreign person on a note will not be subject to withholding of United States federal income tax, provided that:

•	the interest payments are effectively connected with the conduct of a trade or business within the United States by the foreign person and such foreign person submits a properly executed Internal Revenue Service Form W-8ECI; or

•	the foreign person is not, for United States federal income tax purposes, actually or constructively a “10 percent shareholder” of us or the issuing entity, a “controlled foreign corporation” with respect to which we or the issuing entity is a “related person” within the meaning of the Code, or a bank extending credit under a loan agreement entered into in the ordinary course of its trade or business, and, under current Treasury Regulations, either (1) the beneficial owner represents that it is a foreign person and provides its name and address to us or our paying agent on a properly executed Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable, or a suitable substitute or successor form, signed under penalties of perjury; or (2) if a note is held through a securities clearing organization or other financial institution, as is expected to be the case unless definitive notes are issued, the organization or financial institution certifies to us or our paying agent under penalties of perjury that it has received Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable, or a suitable substitute or successor form from the foreign person or from another qualifying financial institution intermediary, and provides a copy to us or our paying agent.

If these exceptions do not apply to a foreign person, interest, including original issue discount, if any, paid to such foreign person generally will be subject to withholding of United States federal income tax at a 30% rate. Such foreign person may, however, be able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty. The required information for claiming treaty benefits is generally submitted, under current Treasury Regulations, on Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (2) in the case of an individual foreign person, the individual is not present in the United States for 183 days or more in the taxable year in which the sale, redemption, retirement or other taxable disposition occurs.

If the interest or gain on the note is effectively connected with the conduct of a trade or business within the United States, then although the foreign person will be exempt from the withholding of tax previously discussed if an appropriate statement is provided, such foreign person generally will be subject to United States federal income tax on the interest, including original issue discount, if any, or gain at applicable graduated United States federal income tax rates. In addition, if a foreign person is a foreign corporation, such foreign corporation may be subject to a branch profits tax equal to 30% of your “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless such foreign corporation qualifies for a lower rate under an applicable tax treaty.

FATCA. Sections 1471 through 1474 of the Code, the Foreign Account Tax Compliance Tax (“FATCA”), generally impose a withholding tax of 30% on payments of interest or gross proceeds from the disposition of a debt instrument to certain foreign persons, whether as the beneficial owner or as an intermediary for the ultimate beneficial owner, including both (i) a “foreign financial institution” (as defined in the Code), unless such institution is “deemed compliant,” complies with the rules implementing an applicable intergovernmental agreement and/or enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) and (ii) a foreign entity that is not a financial institution in certain cases, unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity.

If applicable, FATCA withholding applies to payments of United States source dividends, interests, and other fixed payments and, beginning January 1, 2017, to payments from the disposition of property producing such payments (e.g. notes). Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that payments to foreign financial institutions or non-financial foreign entities in those countries will be subject to FATCA withholding, these agreements are expected to reduce the risk of the withholding for investors in those countries. Moreover, on May 2, 2014, the IRS issued Notice 2014-33 providing additional guidance on the implementation of FATCA. Generally, the Notice provides that the IRS will consider calendar years 2014 and 2015 as a transition period for enforcement and administration of FATCA and that it intends to issue additional FATCA regulations to make other changes. We urge prospective purchasers to consult their own tax advisors with respect to the implications of FATCA on their investment in the notes.

Backup Withholding

Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to “backup withholding” tax under Section 3406 of the Code if a noteholder fails to furnish its taxpayer identification number, fails to report interest, dividends or other “reportable payments” (as defined in the Code) properly, or under certain circumstances fails to provide a certified statement, under penalty of perjury, that it is not subject to backup withholding. The backup withholding tax rate is currently 28%. Any amounts deducted and withheld would be allowed as a credit against the recipient’s United States federal income tax if appropriate proof is provided under rules established by the Internal Revenue Service. Furthermore, penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information but does not do so in the proper manner. Backup withholding will not apply with respect to payments made to exempt recipients, such as corporations and financial institutions. Holders of the notes are urged to consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption. Information returns will be sent annually to the Internal Revenue Service and to each noteholder setting forth the amount of interest paid (and original issue discount accrued, if any) on the notes and the amount of tax withheld thereon.

The United States federal income tax discussion set forth above may not be applicable depending upon a holder’s particular tax situation, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer’s own tax advisor. We suggest that prospective purchasers consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes and the possible effects of changes in United States federal tax laws.

State and Local Tax Consequences

The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. We suggest that each investor consult its own tax advisor regarding state and local tax consequences.

ERISA Considerations

The prospectus supplement for each series of notes will specify whether the notes offered by that prospectus supplement are eligible for purchase by employee benefit plans.

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain fiduciary obligations and prohibited transaction restrictions on employee pension and welfare benefit plans subject to Part 4, Subtitle B, Title I of ERISA (“ERISA Plans”). Section 4975 of the Internal Revenue Code (the “Code”) imposes substantially similar prohibited transaction restrictions on certain employee benefit plans that are subject to Section 4975 of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code (“Qualified Retirement Plans”) and individual retirement accounts and annuities described in Sections 408 and 408A of the Code (“IRAs”), (collectively, “Tax-Favored Plans”). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) (“Non-ERISA Plans”), are not subject to the requirements set forth in ERISA or the prohibited transaction restrictions under Section 4975 of the Code. Accordingly, the assets of such Non-ERISA Plans may be invested in the notes without regard to the ERISA or Code considerations described below, provided that such investment would not otherwise violate provisions of other applicable federal or state law that is substantially similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”). Any governmental plan or church plan that is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, nevertheless, subject to the prohibited transaction rules set forth in Section 503 of the Code.

In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that an ERISA Plan’s investment of its assets be made in accordance with the documents governing such ERISA Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans (“Plan” or collectively “Plans”) and entities whose underlying assets include “plan assets” by reason of Plans investing in such entities with persons (“Parties in Interest” or “Disqualified Persons” as such terms are defined in ERISA and the Code, respectively) who have certain specified relationships to the Plans, unless a statutory, class or administrative exemption is available. Parties in Interest or Disqualified Persons that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code unless a statutory, class or administrative exemption is available. Section 502(l) of ERISA requires the Secretary of the U.S. Department of Labor (the “DOL”) to assess a civil penalty against a fiduciary who violates any fiduciary responsibility under ERISA or commits any other violation of Part 4, Subtitle B of Title I of ERISA or any other person who knowingly participates in such breach or violation. If the investment constitutes a prohibited transaction under Section 408(e) of the Code, an IRA may lose its tax-exempt status.

The investment in a security by a Plan may, in certain circumstances, be deemed to include an investment in the assets of the entity issuing such security, such as the issuing entity of the offered notes. Certain transactions involving the purchase, holding or transfer of notes may be deemed to constitute prohibited transactions if assets of the issuing entity are deemed to be assets of a Plan. These concepts are discussed in greater detail below.

Plan Assets Regulation

The DOL has promulgated a regulation set forth at 29 C.F.R. § 2510.3-101, which has been modified by Section 3(42) of ERISA (collectively, the “Plan Assets Regulation”) concerning whether or not the assets of an ERISA Plan would be deemed to include an interest in the underlying assets of an entity (such as the issuing entity) for purposes of the general fiduciary responsibility provisions of ERISA and for the prohibited transaction provisions of ERISA and Section 4975 of the Code, when a Plan acquires an “equity interest” in such entity. The Plan Assets Regulation defines the term “plan assets.” Depending upon a number of factors set forth in the Plan Assets Regulation, “plan assets” may be deemed to include either a Plan’s interest in the underlying assets of an entity (such as the issuing entity) in which it holds an equity interest or merely to include its interest in the instrument evidencing such equity interest. For purposes of this section, the terms “plan assets” (“Plan Assets”) and the “assets of a Plan” have the meaning specified in the Plan Assets Regulation and include an undivided interest in the underlying assets of an entity which holds Plan Assets by reason of a Plan’s investment therein (a “Plan Asset Entity”).

Under the Plan Assets Regulation, the assets of the issuing entity would be treated as Plan Assets if a Plan acquires an equity interest in the issuing entity and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

If the offered notes are treated as having substantial equity features, a Plan or a Plan Asset Entity that purchases the offered notes could be treated as having acquired an interest in the underlying assets of the issuing entity. In that event, transactions involving those underlying assets, as well as the purchase, holding, transfer or resale of the offered notes, could result in a transaction that is prohibited under ERISA or the Code as described below.

The Plan Assets Regulation provides an exemption from “plan asset” treatment for securities issued by an entity if such securities are debt securities under applicable state law with no “substantial equity features.” While not free from doubt, assuming the offered notes are debt securities under applicable state law and have no substantial equity features, the offered notes should be treated as debt without substantial equity features for purposes of the Plan Assets Regulation.

In the event that the offered notes cannot be treated as indebtedness for purposes of the Plan Assets Regulation, under an exception to the Plan Assets Regulation, the assets of a Plan will not include an interest in the assets of an entity, the equity interests of which are acquired by the Plan, if at no time do Plans in the aggregate own 25% or more of the value of any class of equity interests in such entity, as calculated under the Plan Assets Regulation. Because the availability of this exception depends upon the identity of the noteholders at any time, there can be no assurance that the offered notes will qualify for this exception and that the issuing entity’s assets will not constitute a Plan Asset subject to ERISA’s fiduciary obligations and responsibilities. Therefore, neither a Plan nor a Plan Asset Entity should acquire or hold offered notes in reliance upon the availability of this exception under the Plan Assets Regulation. Plans and Plan Asset Entities will be subject to limitations or prohibitions on their ability to acquire or hold notes that cannot be treated as indebtedness for purposes of ERISA.

Prohibited Transactions

The acquisition or holding of offered notes by or on behalf of a Plan, whether or not the underlying assets are treated as Plan Assets, could give rise to a prohibited transaction if the issuing entity or any of its respective affiliates is or becomes a Party in Interest or Disqualified Person with respect to such Plan, or in the event that an offered note is purchased in the secondary market by a Plan from a Party in Interest or Disqualified Person with respect to such Plan. There can be no assurance that the issuing entity or any of its respective affiliates will not be or become a Party in Interest or a Disqualified Person with respect to a Plan that acquires the offered notes. Any such prohibited transaction could be treated as exempt under ERISA and the Code if the offered notes were acquired pursuant to and in accordance with one or more statutory exemptions, individual exemptions or “class exemptions” issued by the DOL. Such class exemptions include, for example, Prohibited Transaction Class Exemption (“PTCE”) 75-1 (an exemption for certain transactions involving employee benefit plans and broker dealers, reporting dealers and banks), PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 95-60 (an exemption for certain transactions involving an insurance company’s general account) and PTCE 96-23 (an exemption for certain transactions determined by a qualifying in-house asset manager).

The underwriters, the indenture trustee, the owner trustee, the servicer, the administrator or their affiliates may be the sponsor of, or investment manager or advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale or holding of offered notes, the purchase of offered notes using Plan Assets with respect to which any of these parties or their affiliates has investment authority or renders investment advice might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, offered notes may not be purchased using the assets of any Plan if any of the underwriters, the indenture trustee, the owner trustee, the servicer the administrator or their affiliates has investment authority for, or renders investment advice with respect to, those assets, or is an employer maintaining or contributing to the Plan, unless an applicable prohibited transaction exemption is available and such prohibited transaction exemption covers such purchase.

Purchaser’s/Transferee’s Representations and Warranties

Each purchaser and each transferee of an offered note (including a Plan’s fiduciary, as applicable) shall be deemed to represent and warrant that (1)(a) it is not a Plan and is not acquiring the offered notes directly or indirectly for, or on behalf of, a Plan, a Plan Asset Entity or a Non-ERISA Plan or (b) the acquisition, holding and disposition of the offered notes by or on behalf of, or with Plan Assets of, a Plan, Plan Asset Entity or Non-ERISA Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a non-exempt violation of Similar Law, and will not subject the issuing entity or underwriters to any obligation not affirmatively undertaken in writing.

Consultation with Counsel

Any Plan fiduciary or other investor of Plan Assets considering whether to acquire or hold offered notes on behalf of or with Plan Assets of any Plan or Plan Asset Entity, and any insurance company that proposes to acquire or hold offered notes, should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Section 406 of ERISA and

Section 4975 of the Code with respect to the proposed investment and the availability of any prohibited transaction exemption. A fiduciary with respect to a Non-ERISA Plan that proposes to acquire or hold offered notes should consult with counsel with respect to the applicable federal, state and local laws.

Plan of Distribution

Subject to the terms and conditions set forth in an underwriting agreement to be entered into with respect to each series of notes, we will cause the notes to be sold by the issuing entity to each of the underwriters named in that underwriting agreement and in the accompanying prospectus supplement, and each of those underwriters will severally agree to purchase from the issuing entity, the principal amount of notes set forth in that underwriting agreement and in the accompanying prospectus supplement.

In the event of a default by any underwriter, the relevant underwriting agreement may provide that, in specified circumstances, nondefaulting underwriters may be permitted to increase the amount of notes purchased by them or the underwriting agreement may be terminated.

Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those notes. After the initial public offering, the public offering price and those concessions may be changed.

Each underwriting agreement will provide that we and the bank will indemnify the related underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended.

The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

Reports to Noteholders

The servicer will prepare monthly and annual reports that will contain information about the issuing entity. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the notes. No financial reports will be sent to you. See “Description of the Notes—Book-Entry Registration,” “—Reports to Noteholders” and “—Evidence as to Servicer’s Compliance” in this prospectus.

Where You Can Find More Information

We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

We will file with the SEC all required annual reports on Form 10-K, monthly distribution reports on Form 10-D and current reports on Form 8-K and other information about the issuing entity under the Central Index Key (CIK) number 0001592145. The reports described under “Description of the Notes—Evidence as to Servicer’s Compliance” will be filed as exhibits to our annual report on Form 10-K.

You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00p.m. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will be filed under the name of WFB Funding, LLC. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future current reports on Form 8-K filed by or on behalf of us until we terminate our offering of the notes.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents—unless the exhibits are specifically incorporated by reference—at no cost, by writing or calling us in care of: World’s Foremost Bank, 4800 NW 1st Street, Suite 300, Lincoln, Nebraska 68521, Kevin Werts, Telephone: (402) 323-4300.

The trust’s annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, and amendments to those reports filed with, or otherwise furnished to, the SEC will not be made available on the sponsor’s website because those reports are made available to the public on the SEC Internet site as described above and as available, at no cost, by writing or calling us as described in the immediately preceding paragraph.

Glossary of Terms for Prospectus

“Aggregate Principal Receivables” means, on any date the total amount of principal receivables, other than discount option receivables and receivables in defaulted accounts.

“Average Principal Receivable” means, for any period, an amount equal to (a) the sum of the aggregate amount of principal receivables at the end of each day during such period, divided by (b) the number of days in such period.

“Eligible Account” means a credit card account that as of the cut-off date for each initial account, or as of the addition cut-off date for an additional account:

(a)	is in existence and maintained by the bank;

(b)	is payable in United States dollars;

(c)	the obligor on which has provided, as its most recent billing address, an address which is located in the United States or its territories or possessions;

(d)	the bank has not classified on its electronic records as counterfeit, cancelled, bankrupt, fraudulent, stolen or lost;

(e)	the bank has not charged off in its customary and usual manner for charging off such accounts;

(f)	the obligor on which has not been identified by the bank as being deceased;

(g)	the obligor on which is not a federal, state or local government agency or instrumentality thereof;

(h)	has not been sold or pledged to any other party; and

(i)	does not contain a receivable that has been sold or pledged to any other party.

“Eligible Receivable” means a receivable:

(a)	which has arisen in an Eligible Account;

(b)	which was created in compliance, in all material respects, with all requirements of law applicable to the bank and pursuant to a credit card agreement which complies, in all material respects, with all requirements of law applicable to the bank;

(c)	with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the bank in connection with the creation of such receivable or the execution, delivery and performance by the bank of the credit card agreement pursuant to which such receivable was created, have been duly obtained, effected or given;

(d)	as to which, at the time of and all times after the creation of such receivable, the bank, us or the trust had good and marketable title thereto, free and clear of all liens other than liens for taxes not yet payable or if we are currently contesting the validity thereof in good faith by appropriate proceedings and have set aside on our books adequate reserves with respect thereto;

(e)	which at all times will be the legal, valid and binding payment obligation of the obligor thereof, enforceable against such obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy and similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(f)	which constitutes an “account” under and as defined in Article 9 of the Uniform Commercial Code as then in effect in the applicable jurisdiction;

(g)	which is not more than 90 days past due as of the cut-off date or the addition date, as applicable;

(h)	which does not have an account holder known by the bank to be deceased;

(i)	that has been the subject of either a valid transfer and assignment from us to the master trust of all of our right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the master trust;

(j)	that, as of the time of its transfer to the master trust, has not been waived or modified except as permitted in the pooling and servicing agreement;

(k)	as to which, at the time of its transfer to the master trust, we and the bank have satisfied all obligations to be fulfilled at the time that it is transferred to the master trust;

(l)	that at the time of its transfer to the master trust, is not subject to any setoff, right of rescission, counterclaim, or other defense of the obligor (including the defense of usury), other than defenses arising out of applicable bankruptcy and similar laws affecting the enforcement of creditors’ rights in general; and

(m)	as to which, at the time of its transfer to the master trust, neither we nor the bank has taken any action that would, or failed to take any action the omission of which would, at the time of its transfer to the master trust, impair the rights of the master trust or the certificateholders.

“Hired Agency” means, as to each series of notes and as of any date of determination, the rating agency or agencies, if any, selected by the depositor to rate such series of notes as of such date of determination.

“Minimum Aggregate Principal Receivables” means, as of any date of determination, the sum of the numerators used at such date to calculate the investor percentages with respect to principal receivables for all series of investor certificates outstanding on such date, less the amount on deposit in the excess funding account as of the date of determination.

“Minimum Transferor’s Interest” will be

(a)	Average Principal Receivables

times

(b)	5%.

“Qualified Institution” means:

(a)	any depository institution or trust company, which may include the owner trustee or indenture trustee:

(1)	that is organized under the laws of the United States or any state or the District of Columbia;

(2)	that has either:

(A)	a short-term rating of at least P-1 by Moody’s or

(B)	a short-term rating of at least A-l by Standard & Poor’s; and

(3)	that has deposit insurance provided by the Federal Deposit Insurance Corporation administered Bank Insurance Fund or Savings Association Insurance Fund, or

(b)	any other depository institution that is acceptable to each Hired Agency.

“Rating Agency Condition” means obtaining such approvals or confirmations, or providing such notices, as may be required by the indenture and any indenture supplement for any related series, and such term will be more specifically defined with respect to each series in the prospectus supplement for such series.

“Series 2004-1 Finance Charge Collections” means, with respect to any monthly period, an amount equal to the sum of (a) the collections of finance charge receivables allocated to Series 2004-1 and deposited in the finance charge account pursuant to the Series 2004-1 certificate supplement, plus (b) shared excess finance charge collections with respect to all excess allocation series allocated to the Series 2004-1 certificate and deposited in the finance charge account, plus (c) principal account investment proceeds to be treated as Series 2004-1 finance charge collections pursuant to the Series 2004-1 certificate supplement, plus (d) finance charge account investment proceeds to be treated as Series 2004-1 finance charge collections pursuant to the Series 2004-1 certificate supplement, plus (e) pre-funding account investment proceeds to be treated as Series 2004-1 finance charge collections, plus (f) funding reserve account investment proceeds to be treated as Series 2004-1 finance charge collections, plus (g) amounts withdrawn from the funding reserve account to be applied as Series 2001-1 finance charge collections pursuant to the Series 2004-1 certificate supplement.

“Series 2004-1 Principal Collections” means, with respect to any monthly period, an amount equal to the sum of (a) an amount equal to the investor percentage on each business day during such period of all principal collections received during such period, plus (b) the aggregate shared principal collections allocated to the Series 2004-1 certificate pursuant to Series 2004-1 certificate supplement, plus (c) on and after the payout commencement date, any amount on deposit in the pre-funding account, in accordance with the Series 2004-1 certificate supplement.

“Series Termination Date” means, with respect to each series of notes and unless otherwise provided in the accompanying prospectus supplement, the earliest to occur of (a) the date upon which the note principal balance of such series of notes is paid in full; (b) the date upon which the allocation amount of such series is reduced to zero; and (c) the final maturity date for such series of notes.

“Transferor’s Percentage” means, on any date of determination, a percentage equal to 100% minus the sum of the investor percentages for each outstanding series of investor certificates.

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

This Annex is an integral part of the prospectus and is incorporated in the prospectus.

Except in certain limited circumstances, the globally offered Cabela’s Credit Card Master Note Trust Asset-Backed Notes (the “global securities”) to be issued in series from time to time will be available only in book-entry form. Investors in the global securities may hold those global securities through any of The Depository Trust Company, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice—i.e., seven calendar day settlement.

Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

Investors electing to hold their global securities through DTC (other than through accounts at Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and transferor’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants, other than the depositaries for Clearstream and Euroclear, will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream customer or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant—other than the depositaries for Clearstream and Euroclear—to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream prior to 12:30 p.m. on the settlement date. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the global securities for payment. Payment will then be made by the respective depositary, as the case may be, to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer’s or Euroclear participant’s account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective European depositary, to another DTC participant. The seller will send instructions to Clearstream before 12:30 p.m. on the settlement date. In these cases, Clearstream or Euroclear will instruct the respective European depositary, as appropriate, to credit the global securities to the DTC participant’s account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of global securities holding securities through Clearstream, Euroclear or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner provides the appropriate certification for obtaining an exemption or reduced tax rate. See “United States Federal Income Tax Consequences” in this prospectus.

Cabela’s Credit Card Master Note Trust

Issuing Entity

WFB Funding, LLC

Depositor

World’s Foremost Bank

Originator, Sponsor, Bank and Servicer

$375,000,000 Series 2015-I Asset-Backed Notes

Class A-1 Notes	Class A-2 Notes

$318,750,000

Prospectus Supplement

Underwriters of the Class A-1 and Class A-2 notes

RBC Capital Markets		BofA Merrill Lynch

Wells Fargo Securities

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.